                                                                Exhibit 10(qq)

                                 LEASE AGREEMENT

                          Dated as of February 14, 2002

                                     between

    State Street Bank and Trust Company of Connecticut, National Association,
                               as owner trustee of
                             ZSF/Dallas Tower Trust,
                            a Delaware grantor trust,
                                    as Lessor

                                       and

                             TXU Properties Company,
                              a Texas corporation,
                                    as Lessee




                             -----------------------

                                    Property:

                           Energy Plaza, Dallas, Texas

                              And Associated Garage

                            -----------------------

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
ARTICLE 1 DEFINITIONS.............................................................................................1
Section 1.1. Definitions..........................................................................................1
ARTICLE 2 LEASE OF PROPERTY.......................................................................................1
Section 2.1. Demise and Lease.....................................................................................1
ARTICLE 3 RENT....................................................................................................2
Section 3.1. Base Rent............................................................................................2
Section 3.2. Supplemental Rent....................................................................................3
Section 3.3. Method of Payment....................................................................................3
Section 3.4. Late Payment.........................................................................................3
Section 3.5. Net Lease, No Setoff, Etc............................................................................3
Section 3.6. Federal Income Tax Allocation of Base Rent and Interest..............................................5
Section 3.7. True Lease...........................................................................................6
ARTICLE 4 RIGHT OF OFFER..........................................................................................6
Section 4.1. Right of Offer.......................................................................................6
Section 4.2. Non-Applicability of Section 4.1.....................................................................8
Section 4.3. Miscellaneous........................................................................................9
ARTICLE 5 RENEWAL OPTIONS.........................................................................................9
Section 5.1. Renewal Options......................................................................................9
Section 5.2. Lease Provisions Applicable During Renewal..........................................................10
ARTICLE 6 LESSEE'S ACCEPTANCE OF PROPERTY, ENFORCEMENT OF WARRANTIES.............................................10
Section 6.1. Waivers.............................................................................................10
Section 6.2. Lessee's Right to Enforce Warranties................................................................11
ARTICLE 7 LIENS..................................................................................................12
Section 7.1. Liens...............................................................................................12
ARTICLE 8 USE AND REPAIR.........................................................................................13
Section 8.1. Use.................................................................................................13
Section 8.2. Maintenance.........................................................................................13
Section 8.3. Alterations.........................................................................................14
Section 8.4. Title to Alterations................................................................................16
Section 8.5. Compliance with Law; Environmental Compliance.......................................................17
Section 8.6. Payment of Impositions..............................................................................18
Section 8.7. Adjustment of Impositions...........................................................................19
Section 8.8. Utility Charges.....................................................................................20
Section 8.9. Engineering Reports.................................................................................20
Section 8.10. Litigation; Zoning; Joint Assessment...............................................................20
Section 8.11. Fees...............................................................................................20
ARTICLE 9 INSURANCE..............................................................................................21
Section 9.1. Coverage............................................................................................21
ARTICLE 10 RETURN OF PROPERTY TO LESSOR..........................................................................22
Section 10.1. Return of Property to Lessor.......................................................................22
ARTICLE 11 ASSIGNMENT BY LESSEE..................................................................................23

Section 11.1. Assignment by Lessee...............................................................................23
ARTICLE 12 LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE.............................................................24
Section 12.1. Event of Loss......................................................................................24
Section 12.2. Application of Payments Upon an Event of Loss When Lease Continues.................................29
Section 12.3. Application of Payments Not Relating to an Event of Loss...........................................29
Section 12.4. Other Dispositions.................................................................................30
Section 12.5. Negotiations.......................................................................................32
ARTICLE 13 INTENTIONALLY OMITTED.................................................................................32
ARTICLE 14 SUBLEASE..............................................................................................32
Section 14.1. Subleasing Permitted; Lessee Remains Obligated.....................................................32
Section 14.2. Provisions of Subleases............................................................................33
Section 14.3. Assignment of Sublease Rents.......................................................................33
ARTICLE 15 INSPECTION............................................................................................34
Section 15.1. Inspection.........................................................................................34
ARTICLE 16 LEASE EVENTS OF DEFAULT...............................................................................35
Section 16.1. Lease Events of Default............................................................................35
ARTICLE 17 ENFORCEMENT...........................................................................................36
Section 17.1. Remedies...........................................................................................36
Section 17.2. Survival of Lessee's Obligations...................................................................38
Section 17.3. Remedies Cumulative; No Waiver; Consents; Mitigation of Damages....................................39
ARTICLE 18 RIGHT TO PERFORM FOR LESSEE...........................................................................39
Section 18.1. Right to Perform for Lessee........................................................................39
ARTICLE 19 NDEMNITIES............................................................................................40
Section 19.1. General Indemnification............................................................................40
Section 19.2. General Tax Indemnification........................................................................42
Section 19.3. Withholdings of Rent...............................................................................52
ARTICLE 20 LESSEE REPRESENTATIONS AND COVENANTS..................................................................53
Section 20.1. Representations and Warranties.....................................................................53
ARTICLE 21 EARLY TERMINATION.....................................................................................55
Section 21.1. Early Termination..................................................................................55
ARTICLE 22 PURCHASE PROCEDURE....................................................................................57
Section 22.1. Purchase Procedure.................................................................................57
ARTICLE 23 TRANSFER OF LESSOR'S INTEREST.........................................................................58
Section 23.1. Permitted Transfer.................................................................................58
Section 23.2. Effects of Transfer................................................................................58
ARTICLE 24 PERMITTED FINANCING...................................................................................59
Section 24.1. Financing During Term..............................................................................59
Section 24.2. Lessee's Consent to Assignment for Indebtedness....................................................59
ARTICLE 25 MISCELLANEOUS.........................................................................................61
Section 25.1. Memorandum.........................................................................................61
Section 25.2. Binding Effect; Successors and Assigns; Survival...................................................61
Section 25.3. Quiet Enjoyment....................................................................................62
Section 25.4. Notices............................................................................................62
Section 25.5. Severability.......................................................................................62
Section 25.6. Amendments, Complete Agreements....................................................................62
Section 25.7. Headings...........................................................................................63

Section 25.8. Counterparts.......................................................................................63
Section 25.9. Governing Law......................................................................................63
Section 25.10. Surety Privity Agreement..........................................................................63
Section 25.11. Estoppel Certificates.............................................................................64
Section 25.12. Easements.........................................................................................64
Section 25.13. No Joint Venture..................................................................................65
Section 25.14. No Accord and Satisfaction........................................................................65
Section 25.15. No Merger.........................................................................................65
Section 25.16. Lessor Bankruptcy.................................................................................65
Section 25.17. Naming and Signage of the Property................................................................65
Section 25.18. Expenses..........................................................................................65
Section 25.19. Investments.......................................................................................66
Section 25.20. Further Assurances................................................................................66
Section 25.21. Conveyance Expenses...............................................................................66
Section 25.22. Independent Covenants.............................................................................66
Section 25.23. Lessor Exculpation................................................................................66
Section 25.24. Remedies Cumulative...............................................................................67
Section 25.25. Holding Over......................................................................................67
Section 25.26. Survival..........................................................................................67
Section 25.27. State Specific Provisions.........................................................................67
Section 25.28. Lease Subordinate.................................................................................68
Section 25.29. Lessor Representations............................................................................68
Section 25.30. Servicer Acting on Behalf of Indenture Trustee....................................................68




Appendix A          --     Definitions
Schedule 3.1        --     Rental Payments
Schedule 9.1        --     Insurance Requirements
Schedule 12.1       --     Stipulated Loss Values
Schedule 14.1       --     Existing Subleases
Schedule 20.1(m)           Local Law Compliance
Schedule 21.1       --     Termination Values
Schedule 25.26      --     State Specific Provisions
Exhibit A           --     Description of Land
Exhibit B           --     Form of Estoppel Agreement

         THIS LEASE AGREEMENT (this "Agreement") is made and entered into as of February 14, 2002, by and between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as Lessor ("Lessor"), having its principal place of business at c/o State Street Bank and Trust Company, 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02112, and TXU Properties Company, a Texas corporation ("Lessee"), having a place of business at 1601 Bryan Street, Dallas, Texas 75201.

                                    RECITALS

         A. Lessor is the current owner of the Property, having acquired the Property from Lessee;

         B. Lessor desires to let and lease to Lessee, and Lessee desires to hire and take from Lessor, the Property;

         C. Lessor desires to grant and delegate to Lessee, and Lessee desires to accept and assume from Lessor, certain rights and duties as described in this Agreement;

                                      TERMS

         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof.

                                     ARTICLE 2
                                LEASE OF PROPERTY

         Section 2.1. Demise and Lease. (a) Lessor hereby demises and leases the Property to Lessee, and Lessee does hereby rent and lease the Property from Lessor, for the Base Term and, subject to the exercise by Lessee of its renewal options as provided in Article 5 hereof, for the Renewal Terms.

         (b) Lessee may from time to time own or hold under lease or license, from Persons other than Lessor, Lessee's Equipment and Personalty, located on or about the Property, which shall not be subject to this Lease. Lessor shall from time to time, upon the reasonable request of Lessee, and at Lessee's cost, promptly acknowledge in writing to Lessee or other Persons that Lessor does not own or, except as provided in Article 10, have any other right or interest in or to such furniture, equipment and personal property, including Lessee's Equipment and Personalty, and Lessor hereby waives any such right, title or interest.

                                    ARTICLE 3
                                      RENT

       Section 3.1. Base Rent. Lessee shall pay to Lessor Base Rent on each Rent Payment Date during the Base Term in the amount set forth in the "Base Rent" column on Schedule 3.1 attached hereto and incorporated herein, and shall pay to Lessor Base Rent on each Rent Payment Date during any Renewal Term as prescribed by Article 5. Notwithstanding the payment schedule for Base Rent for the Base Term as set forth on Schedule 3.1, the amounts of rent (other than Supplemental
Rent) on account of the use of the Property which are allocated to each semi-annual period ending on August 14 or February 14 (for purposes of this Section 3.1 and Section 3.6, a "semi annual period") during the Base Term shall equal the amounts set forth in the column of Schedule 3.1 titled "Allocated Rent" for such period. To the extent the Base Rent payable in any semi-annual period exceeds the Allocated Rent for such period, the amount of such excess shall be treated as a reduction in the cumulative Deferred Rent ( as defined below) for all prior semi-annual periods, and to the extent such excess exceeds the cumulative Deferred Rent for all prior semi-annual periods (the "Prepaid Rent"), the amount of such Prepaid Rent shall thereafter be treated as a reduction in the amount by which the Allocated Rent for future semi-annual periods exceeds the Base Rent payable in such semi-annual periods. To the extent that the Allocated Rent for any semi-annual period exceeds the Base Rent payable in such semi-annual period, the amount of such excess shall be treated as a reduction in cumulative Prepaid Rent (as defined above) for all prior semi-annual periods, and to the extent such excess exceeds the cumulative Prepaid Rent for all prior semi-annual periods (the "Deferred Rent"), the amount of such Deferred Rent shall thereafter be treated as a reduction in the amount by which the Base Rent payable in future semi-annual periods exceeds the Allocated Rent for such semi-annul periods. Neither the Prepaid Rent nor the Deferred Rent will bear interest. Lessor shall have no obligation to apply the Prepaid Rent to offset any obligation of Lessee other than Lessee's liability for Allocated Rent. Lessee shall have no obligation to make any payment to Lessor on account of Allocated Rent other than the scheduled payments of Base Rent. The allocation of Allocated Rent is intended to constitute a specific allocation of rent under Treasury Regulation Section 1.467-1(c)(2)(ii)(A), and the existence, timing, and amount of, and any adjustments to, Allocated Rent, Prepaid Rent and Deferred Rent are intended to be utilized solely for such purpose. Notwithstanding anything herein to the contrary, neither the existence or amount of, or timing of adjustments to, Allocated Rent, Prepaid Rent or Deferred Rent shall in any way affect the timing, amount or unconditional nature of Lessee's obligations to pay Base Rent or any other amounts payable under this Lease Agreement.

         In the event of any other termination of the Lease prior to the scheduled expiration of the Base Term, regardless of whether caused by the acts or omissions of Lessee or otherwise, then in addition to (and not in substitution for) any other rights and remedies to which Lessor may be entitled under this Agreement or otherwise, Lessor shall be entitled to retain the then unapplied portion of the Prepaid Rent in consideration for the loss incurred by Lessor as a result of such early termination of the Lease, it being agreed by the parties hereto that such portion of the Prepaid Rent and such other rights and remedies to which Lessor is then entitled reflect the loss incurred by Lessor as a result of such early termination.

    Section 3.2. Supplemental Rent. Lessee shall pay to Lessor, or to such other Person as shall be entitled thereto in the manner contemplated herein or as otherwise required by Lessor after written notice from Lessor, any and all Supplemental Rent as the same shall become due and payable. In the event of Lessee's failure to pay when due and payable any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Rent. Lessee shall pay as Supplemental Rent in the manner contemplated in Section 3.3 hereof amounts equal to the Additional Interest, if any, payable by Lessor, as Issuer, under the Secured Notes.

   Section 3.3. Method of Payment. All Base Rent and Supplemental Rent (other than Excepted Payments which are not Base Rent) payable to Lessor shall, until such time as the Indenture Trustee shall otherwise instruct Lessee (on at least ten (10) Business Days' prior written notice), be paid in immediately available funds as of the relevant payment date to the Indenture Trustee to the Rent Collection Account as defined in the Indenture, or such other account or accounts in the continental United States as the Indenture Trustee may from time to time designate (on at least ten (10) Business Days' prior written notice) to Lessee. Upon payment in full of all amounts due to the Indenture Trustee, as reasonably evidenced to Lessee, Lessee shall accept instructions from Lessor (or its new lender, if so instructed by Lessor) as to the payment of Base Rent and Supplemental Rent otherwise payable to Lessor. Additional Interest to the extent payable, shall be paid as and when Base Rent is due and payable. Each such payment of Rent shall be made by Lessee by wire or other transfer of funds consisting of lawful currency of the United States of America which shall be immediately available no later than 3:00 PM at the place of receipt on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made at such time on the next succeeding Business Day, with the same force and effect as though made on such scheduled dates. If any payment of Base Rent or Supplemental Rent is received after 3:00 PM (at the place of receipt) on the dates when such rent is due, such rent shall be deemed received on the next succeeding Business Day.

   Section 3.4. Late Payment. If any payment of any Supplemental Rent payable to Lessor shall be delinquent, Lessee shall pay interest thereon from the date such payment became due and payable to the date of receipt thereof by Lessor at a rate per annum equal to the Default Rate. If any payment of Base Rent or Supplemental Rent (payable to anyone other than Lessor) shall be delinquent, Lessee shall pay to the Indenture Trustee, or in the case of Supplemental Rent, to the Person entitled thereto, as Supplemental Rent, an amount equal to the late charges (if any) and delinquent interest actually due and payable thereon, including any amounts due as late charges under any of the Debt Documents. Lessee acknowledges its responsibility to pay late charges, delinquent interest and other amounts owed to any third party by reason of Lessee's failure to pay when due Base Rent, or Supplemental Rent owed to such party.

   Section 3.5. Net Lease, No Setoff, Etc. It is the intention of the parties hereto that the obligations of Lessee hereunder shall be separate and independent covenants and agreements, and that Base Rent, Supplemental Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events, and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This Lease is a net lease and it is agreed and intended that Base Rent, Supplemental Rent and any other amounts payable hereunder by Lessee shall be paid without notice, demand, counterclaim, setoff, deduction, defense, abatement, diminution or reduction, except in the case of notices and demands as expressly provided herein to the contrary, and that Lessee's obligation to pay all such amounts, throughout the Base Term and all applicable Renewal Terms, is absolute and unconditional. Under no circumstances shall Lessor be obligated to repay Lessee, refund to Lessee, or return to Lessee, any Base Rent, except for manifest error.

Lessee acknowledges that it accepts full risk of its being unable to occupy the Property, by virtue of an Event of Loss, early termination or a Lease Event of Default, or, except as set forth below in this Section 3.5, by any other reason, despite having paid Base Rent for such period. This Lease shall not terminate and Lessee shall not have any rights to terminate this Lease, during the Base Term and any Renewal Terms (except as otherwise expressly provided in Section
12.1 and Article 21). Except to the extent otherwise expressly specified in
Section 12.1 and Article 21, Lessee shall not take any action to terminate, rescind or void this Lease and the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Applicable Laws, including any inability to occupy or use the Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation (except as set forth in Section 12.2 and 12.3 below), theft, scrapping or destruction of or any requisition or taking of the Property or any part thereof, or any environmental conditions on the Property or any property in the vicinity of the Property; (c) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including lawful eviction; (d) any defect in title to or rights to the Property or any Lien on such title or rights to the Property other than Lessor Liens materially adversely affecting Lessee's right to quiet enjoyment, provided that in no event shall any such adverse effect in any way affect Lessee's obligation to pay Base Rent so long as the Secured Notes are outstanding or to pay Supplemental Rent to any Person other than Lessor; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee or any other Person, or by any court, in any such proceeding; (g) any right or claim that Lessee has or might have against any Person, including without limitation Lessor, the Indenture Trustee, any Holder, or any vendor, manufacturer, contractor of or for the Property; (h) any failure on the part of Lessor or any other Person to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Lease by operation of law or otherwise against or by Lessee or Lessor or any provision hereof or any of the other Operative Documents or any other agreement, or any provision of any thereof; (j) the impossibility of performance by Lessee or Lessor, or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Property; (m) the exercise of any remedy, including foreclosure, under the Mortgage; (n) any action with respect to this Lease (including the disaffirmance or rejection hereof) which may be taken by Lessor or Lessee under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Lessor or Lessee or by any court under the Federal Bankruptcy Code or otherwise; (o) the prohibition or restriction of Lessee's use of the Property under any Applicable Laws or otherwise; (p) the lawful eviction of Lessee from possession of the Property, by paramount title or otherwise; (q) any breach or default by Lessor hereunder or under any other agreement between Lessor and Lessee; or (r) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Articles 12 and 21 of this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever and, except as expressly provided in Article 12 of this Lease, Lessee, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or to any diminution, abatement or reduction of Rent payable hereunder. Under no circumstances or conditions shall Lessor be expected or required to make any payment of any kind hereunder (other than for any Lessor Liens) or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Property, so long as the Property or any part thereof is subject to this Lease, and Lessee expressly waives the right to perform any such action at the expense of Lessor whether hereunder or pursuant to any law. Lessee waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Property; (ii) to have any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent, Supplemental Rent, or any other sums payable under this Lease, except as otherwise expressly provided herein; and (iii) to have any statutory lien or offset right against Lessor or its property, provided, however, that nothing in the foregoing disclaimer shall interfere with any claims Lessee may now or hereafter have against Lessor in connection with a breach by Lessor of its covenant of quiet enjoyment set forth herein.

   Section 3.6. Federal Income Tax Allocation of Base Rent and Interest. Lessee and Lessor agree and acknowledge their belief and intention that (A) the Lease is and will be classified as a "true lease" for Federal income tax purposes, and
(B)(i) rent for the Base Term will be specifically allocated for Federal income tax purposes as "fixed rent" within the meaning of Treasury Regulation Section 1.467-1(h)(3) in the amounts and for the periods set forth in the column of
Schedule 3.6 titled "Allocated Rent", (ii) this Lease does not constitute a "disqualified leaseback or long-term agreement" within the meaning of Section 467(b)(4) of the Code and Treasury Regulation Section 1.467-3(b), (iii) this Lease does not provide "adequate interest on fixed rent" under Treasury Regulation Section 1.467-2(b), (iv) accordingly, rent for the Base Term will be deemed to accrue under Treasury Regulation 1.467-1(b)(1) and Treasury Regulation
Section 1.467-1(d) equal to the "proportional rental amount" within the meaning of Treasury Regulation Section 1.467-1(d)(2)(ii) and Treasury Regulation Section 1.467-2 in the amounts and for the periods set forth in the column of Schedule
3.6 titled "Proportional Rental Amount", (v) a "section 467 loan" will be deemed to exist for Federal income tax purposes under Treasury Regulation Section 1.467-4 in the amounts and for the periods set forth in the columns of Schedule
3.6 titled "467 Loan Balance Beginning of Period" and "467 Loan Balance End of Period", and interest will be deemed to accrue as income to the Lessee or the

Lessor as appropriate, on the section 467 loan under Treasury Regulation Section 1.467-4(c)(2) in the amounts and for the periods set forth in the column of
Schedule 3.6 titled "467 Interest", (vi) each of Lessee and Lessor shall make all Federal income tax filings (and to the extent appropriate, state and local income tax filings) on such basis, and shall diligently defend such positions in the event of challenge by any tax authority, and (vii) if either party (or its direct or indirect owners that are not pass through entities for Federal income tax purposes) actually and finally realizes a net income tax benefit as a result of any of the foregoing positions not being correct, such party shall pay to the other party the amount of the net reduction in income taxes to such party (or its direct or indirect owners as aforesaid) resulting from such net income tax benefit (and from any net income tax benefit resulting from making such payment). The party entitled to payment under the provisions of clause (B)(vii) of this Section 3.6 shall be entitled to request verification of the amount of the payment to which such party is entitled applying the principles of Section 19.2(g) as if the party entitled to such payment were the Lessee, and the party required to make such payment were the Tax Indemnitee. The parties acknowledge and agree that all obligations for Allocated Rent (and "fixed rent" in the amount of Allocated Rent) are governed exclusively by the provisions of Section
3.1. The parties furthermore acknowledge and agree that neither the Lessee nor the Lessor shall have any obligation to the other for the "proportional rental amount", the "section 467 loan" or "interest" on the "section 467 loan", which amounts shall exist only for purposes of calculating Lessor's and Lessee's obligations for U.S. Federal income tax (and state and local income tax to the extent such tax is calculated based upon U.S. Federal taxable income).

   Section 3.7. True Lease. It is the intent of Lessor and Lessee and the parties agree that the Lease is a true lease and that the Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

                                    ARTICLE 4
                                 RIGHT OF OFFER

   Section 4.1. Right of Offer. (a) Provided that no Lease Event of Default has occurred and is continuing, Lessee shall have a right of first offer as described in this Article 4 with respect to (i) any sale of the Property, or
(ii) any sale that would result in Zurich Structured Finance, Inc. or its Affiliates ceasing to own, directly or indirectly, at least a 50% interest in Lessor and in the profits and losses of Lessor. If Lessor or any party that owns an interest, directly or indirectly, in Lessor (the "Offeror"), intends to offer for sale the Property or any of the above described interests to any party (other than to an Affiliate of such Offeror, or in connection with a Portfolio
Sale) the Offeror shall deliver to Lessee a notice (constituting an offer) stating the sales price and all other material terms for the sale of the Property or interest that the Offeror would accept (the "First Offer"). Lessee shall have ninety (90) days from its receipt of the First Offer to accept the First Offer. For purposes hereof, the ninety day period, is referred to as the "Applicable Period". A First Offer may be accepted by Lessee or its designee. The Offeror shall not be permitted to revoke the First Offer during the Applicable Period, but the Applicable Period shall be deemed to be terminated during the Applicable Period if Offeror and Lessee or its designee enter into a purchase agreement on terms different than those contained in the First Offer. The First Offer may be rejected by Lessee or its designee at any time.

         If Lessee or its designee desires to accept the First Offer for the Property, Lessee or its designee must accept the First Offer within the Applicable Period and must enter into a purchase agreement with the Offeror for the purchase and sale of the Property by the date which is thirty (30) days after the earlier of (x) the expiration of the Applicable Period or (y) twenty
(20) days after Lessee has irrevocably accepted the First Offer. The purchase agreement for the sale of the Property shall provide for a closing on the terms set forth in the First Offer.

         If Lessee or its designee desires to accept the First Offer for any interest other than the sale of the Property, Lessee or its designee must accept the First Offer within the Applicable Period and must enter into a purchase agreement with the Offeror for the purchase and sale of the interest by the date which is thirty (30) days after the earlier of (1) the expiration of the Applicable Period or (2) twenty (20) days after Lessee has irrevocably accepted the First Offer for the sale of the interest. The purchase agreement shall provide for a closing on the terms set forth in the First Offer.

         In the event a Lease Event of Default occurs and is continuing, the Offeror shall have no obligation to provide a First Offer to Lessee, nor shall Lessee have any right to accept the First Offer, enter into a purchase agreement to purchase the offered interest (or Property) or to close on such offered interest (or Property), and any agreement executed shall so state. Lessee or its designee may reject or accept the First Offer in its sole discretion. If the Offeror and Lessee or its designee enter into a purchase agreement for the Property or the offered interest, Lessee or its designee shall be bound under this Lease to purchase from Offeror and the Offeror shall be bound under this Lease to sell the Property or interest in accordance with the terms of the purchase agreement. Lessor and Lessee agree to negotiate any purchase agreement in good faith, subject to Section 4.3, below. Lessee acknowledges that Lessor has no right to sell the Property free and clear of the Lien of the Mortgage unless Lessor repays all debt secured by such Mortgage, and all debt evidenced by the Debt Documents.

         (b) If Lessee (or its designee) rejects the First Offer, the Offeror may, subject to the terms hereof, offer the Property or interest for sale to third parties at a price and on terms materially no more beneficial to the third party than those contained in the First Offer, provided, however, that if the Offeror desires to accept an offer from a third party (the "Offeree") at a price that is less than ninety five percent (95%) of the price offered to Lessee (including in all cases considering debt to be assumed), or otherwise on terms materially more beneficial to the Offeree than those contained in the First Offer, then the offer of such Offeree shall be deemed to be materially more beneficial to such Offeree and the Offeror is required to re-offer the Property or interest to the Lessee on such more beneficial terms. The provisions of this
Section 4.1 shall govern said re-offer, except that the Applicable Period shall be deemed to be thirty (30) days, commencing on the date the re-offer is submitted to Lessee. If the Offeror desires to accept an offer from any Offeree for a price that is ninety five percent (95%) or more than the price offered to Lessee, and on such other terms materially no more beneficial to the third party than those contained in the First Offer, Offeror may enter into a bona fide agreement to sell or assign or otherwise transfer the Property or interest to the Offeree, provided that if the Offeror shall not have so sold, assigned or transferred the Property or the interest prior to the expiration of two hundred
(200) days after the expiration of the Applicable Period, the Offeror shall be required to repeat the procedure set forth in this Section 4.1 if it still wishes to sell the Property. If a Lease Event of Default is existing at the time the First Offer would otherwise be sent to Lessee, or at any time during the Applicable Period, Lessee shall have no right of first offer hereunder with respect to such First Offer, but if no sale, assignment or transfer shall have occurred within the time period set forth above, then Lessee's right of first offer shall (provided there is no uncured Lease Event of Default) be reinstated with respect to any subsequent intended sale, assignment or transfer.

         (c) Provided that no Lease Event of Default has occurred and is continuing, in the event the Offeror receives and wishes to accept an offer for the purchase of the Property or an interest described in 4.1(a), above, and it has not been actively marketing the Property, the Offeror must deliver to Lessee a notice (the "First Refusal Notice") setting forth each of the material terms of the proposed transaction, including, without limitation, the proposed purchaser, the sales price, the closing date and the down payment amount, if any, and the other terms for payment of the sales price. Lessee shall, for thirty (30) days commencing upon receipt of a First Refusal Notice (the "Right of First Refusal Period") have the exclusive right to purchase (or designate a purchaser of) the Property or interest on the terms set forth in such First Refusal Notice by so notifying the Offeror within the Right of First Refusal Period, whereupon Lessee shall be bound under this Lease to purchase (or to cause the designated purchaser to purchase) from the Offeror, and the Offeror shall be bound under this Lease to sell to Lessee or its designee, the Property or interest on such terms, within fifteen (15) days of such acceptance. On or before the closing date on such right of first refusal, Lessee or its designee and Offeror shall execute and deliver to each other a purchase agreement containing the terms of the offer. If Lessee fails to respond to such First Refusal Notice during the Right of First Refusal Period, Lessee shall be deemed to have elected not to purchase the Property or interest. If a Lease Event of Default occurs and is continuing, Lessee shall have no right to elect to purchase the Property or interest and shall be deemed to have elected not to purchase. If Lessee does not elect (or is deemed not to elect) to purchase the Property or interest within the Right of First Refusal Period, and the Offeror executes and delivers a bona-fide binding purchase contract, the Offeror may proceed with such sale, provided that if such sale shall not be consummated within a two hundred ten (210) day period commencing upon the expiration of the Right of First Refusal Period, the Offeror shall be required to repeat the procedure set forth in this Section 4.1(c) if it still wishes to consummate such transaction.

         (d) Provided that no Lease Event of Default has occurred and is continuing, in the event of a voluntary sale of the Property by Lessor pursuant to this Section 4.1, Lessee shall not be responsible to pay the Make-Whole Premium if payable under the Debt Documents.

         Section 4.2. Non-Applicability of Section 4.1. (a) Section 4.1 shall not apply to (i) a conveyance or assignment to (x) an Affiliate of the Lessor or to a Holder, Indenture Trustee, or an Affiliate of them or any subsequent Indenture Trustee, Holder or Affiliate, (y) the purchaser at a foreclosure sale in connection with the foreclosure of the Property, or (z) to any Indenture Trustee, Holder or an Affiliate of any Indenture Trustee or Holder or the designee of any Holder or Indenture Trustee, in connection with a deed in lieu of foreclosure of the related Mortgage, (ii) a transfer of any interest in Zurich Structured Finance, Inc., or (iii) any Portfolio Sale. Lessee's rights hereunder shall survive any sale or transfer described in this Section 4.2, but shall not be applicable to any transaction in which Lessor reacquires the Property or interest sold pursuant to an option acquired by Lessor in connection with such original sale or transaction.

         (b) This Article 4 shall not be construed as applying to any Refinancing or reducing or modifying in any way the restrictions on transfer set forth in Article 23.

         (c) Any purchase of the Property under this Article 4 will be subject to the Lease, the Mortgage and Section 5.04 of the Indenture, unless the indebtedness evidenced by the Debt Documents is repaid in full.

         Section 4.3. Miscellaneous. (a) If Lessee or its designee is the purchaser under this Article 4, then (and notwithstanding any terms of a bona fide offer to purchase received by Lessor) such purchase shall be by special warranty deed and general conveyance on an "as is, where is" basis without Property representations of any sort and the Lessee or its designee, as applicable, shall release, indemnify and hold harmless the Lessor from and against any and all claims arising from or related to the condition of the Property, including, but not limited to, claims arising under Environmental Laws, except those claims arising out of the gross negligence or willful misconduct of Lessor, or its agents (excluding Lessee) or employees. In the event Lessee or its designee is the purchaser under this Article 4, the purchase agreement to be entered into shall, however, contain standard representations and warranties from seller regarding seller's good standing, organizational power and authority to enter into and consummate the transaction, and the representation that seller has not encumbered the Property or other interest, as the case may be (other than Permitted Liens and liens that will be released by seller as of the closing of the sale). Seller's representations and warranties shall survive for a period of one year.

         (b) Lessee's failure to elect to purchase the Property pursuant to
Section 4.1 hereof shall, upon the completion of a sale, assignment, conveyance, transfer or other disposition to a third party in accordance with the terms hereof, constitute a waiver on the part of Lessee of all of its rights under this Article 4, and this Article 4 shall have no further force or effect.

                             ARTICLE 5
                          RENEWAL OPTIONS

         Section 5.1. Renewal Options. (a) Lessor hereby grants to Lessee the option to extend the term of this Lease for the following periods (each, a "Renewal Term"):

                  (i) for a period of ten (10) years commencing on the date that is the day after the expiration of the Base Term and ending on the tenth (10th) anniversary of the expiration of the Base Term (the "First Renewal Term"); and

                  (ii) for two additional terms of ten (10) years each (the "Additional Renewal Terms"), with each Additional Renewal Term commencing on the date that is the day after the expiration of the preceding Renewal Term.

         (b) In order to exercise its option to extend this Lease for any Renewal Term, the following procedure shall be followed:

                  Lessee shall give Lessor written notice of its desire to discuss exercising an option to extend the term of this Lease not less than twenty (20) months prior to the expiration of the Base Term or the then current Renewal Term, as the case may be (a "Pre-Exercise Notice"). Lessee and Lessor shall promptly after Lessor's receipt of such Pre-Exercise Notice, for a period not in excess of sixty (60) days (the "Pre-Exercise Period"), attempt in good faith to agree to the Base Rent to be paid for the then applicable Renewal Term. The Base Rent to which the parties will attempt to agree shall be equal to 100% of the Fair Market Rental Value anticipated to be in effect as of the commencement date of such Renewal Term. On or before the expiration of the Pre-Exercise Period, Lessee may serve Lessor with a notice confirming its intent to renew (the "Intent to Renew Notice"), time being of the essence. If Lessee fails to provide such notice, Lessee will be deemed to have waived its right to renew this Lease. If Lessee delivers its Intent to Renew Notice and the parties have agreed to the Fair Market Rental Value during the Pre-Exercise Period, the agreed rent shall become the Base Rent during the applicable Renewal Term. If Lessee delivers its Intent to Renew Notice but the parties were unable to agree on the Fair Market Rental Value during the Pre-Exercise Period, the Fair Market Rental Value shall be determined by the Appraisal Procedure. Base Rent during each Renewal Term shall be payable monthly in advance.

         (c) The right of Lessee to extend the term of this Lease for any Renewal Term is contingent upon there not being any Lease Event of Default in existence on the date of Lessee's exercise of such right or on the date that the Renewal Term commences.

         Section 5.2. Lease Provisions Applicable During Renewal. All the provisions of this Lease shall be applicable during each Renewal Term except that the number of Renewal Terms shall be correspondingly reduced.

                                     ARTICLE 6
           LESSEE'S ACCEPTANCE OF PROPERTY, ENFORCEMENT OF WARRANTIES

         Section 6.1. Waivers. The Property is demised and let by Lessor "AS IS" in its present condition, subject to (a) the rights of any parties in possession thereof (other than rights, if any, granted by Lessor), (b) the state of the title thereto existing at the time of the commencement of the Lease Term (other than defects in, or exceptions to, title, if any, created by Lessor, but including liens created by the Debt Documents), (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws, (e) any violations of Applicable Laws which may exist at the commencement of the Lease Term and (f) the presence of any Hazardous Materials at or under the Property or at or under any property in the vicinity of the Property. NONE OF

LESSOR, INDENTURE TRUSTEE OR HOLDER OF SECURED NOTES OR ANY AFFILIATE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NONE OF LESSOR, ANY AFFILIATE THEREOF OR ANY HOLDER OR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTY TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE PROPERTY WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. It is agreed that Lessee or an Affiliate of Lessee has occupied the Property as tenant or owner immediately prior to entering into this Lease, has inspected the Property, is satisfied with the results of its inspections of the Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence. The provisions of this Article 6 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, any Affiliate thereof or any Holder, express or implied, with respect to the physical condition of the Property, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code or otherwise; provided, however, that nothing in the foregoing disclaimer shall interfere with any claims Lessee may now or hereafter have against Lessor in connection with a breach by Lessor of its covenant of quiet enjoyment set forth herein.

         Section 6.2. Lessee's Right to Enforce Warranties. (a) Subject to
Section 6.2(b) below, Lessor hereby assigns and sets over to, and Lessee hereby accepts the assignment of all of Lessor's right, title and interest, and estate in, to and under, any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use and maintenance of the Property or any portion thereof now existing or hereafter acquired (excluding from such assignment any such warranties and claims which by their terms are not assignable by Lessor without loss of some or all of the benefits of such warranties or claims); provided, however, that Lessor shall have no obligations under, or liabilities with respect to, any such warranties and claims.

         (b) Unless a Lease Event of Default shall have occurred and be continuing, Lessor authorizes Lessee (directly or through agents) at Lessee's expense to assert during the Lease Term, all of Lessor's rights (if any) under any applicable warranty and any other claim that Lessee or Lessor may have against any dealer, vendor, manufacturer, contractor or subcontractor with respect to the Property or any portion thereof. Any amount recovered by Lessor during a Lease Event of Default shall be applied to Lessee's obligations in such order as Lessor (or its assignee) may elect.

         (c) Unless a Lease Event of Default shall have occurred and be continuing, Lessor agrees, at Lessee's expense, to cooperate with Lessee and take all other action necessary as specifically requested by Lessee to enable Lessee to enforce all of Lessee's rights (if any) under this Section 6.2, such rights of enforcement to be exclusive to Lessee so long as no Lease Event of Default exists, and Lessor will not, during the Lease Term (except during the continuance of a Lease Event of Default), amend, modify or waive, or take any action under, any applicable warranty and any other claim that Lessee may have under this Section 6.2 without Lessee's prior written consent. Lessee agrees at its expense to diligently assert all of its rights under such warranties and any other claims that the Lessee may have against such vendor, manufacturer, contractor or subcontractor with respect to the Property or any portion thereof.

                                    ARTICLE 7
                                      LIENS

         Section 7.1. Liens. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any and all of the Property, title thereto or any interest therein, to this Lease or the leasehold interest created hereby, or to Rent, title thereto or interest therein, or the rentals payable with respect to the subletting of the Property, except Permitted Liens. Lessee shall promptly, but not later than sixty (60) days after the filing thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to Lessor any such Lien (other than Permitted Liens); provided, however, Lessee may contest such Lien in good faith, upon satisfaction of the conditions contained in Section 8.6, below, and need not discharge or bond such Lien while so doing provided (i) Guarantor (or Lessee if there is no Guarantor) has a long term senior unsecured debt rating equal to or above the Trigger Rating, (ii) no action to foreclose the Lien has been brought whether in any judicial proceeding or otherwise, and (iii) such Lien does not constitute an Event of Default by Lessor under its Debt Documents.

         NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS CONSTITUTING THE CONSENT OR REQUEST OF LESSOR, EXPRESS OR IMPLIED, TO OR FOR THE PERFORMANCE BY ANY CONTRACTOR, LABORER, MATERIALMAN, OR VENDOR OF ANY LABOR OR SERVICES OR FOR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, ALTERATION, ADDITION, REPAIR OR DEMOLITION OF OR TO THE PROPERTY OR ANY PART THEREOF, WHICH WOULD RESULT IN ANY LIABILITY OF LESSOR FOR PAYMENT THEREOF. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

         Notwithstanding the foregoing paragraph, Lessor agrees to reasonably cooperate with Lessee (without exposing its interest in the Property), at no cost to Lessor, to allow Lessee to perform alterations on the Property.

                                   ARTICLE 8
                                 USE AND REPAIR

         Section 8.1. Use. The Property may be used ("Permitted Use") for general office space and any other legally permitted use, except (a) for uses which would cause the Property to become "tax-exempt use property" within the meaning of Section 168(h) of the Code, or "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, (b) for the operation of a public nuisance, gasoline service or filling station or any other use that would materially increase the risk of Lessor incurring environmental liability,
(c) for any use that would make it impossible to obtain or would invalidate any insurance policy with respect to the Property, provided such policy is required to be maintained hereunder, (d) for any use that would violate Applicable Laws,
(e) for any use that would involve the mining for, or removal of, any oil, gas or minerals, (f)for any use that involves the storage, handling or processing of Hazardous Materials, except for customary amounts of office, maintenance and cleaning materials (provided the same is at all times in compliance with all Applicable Laws) or (g) for any use that would have a material adverse effect on the current or residual fair market value of the Property. Lessor agrees that Lessee may, subject to any rights of the Indenture Trustee, exercise the rights of Lessor under any property association now existing or consented to in the future by Lessor, provided (i) such action by Lessee complies with this Lease in all respects, (ii) Lessee takes no action which could result in either a violation of this Lease or a material adverse effect on the Property, and (iii) Lessee does not encumber the Property by any lien for the payment of money, which could survive expiration of the Lease, or execute documents on behalf of the Lessor unless such documents will not have a material adverse affect on the Property, or Lessor's interest therein, and relate to the normal operations of Property.

         Section 8.2. Maintenance. Lessee, acting as a prudent owner would having a long term ownership interest in the Property, shall at all times, at its own expense, (i) maintain the Property in a first class condition commensurate with a Class "A" office tower of similar "vintage", reasonable wear and tear excepted, (ii) maintain the Property in accordance with the requirements of all insurance policies relating to the Property required to be maintained hereunder and in compliance with Applicable Laws and (iii) make repairs and Alterations to the Property necessary to keep the same in the condition required by the preceding clauses (i) and (ii), whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen and regardless of whether such expenditures would constitute capital expenses under GAAP if made by the owner of the Property or if the useful life of any Alterations would exceed the remaining Lease Term; provided, if such repairs are structural and pursuant to Section 8.3 require the consent of the Lessor, the Servicer, acting on behalf of the Indenture Trustee, or the Surety, Lessee shall obtain such consent before performing such repairs. At least once annually Lessee shall deliver to Lessor Lessee's scheduled maintenance program for the following 12 month period. If normally done as a part of preparing such schedule, Lessee shall include the expected timing of the proposed repair or maintenance item, and the estimated cost thereof. Lessor acknowledges that Lessee is not bound by such schedule, which is submitted for informational purposes only and the information contained therein shall not create any presumption against Lessee whatsoever that the work described therein is required to satisfy the maintenance requirements of this Lease. Lessee shall not be bound to perform all of the work set forth on the schedule, it being understood that delivery of the schedule neither expands nor reduces Lessee's maintenance obligations under the Lease.

         Section 8.3. Alterations. (a) Provided that no Lease Event of Default has occurred and is continuing, at any time and from time to time, Lessee, at its sole cost and expense, may make (1) non-structural Alterations to the Property; and (2) structural Alterations to the Property costing less than $1,000,000 (the "Threshold Amount") without notice or consent, and structural Alterations in an amount at or above the Threshold Amount after giving prior written notice to Lessor, the Servicer, the Indenture Trustee and the Surety, and obtaining Lessor's, the Servicer's (acting on behalf of the Indenture Trustee) and the Surety's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided that no Alteration (whether consent is necessary or not) shall (i) impair in any material respect the utility, remaining useful life, or current or residual fair market value of the Property, in each case assuming that the Improvements are then being operated and maintained in accordance with this Article 8, (ii) cause the Property to be characterized as "limited use property" (as described in Section 5.02 of Revenue Procedure 2001-28), (iii) remove any Nonseverable equipment now or hereafter on the Property (unless to replace it with similar equipment), (iv) increase in any material respect the risk of liability to the Lessor or the Indenture Trustee under any Environmental Laws, or (v) materially and permanently reduce the usable square footage of the Improvements, or would materially weaken, temporarily (other than during construction or repair of the structure) or permanently, the structure of the Improvements or any part thereof, or reduce the permitted uses thereof under applicable zoning or land use laws so as to materially reduce the current or residual fair market value of the Property. Any Alterations not expressly permitted hereunder shall require Lessor's, the Indenture Trustee's and the Surety's consent, not to be unreasonably withheld, conditioned or delayed. The foregoing Threshold Amount shall be increased on every annual anniversary date of the Closing Date in the same proportion that the CPI increases over such annual period. Notwithstanding the requirements for notice and consent set forth above, Lessee may, in good faith, make any repairs (structural or non-structural) required by virtue of an emergency, without satisfying any otherwise applicable notice and/or consent requirement, provided Lessee notifies Lessor of such repair (to the extent otherwise required) as promptly as is reasonably practical, after the emergency and obtains Lessor's, the Servicer's (acting on behalf of the Indenture Trustee) and the Surety's approval thereof (if consent would otherwise have been required) in the manner required in Section 8.3(c) below, to the repairs made, and otherwise satisfies the provisions of this Section 8.3, all as promptly as practicable. Lessor shall approve any work already performed or being performed unless such work either violates the terms of this Lease or violates Applicable Law.

         (b) Every Alteration shall comply with the following terms (which compliance shall be at Lessee's sole cost and expense): (i) shall be made with drawings for non-structural Alterations and with plans prepared by a certified architect or civil engineer who shall be licensed in the appropriate jurisdiction to the extent required for the filing of any plans in connection with any structural Alterations (which architect may be an employee of Lessee or its Affiliates); and shall be done under the supervision of such architect or engineer, or other reasonably capable person, and copies of any such plans for structural Alterations in excess of the Threshold Amount as required hereunder shall be delivered to Lessor and Indenture Trustee at the time they are submitted for permit application (or if no permit is necessary, prior to commencement of renovation or construction), (ii) the structural integrity of the existing Improvements will not be materially impaired upon completion of such work, (iii) Lessee shall obtain any licenses, approvals or permits required (including final approvals), copies of which shall be delivered to Lessor, the Servicer or the Indenture Trustee upon written request by such party, and (iv) such Alterations will not encroach upon any adjacent premises. Lessor agrees to cooperate with Lessee (at no cost to Lessor) in signing permit applications and similar documents to the extent required for any Alteration. Lessee shall submit such applications or similar documents to Lessor to the extent Lessor's approval is required for the subject Alteration. Lessee may execute such applications or similar documents on behalf of and (if necessary) in the name of, Lessor for all Alterations for which Lessor's, the Servicer's (acting on behalf of the Indenture Trustee) and the Surety's consent is not required, and for Alterations for which Lessor's, the Servicer's (acting on behalf of the Indenture Trustee) and the Surety's consent is required and has been granted, but Lessor has not executed such documents within 20 days of request therefor, which request must state in boldface that failure to execute such documents shall allow Lessee to do so. Lessee shall promptly furnish Lessor with copies of all documents Lessee has signed on behalf of Lessor. Nothing herein shall be deemed to impose any liability or responsibility on Lessor for performance or payment of such Alteration. Any Claim asserted against or incurred by Lessor arising out of the foregoing shall be indemnified by Lessee pursuant to the terms of Section 19.1, below. In connection with any Alteration, Lessee shall perform and complete all work promptly and in a first class manner in compliance with Applicable Laws and the plans and specifications submitted to Surety, Lessor and Indenture Trustee, if applicable. Lessee shall either (i) maintain or cause to be maintained at all times during construction all builder's risks insurance and comprehensive general liability insurance required under this Lease naming Lessor, the Indenture Trustee and such other Persons as may be required by Lessor as additional insureds or (ii) self insure the risk otherwise insured by the policies required in the preceding clause (i) hereof, which self insurance shall be subject to, and available only upon satisfaction of, the provisions of
Section 9.1(b). In the event Lessor and Lessee cannot agree as to whether Lessor unreasonably withheld its consent to a proposed Alteration, the parties agree to submit such dispute to the American Arbitration Association in New York, for binding resolution in accordance with its expedited arbitration procedures.

         (c) With respect to such structural Alterations for which Lessee must obtain the consent of Lessor, the Surety and the Servicer, acting on behalf of the Indenture Trustee pursuant to the terms of this Lease, Lessor, and the Surety shall have thirty (30) days after Lessee's delivery of its request for consent, together with preliminary drawings and specifications for such Alterations, within which Lessor and the Surety may grant or not grant Lessee's request for consent which consent shall not be unreasonably withheld, conditioned or delayed. Lessor and the Surety shall each have the right, within fourteen (14) days of receipt by each of such request for consent, to request in writing reasonable additional information as shall be reasonably necessary to provide an informed response with respect to the Alterations and the foregoing period of thirty (30) days shall be extended to be thirty (30) days from receipt of such additional information. If Lessee's notice stated in bold-face type that Lessor and the Surety must seek additional information within fourteen (14) days from the request for consent, and Lessor, and/or the Surety shall have not within such 30-day period (as extended), responded to Lessee, Lessee may give a second notice which clearly shall state in bold-face type that the failure to respond within ten (10) days shall be deemed consent. If Lessor or the Surety, as the case may be, shall not, within ten (10) days after such second notice, notify Lessee that such consent will not be granted (and such second notice specified therein that the failure to respond within ten (10) days shall constitute deemed consent), such consent shall be deemed to have been granted by the Lessor and/or the Surety, as applicable; provided however, in no event shall consent be deemed to have been granted by the Servicer, acting on behalf of the Indenture Trustee, until such time if, as and when it is received in accordance with the Debt Documents. Notwithstanding Lessor and the Surety's consent, Lessee shall not have the right to make the proposed Alterations unless and until it receives the consent of the Servicer, acting on behalf of the Indenture Trustee. All reasonable out-of-pocket costs of review incurred by Lessor, the Surety and Servicer, acting on behalf of the Indenture Trustee (whether or not the Alteration is approved) shall be paid by Lessee within thirty (30) days of receipt of an invoice therefore.

         (d) Wherever in this Section 8.3 notice to, or consent of, Lessor, is required, Lessee shall also be obligated to provide notice to, and/or obtain consent of, as applicable, the Indenture Trustee, the Servicer and the Surety, which consent shall not be unreasonably withheld or delayed.

         (e) Upon completion of any Alteration, whether or not consent is required, Lessee shall provide to Lessor a statement setting forth the actual costs incurred by Lessee in its undertaking of any Alterations, accompanied by copies of "as-built" or "as-marked" plans for such Alterations.

         Section 8.4. Title to Alterations. Title to Alterations shall without further act vest in Lessor and shall be deemed to constitute a part of the Property and be subject to this Lease in the following cases:

         (a) such Alteration shall be in replacement of or in substitution for a portion of the Improvements as of the date hereof;

         (b) such Alteration shall be required to be made pursuant to the terms of Section 8.2; or

         (c) such Alteration shall be Nonseverable.

         Lessee shall, at Lessor's request and at Lessee's sole cost and expense, execute and deliver any deeds or assignments reasonably requested by Lessor to evidence the vesting of title in and to such Alterations in Lessor. If an Alteration is not within any of the categories set forth in Section 8.4(a) through Section 8.4(c), then title to such Alteration shall vest in Lessee and shall be removed by Lessee to the extent required in accordance with Article 10 hereof. All Alterations to which title shall vest in Lessee as aforesaid, and all Lessee's Equipment and Personalty, so long as removal thereof shall not result in the violation of any Applicable Laws or this Lease, may be removed at any time by Lessee, provided that Lessee shall, at its expense, repair any material damage to the Property caused by the removal of such Alteration.

         Section 8.5. Compliance with Law; Environmental Compliance. (a) Lessee, at Lessee's expense, shall comply, and shall cause its subtenants and other users of the Property to comply, in all material respects at all times with all Applicable Laws, including Environmental Laws. Such compliance includes, without limitation, Lessee's obligation, at its expense, to take Remedial Action when required by Applicable Laws (in accordance with Applicable Laws, and this Lease) whether such requirement is now or hereafter existing, currently known or unknown to Lessee and/or Lessor, as and when such requirements are known to Lessee. In the event that Lessee is required or elects to enter into any plan relating to a Material Remedial Action in connection with the Property with respect to any Environment Laws, Lessee shall on a quarterly basis (or more frequently if reasonably requested by Lessor) apprise Lessor, the Servicer and the Indenture Trustee of the status of such remediation plan and provide copies of all correspondence, plans, proposals, contracts and other documents relating to such plan or proposed plan. Lessee may in good faith contest the applicability or alleged liability under any Environmental Law to the Property, provided (i) such contest will not result in a lien, encumbrance or judgment against the Property or Lessor, (ii) such contest satisfies the conditions set forth in subsections 8.6(i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) below, (iii) Lessee (or Guarantor) then has a Required Rating equal to or greater than the Trigger Rating, and (iv) compliance with such Law will be satisfied as of the date which is six (6) months prior to the expiration date or earlier termination of the Lease, and if not completed by the expiration date, Lessee will continue to remain liable to comply with such Law and at Lessor's election shall (x) remain on the Property as a month-to-month tenant and otherwise in compliance with the Lease, until such time as the Law has been complied with and Final Governmental Approval for the Remedial Action has been obtained, (y) continue to comply with such Law, but vacate the Property except to the extent necessary to comply (Lessee agreeing that Lessor may lease or sell the Property to another party) or (z) vacate the Property and pay Lessor or its designee, from time to time, within 30 days of demand therefor, for the actual costs incurred by Lessor or such designee in connection with such Remedial Action or in complying with such Law. Lessee shall keep Lessor regularly apprised of the status of such contest. In all events Lessee must pay any cost, fine, penalty, assessment or other charge after the contest is either adversely decided or terminated voluntarily by Lessee or because it no longer has the right to contest pursuant to the terms of the Lease. In the event Guarantor (or Lessee if there is no Guarantor) falls below the Required Rating of the Trigger Rating, Lessee may nonetheless continue to contest the applicability of any Environmental Law provided that, within thirty (30) days of falling below the Required Rating, Lessee and Lessor agree upon an Approved Environmental Consultant who shall, at Lessee's sole cost and expense, prepare a report within sixty (60) days of being retained, which report shall state the costs the Approved Environmental Consultant reasonably believes are likely to be incurred by Lessee to comply with the Environmental Law in the event Lessee loses its contest. If, within thirty (30) days of receipt of said report, Lessee deposits with the Proceeds Trustee an amount equal to 125% of the cost estimated by the Approved Environmental Consultant to comply with the Environmental Law, Lessee may continue the contest, provided the other terms of this Section 8.5 are met. In the event Lessee loses the contest and is forced to incur costs to comply with the Environmental Law, the Proceeds Trustee shall dispense the amount retained by it pursuant to this paragraph from time to time, in accordance with the provisions of Section 12.4 below, with any balance remaining thereafter to be disbursed to Lessee provided no Lease Event of Default then exists and is continuing. Lessor and Lessee shall reasonably cooperate in selecting the Approved Environmental Consultant.

         (b) Lessee shall notify Lessor, the Servicer and Indenture Trustee promptly if (i) Lessee becomes aware of the presence or Release of any Hazardous Material at, on, under, emanating from, or migrating to, the Property in any quantity or manner, which could reasonably be expected to violate in any Material respect any Environmental Law or give rise to any Material liability or the obligation to take Remedial Action or other material obligations under any Environmental Law, or (ii) Lessee receives any written notice, claim, demand, request for information, or other communication from a Governmental Authority or a third party regarding the presence or Release of any Hazardous Material at, on, under, within, emanating from, or migrating to the Property or related to the Property which could reasonably be expected to violate in any material respect any Environmental Law or give rise to any Material liability or obligation to take Remedial Action or other material obligations under any Environmental Law. In connection with any actions undertaken pursuant to this Agreement, Lessee shall at all times comply with all applicable Environmental Laws and with all other Applicable Laws and shall use an Approved Environmental Consultant to perform any Remedial Action.

         (c) In the event Lessee is obligated or desires to undertake any Remedial Action on, under or about the Property, Lessee shall undertake and complete such Remedial Action in full compliance with all Applicable Laws and shall submit to Lessor and the Indenture Trustee copies of any applicable documents or certificates from the applicable governmental agency confirming that no further Remedial Action is required to be taken ("Final Governmental Approval"), if such Final Governmental Approval is required or reasonably available.

         Section 8.6. Payment of Impositions. Lessee shall pay or cause to be paid all Impositions before any fine, penalty, further interest (except as provided in the fourth sentence of this Section 8.6 with respect to installments) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible. Within thirty (30) days after any Impositions are due, Lessee shall deliver to Lessor and the Indenture Trustee copies of receipts, canceled checks or other documentation reasonably satisfactory to Lessor and the Indenture Trustee evidencing payment of Impositions relating to payment of any real estate taxes or assessments. Lessee shall maintain in its records evidence of payment of real estate taxes for a period of no less than four (4) years. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in installments, and in such event Lessee shall pay only those installments that become due and payable during the Lease Term or relate to the Lease Term, as the same become due and before any fine, penalty, further interest or cost may be assessed or added thereto. If a Lease Event of Default shall occur and be continuing, Lessee shall pay to the Indenture Trustee, in monthly installments in amounts equal to the real estate taxes and assessments payable in connection with the Property to be held and applied by the Indenture Trustee (or Lessor if it has no lender), including on such initial payment date such additional amount as shall be necessary to assure that together with the upcoming months' installment, the full amount of each Imposition shall have been received by the Indenture Trustee (or Lessor if it has no lender) prior to the due date of such Imposition. Notwithstanding the foregoing, Lessee shall have the right to contest any Imposition, subject to the following: (i) such contest shall be at its sole cost and expense, (ii) if the Imposition being contested is in the amount of $2,000,000.00 or more, (as such amount may be increased by increases in the CPI in the manner contemplated in Section 8.3(a), above) Lessee shall provide prompt notice to Lessor and Indenture Trustee of such Imposition and contest and the grounds thereof and the Lessee (or Guarantor) then has a Required Rating equal to or greater than the Trigger Rating (or in lieu thereof, shall provide a bond in an amount equal to at least 125% of the contested amount (or such higher amount as may be required by applicable law), in form and substance, and from a company reasonably satisfactory to Lessor and the Indenture Trustee), (iii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence, (iv) except for contests seeking the refund of amounts previously paid, such contest will operate to suspend the collection of, or other realization upon, such Imposition, from any Property or other interest of Lessor or Indenture Trustee, or from any Rent (or otherwise affect Lessee's obligation to pay, and Lessor's right to receive, Rent), (v) neither such contest nor an adverse outcome therein will adversely affect the Indenture Trustee's lien on the Property, (for purposes hereof, "adversely affecting" being deemed to mean such lien is subject to reasonable likelihood of extinguishment), (vi) neither such contest nor an adverse outcome therein will materially and adversely interfere with the possession, use or occupancy or sale of the Property, (vii) neither such contest nor an adverse outcome therein will subject Lessor or the Indenture Trustee or any Holder to any civil or criminal liability (other than, in the case of the Lessor, civil liability for the amounts being contested), (viii) Lessee shall not postpone the payment of any Imposition for such length of time as shall permit the Property to become subject to a lien created by such item being contested that is prior to the lien securing the Indebtedness (other than a lien of real property taxes which are already a first lien) and (ix) no Lease Event of Default exists. Lessee shall pay any Imposition (and related costs) promptly after forgoing any contest or after receipt of a final adverse judgment, or if such contest is not being performed in accordance with the terms of this Section 8.6.

         Section 8.7. Adjustment of Impositions. Impositions with respect to the Property for a billing period during which Lessee's obligation to indemnify Lessor pursuant to this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, whether or not such Imposition is imposed before or after such expiration or termination, and Lessee's and Lessor's obligation to pay its pro rata share thereof shall survive such expiration or termination (to such extent Lessor shall be obligated to reimburse Lessee for Impositions paid by Lessee for periods after expiration of the Lease Term). Lessor shall not have any obligation to reimburse Lessee for so long as a Lease Event of Default is continuing. Lessor acknowledges that Lessee may bring any tax certiorari or other actions for refunds of Impositions for which Lessee is liable, or relating to periods prior to the commencement date of the Term and Lessee shall be entitled to all such refunds; provided Lessee takes no such action which could increase any Imposition for a period after the expiration or earlier termination of the Lease. During the Term, Lessor agrees to cooperate with Lessee in such proceedings, at no cost to Lessor.

         Section 8.8. Utility Charges. Lessee shall pay or cause to be paid, directly to the party entitled, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property prior to and during the Lease Term, and such obligation on the part of Lessee shall survive the expiration or earlier termination of this Lease until all such outstanding balances for services rendered prior to or during the term of this Lease have been paid. Any refunds of such charges attributable to the Term shall be the property of Lessee, and provided no Lease Event of Default is continuing, Lessor shall pay the same to Lessee promptly upon its receipt thereof. Lessee shall have the right to select such service providers for the Property.

         Section 8.9. Engineering Reports. Lessee hereby agrees that on or before the fifth, ninth and twelfth anniversaries of the commencement of the Lease Term and each second year anniversary thereafter, Lessee shall forward to Lessor and the Indenture Trustee, a copy of a recent third party engineering report prepared by Lessee's consultant for the Property, which report shall specify the work needed to be done to the Property to properly maintain it in compliance with the standard set forth in Section 8.2. Lessee agrees to promptly perform, repair or replace, as necessary, all items noted by the third party engineer to the extent such failure to perform, repair or replace constitutes a violation of Lessee's maintenance obligations under this Lease.

         Section 8.10. Litigation; Zoning; Joint Assessment. Lessee shall give prompt written notice to Lessor and the Indenture Trustee of any litigation or governmental proceedings pending or threatened against Lessee or the Property, which could reasonably be expected to materially adversely affect the condition, use or business of the Property. Lessee shall not initiate any zoning reclassification for the Property, or any portion thereof, or seek any variance under any existing zoning ordinances or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law. Lessee shall not initiate any proceeding to cause the Property to be jointly assessed with any other property or with any of Lessee's Equipment and Personalty, or take any other action or initiate any proceeding which might cause the personal property of the Lessee to be taxed in a manner whereby such taxes or levies could be assessed against the Property.

        Section 8.11. Fees. Lessee agrees to pay directly to the party to whom it is due, as Supplemental Rent, within thirty (30) days of receipt of an invoice therefor, but no later than its due date: (i) all annual fees (excluding any initial fees) due to the Indenture Trustee, grantor trustee, Servicer and any other fees and expenses owing to the foregoing arising out of Lessee's requests, acts, Lease Defaults or Lease Events of Default, as more specifically set forth, if applicable, in those certain fee letters among Lessor, Lessee, the Indenture Trustee, Servicer and Owner Trustee, as applicable. Lessee shall cooperate with

         Lessor to ensure that invoices are sent directly to Lessee. In addition to the foregoing, Lessee acknowledges that Lessor is required from time to time under the terms of the Indenture to obtain appraisals of the Property and leasing reports regarding the Dallas office market. Lessee, subject to its prior approval of the expense of obtaining such appraisals and reports, which approval shall not be unreasonably withheld and shall be deemed granted if not objected to within thirty (30) days of delivery, agrees to pay for the costs of such appraisals and reports as Supplemental Rent, as and when due, and acknowledges that invoices may be sent directly to Lessee (and agrees to cooperate to allow for that to occur).

                                    ARTICLE 9
                                    INSURANCE

         Section 9.1. Coverage. (a) Subject to Section 9.1(b), Lessee shall maintain insurance of the types and in the amounts set forth on Schedule 9.1 attached hereto and made a part hereof.

         (b) So long as (i) no Lease Event of Default has occurred and is continuing, and (ii) the long term senior unsecured debt of Guarantor (or Lessee if there is no Guarantor) has a Required Rating equal to or greater than the Trigger Rating, Lessee shall be entitled to self-insure against any and all risks it would otherwise be required to insure against under Section 9.1(a), provided that such self-insurance program of this subsection (b) does not violate any Applicable Law. During any period that Lessee is self insuring, Lessee shall not be required to deliver any policies, certificates or other evidence of insurance, but shall deliver annually a statement certifying that it is self-insuring, and is entitled to do so pursuant to this Lease. If Lessee does not self-insure, then (i) Lessee shall maintain a policy or policies of commercial general liability insurance with respect to the Property, and shall cause Lessor and the Indenture Trustee to be named as an additional insureds on such policy or policies and (ii) Lessee shall maintain a policy or policies of property insurance with respect to the Property, and Lessee shall cause Lessor and the Indenture Trustee to be named as an additional insureds on such policy or policies, all in forms and amounts as set forth in Schedule 9.1; and shall promptly deliver duplicate policies or certificates evidencing such insurance coverages to Lessor and the Servicer.

         (c) Nothing in this Article 9 shall prohibit the Lessee from maintaining, at its expense, insurance on or with respect to the Property, naming the Lessee as insured and/or loss payee for an amount greater than the insurance required to be maintained under this Section 9.1, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under Section 9.1. Nothing in this Section 9.1 shall prohibit the Lessor from maintaining, at its expense, other insurance on or with respect to the Property or the operation, use and occupancy of the Property, naming the Lessor as insured and/or payee, unless such insurance would conflict with, cause the Lessor to be a coinsurer or otherwise limit or adversely affect the ability to obtain, or the cost of the insurance required to be maintained under Section 9.1.

         (d) Copies of any certificates required to be delivered under Schedule
9.1 shall be delivered to Lessor at the same time they are delivered to the Indenture Trustee.

         (e) Irrespective of the cause thereof, Lessor shall not be liable for any loss or damage to any buildings or other portion of the Property resulting from fire, explosion or any other casualty. In the event of Lessee's failure to obtain or maintain the insurance required under this Lease, taking into account Lessee's right to self insure, after notice and applicable grace, Lessor shall have the right, together with Lessor's remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Lessee for the premium payments therefor, together with interest at the Default Rate. Lessor shall have no obligation to maintain insurance of any nature or type whatsoever.

         (f) Subject to Lessee's right to self-insure, as set forth in Section 9.1(b) above, Lessee shall insure the Property and the operations and liabilities related thereto at least to the same standards as applicable to comparable properties owned or operated by Lessee and its Affiliates.

         (g) In the event Lessee elects to self-insure, it shall have the same obligations as if it were a third party insurer hereunder with respect to an insurance policy having no deductible amount and shall be obligated to use, or deliver to the Indenture Trustee (if applicable) or pay to third parties, all amounts that Lessor, or such third party, would have received as though Lessee was a third party insurer and not self-insured. The foregoing shall not, however, act as a limit on Lessee's liability. Sums due from Lessee in lieu of insurance proceeds because of Lessee's self-insurance program shall be treated as insurance proceeds for all purposes under this Lease.

         (h) If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Lessee or become void for any other reason, Lessee shall immediately obtain new or additional insurance reasonably satisfactory to Lessor and Lessee. Each policy required to be carried by Lessee under this Lease shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Lessor or the Indenture Trustee which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Property or any part thereof for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by the Indenture Trustee, its successors and assigns, or any other Person pursuant to any provision of the Mortgage upon the happening of an event of default therein, or (iv) any change in title or ownership of the Property or any part thereof.

         (i) Lessee shall comply with all insurance requirements applicable under any insurance policies required to be maintained under this Lease.

                                   ARTICLE 10
                          RETURN OF PROPERTY TO LESSOR

         Section 10.1. Return of Property to Lessor. Lessee shall, upon the expiration or termination of this Lease, and at its own expense, return the Property to Lessor by surrendering the same into the possession of Lessor:

         (a) free and clear of all Liens (whether by payment or bonding), except that Lessee shall have no responsibility or liability in respect of (i) Lessor Liens, (ii) any Lien created by the Debt Documents, and (iii) Liens for taxes not yet due and payable and described in clauses (e) and (f) of the definition of "Permitted Liens"; and

         (b) in compliance in all material respects with all Applicable Laws and in compliance with the maintenance conditions required by this Lease. All Alterations and Lessee's Equipment and Personalty not removed by Lessee by the last day of the Lease Term (but in the event of a termination other than upon the expiration of the Base Term or any Renewal Term, within forty five (45) days after said termination of this Lease), other than those Alterations as to which title shall vest in Lessor pursuant to Section 8.4, shall be deemed abandoned in place by Lessee and shall become the property of Lessor. Lessee shall pay or reimburse Lessor for any reasonable, actual, out-of-pocket costs incurred by Lessor (i) in connection with the removal or disposal of such relinquished property, or (ii) to bring any Property into material compliance with all Applicable Laws and the maintenance conditions required by this Lease, which obligations shall survive the expiration or termination of this Lease.

         Upon the return of the Property, Lessee shall deliver therewith:

                  (i) all transferable licenses and permits pertaining to the Property by general assignment, without warranty or recourse;

                  (ii) as built-drawings including plans for HVAC, mechanical and electrical systems, to the extent available;

                  (iii) keys to the Property; and

                  (iv) assignment of all then existing maintenance contracts (to the extent required by Lessor) and existing warranties applicable to the Property by general assignment, without warranty or recourse.

         Lessee agrees to reasonably cooperate with Lessor and its representatives to effectuate a smooth transition of the operation and maintenance of the Property, and its releasing and refinancing, during the last 13 months of the Lease Term. Such cooperation shall include, without limitation, transfers of all keys, existing contracts, names and warranties with, of and from service providers, and expected operation and maintenance requirements.

                                    ARTICLE 11
                              ASSIGNMENT BY LESSEE

         Section 11.1. Assignment by Lessee. So long as no Lease Event of Default has occurred and is continuing, Lessee may, at Lessee's sole expense, without the consent of Lessor, assign this Lease for a period that does not extend beyond the Lease Term, to (A) any Affiliate of Lessee or Guarantor or
(B) any Replacement Guarantor (as defined in the Guaranty), or any Affiliate of a Replacement Guarantor, provided, however, that in each case any such Person or other Person is not (I) a tax-exempt entity (within the meaning of Section 168(h) of the Code) or (II) a debtor or debtor-in-possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the assignment. For purposes hereof, an assignment shall be deemed any merger or consolidation of Lessee which would violate the provisions of (I) or (II) above. Any assignee shall assume in writing any obligations of Lessee arising from and after the effective date of the assignment, provided, however, that no such assignment shall become effective until (i) a fully executed copy of an assignment and assumption agreement, reasonably acceptable to Lessor, Servicer, Indenture Trustee and Lessee, shall have been delivered to Lessor, the Servicer and the Indenture Trustee, (ii) such assignee shall have executed such instruments and other documents and provided such further assurances as the Indenture Trustee shall reasonably request to ensure that such assignment is subject to the Assignment of Lease, the other Debt Documents and this Lease and is enforceable, and (iii) the Guarantor delivers a reaffirmation of guaranty in form reasonably acceptable to Guarantor, Lessor and the Servicer, acting on behalf of the Indenture Trustee. Notwithstanding any such assignment, neither Lessee (except as provided below) nor the Guarantor (except as provided in the Guaranty) shall be released from its primary liability hereunder and shall continue to be obligated for all obligations of "Lessee" in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment had been made. Lessee will have the right, subsequent to any assignment (unless Lessee shall be released from its obligations hereunder as provided below) (a) to receive a duplicate copy of each notice of default sent by Lessor to Lessee or any assignee (but such notice shall be effective as against the Lessee, as well as any subsequent assignees, even if a copy has not been delivered to such requesting assignee), and (b) to cure any default by Lessee or other assignee under the Lease within the cure period provided for hereunder. Unless Lessee shall be released from its obligations hereunder, as provided below, Lessee's liability hereunder shall continue notwithstanding the rejection of this Lease by an assignee or any sublease of this Lease pursuant to Section 365 of Title 11 of the United States Code, any other provision of the Bankruptcy Code, or any similar law relating to bankruptcy, insolvency, reorganization or the rights of creditors, which arises subsequent to such assignment. Unless Lessee shall be released from its obligations hereunder, as provided below, in the event Lessee assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding, a new lease identical to this Lease shall be reinstituted as between Lessor and Lessee without further act of either party, provided Lessor shall not be obligated to deliver to Lessee possession of the Property free of any tenancy created or caused by Lessee or any entity holding by or through Lessee. Upon such an assignment with the third sentence of this Section 11.1, Lessee (but not Guarantor) shall be released from its obligations under this Lease provided that Guarantor (or the Replacement Guarantor, as applicable) delivers to Lessor and the Indenture Trustee a reaffirmation of its guaranty, in form and scope acceptable to Lessor and the Indenture Trustee. Nothing herein shall be construed to permit Lessee to mortgage, pledge, hypothecate or otherwise collaterally assign in any manner or nature whatsoever Lessee's interest under this Lease in whole or in part. Lessee shall provide written notice to Lessor, the Servicer and the Indenture Trustee of any proposed assignment of this Lease at least thirty (30) Business Days prior to the effective date thereof and an executed copy of the approved agreement of assignment and assumption within thirty (30) days after the execution thereof. To the extent an assignee of this Lease fails to perform on behalf of Lessee the obligations of Lessee hereunder, and Lessee performs such obligations, then Lessee shall be subrogated to the rights of Lessor as against such assignee in respect of such performance. Lessor acknowledges that pursuant to the terms of the Guaranty, the Guarantor may be replaced (and released) upon satisfaction of the conditions set forth in Section 21 of the Guaranty.

                                    ARTICLE 12
                    LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

         Section 12.1. Event of Loss. If there shall occur an Event of Loss with respect to the Property, Lessee shall give Lessor, the Servicer, and the Indenture Trustee and the Surety prompt written notice thereof and elect, within sixty (60) days after the occurrence of the Event of Loss, one of the following options provided that Lessee's election of proceeding under clause (ii) shall be effective only if restoration can be completed by the time specified in such clause (ii):

                 Offer to purchase the Property from Lessor, on a Rent Payment Date, which date shall be a date for which a value is set forth on Schedule 12.1 hereto (the "Stipulated Loss Value
           Date"), and which Rent Payment Date shall be the first Rent
           Payment Date at least forty (40) days after Lessor accepts such offer, for a purchase price equal to the Stipulated Loss Value, determined as of such Stipulated Loss Value Date. In addition to the purchase price, Lessee shall pay (A) all unpaid Base Rent with respect to the Property due and payable on or before such Stipulated Loss Value Date plus any Supplemental Rent payable for the period ending on such Stipulated Loss Value Date (excluding the Stipulated Loss
           Value and any Make-Whole Premium payable under clause (C), below), plus (B) an amount equal to the reasonable out-of-pocket expenses of Lessor, Indenture Trustee (and the Servicer) and the Holders relating to the purchase, if any, by Lessee as a result of such Event of Loss, including reasonable attorneys' fees and costs actually incurred plus (C) the Make-Whole Premium, if any, payable by the Lessor as a consequence of the Lessor's prepayment of the Secured Notes in connection with such Event of Loss. For the avoidance of doubt, in the event that, despite the express provisions of this Lease to the contrary, a Stipulated Loss Payment is ever made on a date which is not a Rent Payment Date, then Lessee shall pay Base Rent and Supplemental Rent up to and including the date of such Stipulated Loss Payment with Base Rent for the semi-annual period in which the payment is made being prorated based on the number of days since the last Rent
           Payment Date to and including the date of such payment, over the number of days in the payment period. Lessor, (subject to the consent of the Servicer, acting on behalf of the Indenture Trustee), shall have sixty (60) days from the date of receipt of Lessee's offer to decide whether to reject such offer. If
           Lessee has not received a response after forty (40) days, it may send a second notice to the foregoing parties, stating clearly that failure to reject such offer by the later of (i) the original sixty (60) day period, or (ii) ten (10) days after delivery of such second notice will result in Lessor's being deemed to have accepted such offer, and if Lessee has not received a response by such date, then Lessor shall be deemed to have accepted such offer; or

                  (i) Restore and rebuild the Improvements damaged as a result of such Event of Loss so that such Improvements will have a value, utility and remaining useful life as nearly as reasonably practicable equal to the value, utility and remaining useful life of the Improvements immediately prior to such Event of Loss, and in all events as required by Section 8.2, such restoration to be substantially completed, subject to force majeure, by the earlier to occur of (x) the thirtieth (30th) month anniversary of the Event of Loss, or (y) six months prior to the expiration of the Lease Term (and Lessee shall remain liable for the completion of such restoration beyond the expiration of the Lease Term to the extent not completed prior to such expiration and shall pay Base Rent and Supplemental Rent with respect to the Property from the date of expiration to the date of completion).

                  If Lessee makes an offer to purchase pursuant to clause (i) above of this Section 12.1, and Lessor accepts such offer or is deemed to accept such offer (taking into account the last sentence of clause (i) above) within the sixty (60) day period referred to in the last sentence of clause (i) above, the conveyance shall occur, and Lessee shall pay to Lessor the Stipulated Loss Value, the Rent, the expenses and Make-Whole Premium described in said clause
(i) on the Stipulated Loss Value Date; provided that any Net Proceeds related to the Property then held by Lessor or the Servicer on behalf of the Indenture Trustee shall be credited against the portion of such purchase price payable to Lessor and the balance of Net Proceeds, if any, shall be paid to or retained by Lessee.

                  In the event Lessee has made the election described in (ii) above and, notwithstanding diligent efforts in good faith, has failed to comply with the terms thereof within the periods described, then Lessee shall be deemed to have made the offer described in (i) above to purchase the Property and the Stipulated Loss Value Date shall be deemed to be the next succeeding date set forth on the Stipulated Loss Value Schedule occurring thirty (30) days after the expiration of the period described in (ii), or if there is no such date, the last date on Schedule 12.1, as the case may be, but in any event, only on a Rent Payment Date; provided, however, in the event Lessee has elected option (ii) above, and has not completed restoration as required therein within the time frame set forth in subclause (x) thereof, no Lease Default or Lease Event of Default is then existing, and the Guarantor has a Required Rating at least equal to the Trigger Rating, Lessee may elect, within ten (10) days prior to expiration of such period, in lieu of being deemed to make the offer described in clause (i) above, to continue to elect option (ii) above. Such election shall require Lessee to pay to Lessor, within thirty (30) days after demand therefor, an amount as required under Section 19.2(a). Nothing herein shall be deemed to affect Lessee's obligation to elect option (i) above to purchase the Property if Lessee has not completed restoration by six (6) months prior to the expiration of the Lease Term.

         In the event Lessor rejects the offer of Lessee to purchase the Property as provided in clause (i) of this Section 12.1 (which it may not do without the Servicer's written consent unless it first pays to the Servicer, acting on behalf of the Indenture Trustee, an amount sufficient to pay all amounts due in respect of the Secured Note[s] secured by the Property including, without limitation, the Make-Whole Premium, and all other amounts due and payable under any of the Operative Documents relating to the Property), the following amount shall be paid to or retained by Lessor on such Stipulated Loss Value Date: (A) all Net Proceeds related to the Property, provided that, if Lessee is self-insured (as permitted above) by means of deductibles, retained risks or no insurance whatsoever, Lessee shall pay such amounts or additional amounts so that Lessor receives in total (including any Net Proceeds) an amount that would have been paid by a third-party insurer under a customary commercial all-risk full replacement-value insurance policy substantially similar to that described in Schedule 9.01 without deductibles or retained risks (but in any case amounts paid to Lessor will not be in excess of the replacement value of the Improvements immediately preceding the Event of Loss, which replacement value shall be as mutually agreed between Lessee and Lessor and, failing such agreement within fifteen (15) days of the request of either party to do so, by the Appraisal Procedure), plus (B)unpaid Base Rent due and unpaid on or prior to such Stipulated Loss Value Date and Supplemental Rent due with respect to the Property for the period ending on such Stipulated Loss Value Date (excluding any Make-Whole Premium payable under clause (C), below), plus (C) the Make-Whole Premium, if any, payable by the Lessor as a consequence of the Lessor's prepayment of the Secured Notes in connection with such Event of Loss (even if Lessee's offer to purchase is rejected). For the avoidance of doubt, in the event that, despite the express provisions of the Lease to the contrary, the foregoing payments are ever made on a date which is not a Rent Payment Date, then Lessee shall pay Base Rent and Supplemental Rent up to and including the date of such payment with Base Rent for the semi-annual period in which the payment is made being prorated based on the number of days since the last Rent Payment Date to and including the date of such payment over the number of days in the payment period.



                  If Lessor elects to reject the offer of Lessee hereunder to purchase the Property pursuant to this Section 12.1 while the Secured Notes are outstanding, any notice of rejection shall only be effective, and Lessor shall only be entitled to reject such offer, if such notice is in writing and either such rejection is concurrently consented to in writing by the Servicer on behalf of the Indenture Trustee or Lessor pays to the Servicer (acting on behalf of the Indenture Trustee) all amounts then due and payable under the Secured Notes and all other amounts due and payable under any Operative Documents, and absent such repayment or consent by the Servicer within the period referred to in the last sentence of clause (i) above, Lessor shall be deemed to have accepted Lessee's offer.

                  Upon payment in full of the amounts set forth in clauses (A),
(B) and (C) of the second preceding paragraph (in the event Lessor rejected Lessee's offer) or upon payment in full of the amounts set forth in clause (i) of the first sentence of this Section 12.1 and the conveyance of the Property to Lessee as provided herein (in the event Lessor accepted (or is deemed to have accepted) Lessee's offer to purchase), (1) the Lease Term shall end, and (2) the obligations of Lessee hereunder (other than any obligations expressed herein as surviving termination of this Lease) with respect to such Property shall terminate as of the date of such payment.

                  Lessee shall continue to make all Rent Payments as and when due hereunder until termination of the Lease as provided herein.

         Section 12.1A. Casualty or Condemnation with Respect to the Garage. If any Casualty or Condemnation shall occur with respect to the portion of the Property constituting the garage only (the "Garage"), Lessee shall give Lessor, the Servicer, the Indenture Trustee and the Surety prompt written notice thereof and elect, within sixty (60) days after the occurrence of such Casualty or Condemnation, one of the following options (provided that Lessee's election of proceeding under clause (i) below shall be effective only if restoration can be completed by the time specified in such clause):

(i) Restore and rebuild the Improvements damaged or taken as a result of such Casualty or Condemnation so as to have a value, utility and remaining useful life as nearly as reasonably practicable equal to the value, utility and remaining useful life of the Garage immediately prior to such Casualty or Condemnation, and in all events as required by Section 8.2, such restoration to be substantially completed, subject to force majeure, by the earlier to occur of (x) fourteen (14) months after the occurrence of such Casualty or Condemnation or (y) six months prior to the expiration of the Lease Term (and Lessee shall remain liable for the completion of such restoration beyond the expiration of the Lease Term to the extent not completed prior to such expiration and shall pay Base Rent and Supplemental Rent from the date of expiration to the date of completion); or

(ii) Within the lesser of fourteen (14) months after the occurrence of such Casualty or Condemnation or the expiration of the Lease Term, identify and procure (if not already owned by Lessee) another parking garage of comparable, size, value and utility (and satisfying any zoning requirements with respect to the Building) in reasonable proximity to the Building, all acceptable to Lessor and the Indenture Trustee, in their sole and absolute discretion and transfer title to such substitute Garage to Lessor free of any liens other than Permitted Liens and at no cost to Lessor. Upon such transfer, such substitute Garage shall become subject to this Lease, and on the first Business Day at least ninety-one (91) days after recordation of a supplemental mortgage with respect to the substitute Garage, Lessor shall transfer title to the original Garage (together with all right and interest in any Net Proceeds or Awards relating to the Casualty or Condemnation with respect to the Garage) to Lessee; or

(iii) If substantial restoration of the Garage after the occurrence of a Casualty or Condemnation is rendered impossible due to a change in zoning or any other Applicable Laws and Lessee after having exercised its best efforts to locate a substitute parking garage in accordance with subsection (ii) above is unable to do so at a commercially reasonable price, then and in such event, Lessee shall within the lesser of fourteen (14) months after the occurrence of such Casualty or Condemnation or the expiration of the Lease Term, restore the Garage to the greatest extent practicable to the condition existing immediately before the occurrence of such Casualty or Condemnation and the remaining Net Casualty Proceeds or Net Condemnation Proceeds shall be paid over to Lessor and shall not reduce in any way any Base Rent payable by Lessee hereunder. In addition to such payment Lessee shall also pay over to Lessor any Make-Whole Premium arising out of the payment by Lessor to the Indenture Trustee of such Net Casualty Proceeds and/or Net Condemnation Proceeds.

In the event Lessee has elected to restore and rebuild the Garage in accordance with Subsection (i) or (iii) above, and fails to the extent required to substantially complete the renovation within the time required in Subsection (i) or (iii) above, then and in such event, Lessee shall upon demand by Lessor or the Indenture Trustee, pay to the Indenture Trustee, as security for Lessee's obligation to complete such restoration, an amount equal to 125 % of the estimated cost of completion of such required restoration work, as determined by a contractor or engineer selected by Lessor and reasonably acceptable to Lessee (Lessee having 15 days to object (with reasonable reasons set forth) or approve (silence being deemed approval)). Such amount shall be held by the Proceeds Trustee to be administered and disbursed as a Restoration Fund, as hereinafter defined, in accordance with Section 12.4 (except that any reference to $5,000,000.00 shall be inapplicable for the purposes hereof). In addition, Lessee shall be obligated to pay an amount as required by Section 19.2(a).

         Section 12.2. Application of Payments Upon an Event of Loss When Lease Continues. Subject to Section 12.4, payments received at any time by Lessor or Lessee from any Governmental Authority or other Person with respect to any Event of Loss in a case in which this Lease will not terminate (and there will occur no abatement or, other than as described in this Section 12.2, reduction of rent) because Lessee has elected to proceed under clause (ii) of Section 12.1, shall be paid to Lessee to be applied, as necessary, to the repair or restoration of the Property as described in clause (ii) of Section 12.1. Any excess insurance proceeds remaining thereafter shall be retained by Lessee. In the event of a condemnation which does not result in a termination of the Lease, then (except as otherwise set forth below) the proceeds of the condemnation award remaining after repair and restoration shall be retained by (or paid to) Lessor to be applied to reduce the final scheduled payment of principal due at the maturity date of the A-2 Secured Note, and thereafter, to be applied to reduce the principal amount outstanding under the other Secured Notes, if any are still outstanding. At the time of such payment Lessee shall pay to the Indenture Trustee (or Servicer acting on its behalf) any Make-Whole Premium payable under the Debt Documents by virtue of such prepayment of condemnation proceeds to the A-2 Note and to the other Secured Notes. Base Rent shall continue to be due and payable in accordance with Schedule 3.1, until such point in the Term that all principal but the final scheduled payment of principal due under the A-2 Secured Note has been paid in full whereupon the remaining semi-annual installments of Base Rent, for the balance of the Initial Term, shall be reduced to the amounts payable by Lessor on the Interest Payment Date(s) (excluding the final scheduled payment of principal due under the A-2 Secured Note). Notwithstanding the foregoing, excess condemnation proceeds less than $500,000 shall be retained by Lessor even if the Indebtedness is outstanding and shall not reduce Base Rent.

         Section 12.3. Application of Payments Not Relating to an Event of Loss. In case of a Condemnation or Casualty with respect to the Garage or which is not an Event of Loss or does not otherwise result in a termination of this Lease in accordance with the above provisions of Article 12, this Lease shall remain in full force and effect, without any abatement or reduction of Rent. Except as set forth herein, and subject to Section 12.4, all Net Casualty Proceeds and all Net Condemnation Proceeds, as the case may be, shall be paid to Lessee to be applied, as necessary, to the repair or restoration of the Property so such Property shall have a value, utility and remaining useful life as close as reasonably practicable to the value, utility and remaining useful life existing immediately prior to such Casualty or Condemnation. Except as otherwise provided to the contrary, any excess insurance proceeds remaining thereafter shall be retained by Lessee and any excess condemnation award remaining thereafter shall be applied in the same manner as set forth in Section 12.2 above.

         Section 12.4.     Other Dispositions.

         (a) Net Casualty Proceeds or Net Condemnation Proceeds, as the case may be, in excess of $5,000,000.00 (as such amount may be increased by increases in the CPI, as calculated in the manner set forth in Section 8.3(a)) (each, as applicable, the "Restoration Fund") in respect of such Casualty or Condemnation, as the case may be, shall be paid to the Indenture Trustee for release to Lessee as restoration progresses, subject to and in accordance with Section 12.4(b). Lessor and Lessee hereby authorize and direct (i) any insurer to make payment under policies of casualty insurance required to be maintained by Lessee pursuant to Section 9.1(a) directly to the Proceeds Trustee instead of to Lessor and Lessee jointly, and (ii) any Governmental Agency to make payments of any Net Condemnation Proceeds directly to the Indenture Trustee instead of to Lessor and/or Lessee; and each of Lessee and Lessor hereby appoints the Proceeds Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease. In the event that a Casualty shall occur at such time as Lessee shall not have maintained property or casualty insurance to the extent required by Section 9.1(a) (i.e., Lessee is self insuring), Lessee shall, within thirty (30) days of the Casualty, pay to the Indenture Trustee the amount of the proceeds that would have been payable had such insurance been in effect and such amount shall constitute a part of the Restoration Fund for all purposes hereof. Notwithstanding the foregoing provisions of this Article 12, so long as a Lease Event of Default shall be continuing, any amount that would otherwise be payable to or for the account of Lessee pursuant to this Article 12 shall be paid to the Indenture Trustee (or to Lessor when the Debt Documents shall not be in effect) as security for the obligations of Lessee under this Lease and, at such time thereafter as the Lease Event of Default shall have been waived or no longer be continuing, unless Lessor shall be exercising its remedies under Section 17.1, such amount shall be paid promptly to Lessee or the Indenture Trustee in accordance with this Lease (subject to other terms hereof).

         (b) The Restoration Fund, if any, shall be disbursed by the Indenture Trustee by wire transfer of immediately available funds within five (5) Business Days of the last submission made pursuant to and in accordance with the following conditions (provided that there shall be no more than one disbursement during each month):

                  (i) Lessee, prior to the disbursement of any sums by the Indenture Trustee from the Restoration Fund, shall have paid the first $5,000,000 of the costs of such restoration (such initial $5,000,000 payment representing the insurance proceeds, or self insurance obligation, as applicable, not delivered to the Indenture Trustee) as evidenced by paid receipts delivered to the Indenture Trustee from one or more of Lessee's contractors hired in connection with such restoration accompanied by partial releases of liens in respect of such payment(s).

                  (ii) At the time of any disbursement, no Lease Event of Default shall exist and, subject to Article 7, no mechanics' or materialmen's liens shall have been filed and remain undischarged, unbonded or not insured over.

                  (iii) Disbursements (subject to the holdback in Section 12.4(b)(v) below) shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates when required pursuant to Section 8.3, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens in respect of the disbursement made pursuant to the immediately preceding request, and (3) other reasonable evidence of cost incurred (whether or not paid) so that the Indenture Trustee is able to verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of (subject to Article 7) mechanics' and materialmen's lien claims.

                  (iv) Each request for disbursement shall be accompanied by a certificate of Lessee (1) agreeing to use amounts disbursed for the costs described in Section 12.4(b)(iii), (2) describing the work, materials or other costs or expenses for which payment is requested,
         (3) stating the cost incurred in connection therewith, and (4) stating that Lessee has not previously received payment for such work or expense and the certificate to be delivered by Lessee upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

                  (v) The Indenture Trustee shall retain ten percent (10%) of the amounts otherwise disbursable until the restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the restoration is substantially complete.

                  (vi) The Restoration Fund shall be kept by the Indenture Trustee in a separate interest-bearing federally insured account or invested in Permitted Investments (as directed by, or on behalf of, Lessee).

                  (vii) At all times the undisbursed balance of the Restoration Fund held by the Indenture Trustee shall be not less than the cost of completing the restoration, free and clear of all liens as certified to by either Lessee's architect or engineer in accordance with Section 8.3(b) (other than Permitted Liens, which term for purposes hereof shall exclude Liens of the type described in clause (d) of the definition of Permitted Liens other than Liens for amounts not yet due or that are bonded over or insured over).

                  (viii) In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, as reasonably determined by the Indenture Trustee, exceeds the then amount of the Restoration Fund, the amount of such excess shall be paid by Lessee to the Indenture Trustee to be added to the Restoration Fund or Lessee shall fund at its own expense the costs of such restoration until the remaining Restoration Fund is sufficient for the completion of the restoration. In the case of Casualty, any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be paid to Lessee so long as no Lease Event of Default then exists. In the case of Condemnation, any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of restoration shall be applied as set forth in Section 12.2.

         Section 12.5. Negotiations. In the event the Property becomes subject to condemnation or requisition proceedings, Lessee shall control the negotiations with the relevant Governmental Authority, unless: (i) a Lease Event of Default shall be continuing, or (ii) the Net Condemnation Proceeds will likely be in excess of $5,000,000.00 (as such amount may be increased by increases in the CPI, as calculated in the manner set forth in Section 8.3(a), above) (which determination shall be made in Lessor's reasonable discretion), in which case Lessor (or if the Debt Documents are in effect, the Indenture Trustee) at Lessee's expense may elect in writing to control such negotiations; provided that in any event Lessor and the Indenture Trustee may elect to participate at Lessee's expense in such negotiations. Lessee shall give to Lessor and the Indenture Trustee such information, and copies of such documents, which relate to such proceedings and are in the possession of Lessee, as are reasonably requested by Lessor or the Indenture Trustee. Lessor shall use good faith efforts to be reasonable when incurring expenses payable by Lessee hereunder and shall confer with Lessee as to any negotiations with Governmental Authorities material to Lessee's operations. Notwithstanding the foregoing, in jurisdictions where a separate award may be granted for Lessee's Equipment and Personalty, moving and relocation expenses, business loss, business damages, loss of goodwill, unamortized costs of any Alterations title for which has not vested in Lessor pursuant to the terms of this Lease, and Lessee's attorneys' fees, costs and expenses in the proceedings, Lessee may assert claims for and control the negotiations pertaining to such interests, provided that the Lessor's award in respect to the Property is not diminished by the award to Lessee.

                                    ARTICLE 13
                              INTENTIONALLY OMITTED

                                   ARTICLE 14
                                    SUBLEASE

         Section 14.1. Subleasing Permitted; Lessee Remains Obligated. Provided that no Lease Event of Default shall have occurred and be continuing at the time the sublease is entered into, upon fifteen (15) days' prior written notice to Lessor and the Indenture Trustee (except for subleases to Affiliates, in which case no notice shall be required), Lessee may at any time and from time to time sublease the Property or any portion or portions thereof to any Person or permit the occupancy of the Property or any portion or portions thereof by any Person
(i) who is not a tax-exempt entity (within the meaning of Section 168(h) of the Code) and (ii) is not a debtor or debtor-in-possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the sublease term. Any such sublease, sub-sublease, license, occupancy agreement or similar agreement

(each, a "Sublease") shall not release Lessee from its primary liability for the performance of its duties and obligations hereunder, and Lessee shall continue to be obligated for all obligations of "Lessee" in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no Sublease had been made. From time to time, and no more often than once annually, upon Lessor's written request, Lessee shall forward to Lessor the names, businesses and square footage leased of all subtenants (other than Subleases to Affiliates). In addition, Lessee shall furnish to Lessor, the Servicer and the Indenture Trustee within thirty (30) days after the execution of each Sublease of twenty percent (20%) or more (or any Sublease, when aggregated with previously executed Subleases that are still in effect, exceeds twenty percent (20%) or more) of the total square feet of the Improvements on the Property or a material portion of the Land (i) a copy of such Sublease (and the previously executed Subleases still in effect, if applicable) and (ii) such other instruments and documents as the Lessor and the Indenture Trustee shall reasonably request to ensure that such Sublease is subject to the Debt Documents. Lessee shall not be required to furnish copies to Lessor of any Sublease with an Affiliate of Lessee, nor shall any such Affiliate Subleases count against the 20% threshold set forth above. In no event shall Lessee grant any purchase options to any subtenants or modify any existing renewal or expansion rights in any Existing Sublease. Lessee shall be permitted to extend the term and/or sublease additional space within the Property to subtenants having Existing Subleases providing any such additional subleased space or extensions to any terms are not for periods extending beyond the then in effect expiration of the Lease Term. The foregoing limitation shall not however, preclude or otherwise prohibit subtenants having Existing Subleases from exercising under the terms of their Existing Subleases any expansion rights or renewal options in effect as of the Lease Commencement Date.

         Section 14.2. Provisions of Subleases. Each Sublease other than the Existing Subleases will:

         (a) be expressly subject and subordinate to this Lease and any mortgage (including the Mortgage) encumbering the Property;

         (b) not extend beyond the Lease Term minus one day;

         (c) terminate upon any termination of this Lease, unless Lessor elects in writing (which election must be consented to by the Servicer, acting on behalf of the Indenture Trustee), to cause the sublessee to attorn to and recognize Lessor as the lessor under such Sublease, whereupon such Sublease shall continue as a direct lease between the sublessee and Lessor upon all the terms and conditions of such Sublease (it being agreed that all Subleases with Affiliates of Lessee shall automatically terminate upon termination of this Lease); and

         (d) not contravene or otherwise conflict with any express terms or covenants contained in the Lease.

         Section 14.3. Assignment of Sublease Rents. To secure the prompt and full payment by Lessee of the Rent and the faithful performance by Lessee of all the other terms and conditions herein contained on its part to be kept and performed, Lessee hereby absolutely, presently assigns, transfers and sets over unto Lessor, subject to the conditions hereinafter set forth in this Section 14.3, all of Lessee's right, title and interest in and to all Subleases, and hereby confers upon Lessor, its agents and representatives, a right of entry in, and sufficient possession of, the Property to permit and ensure the collection by Lessor of the rentals and other sums payable under the Subleases, and further agrees that the exercise of the right of entry and qualified possession by Lessor shall not constitute an eviction of Lessee from the Property or any portion thereof; provided, however, that Lessee shall continue to have the right to collect all Sublease revenue unless and until (a) a Lease Event of Default shall occur (and only for so long as such Lease Event of Default shall be continuing), or (b) this Lease and the Lease Term shall be canceled or terminated pursuant to the terms, covenants and conditions hereof, or (c) there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the Subleases that Lessor may elect to take over and assume. Notwithstanding the foregoing, if the events described in Section 14.3(a), (b) or (c) hereinabove have not occurred or if a Lease Event of Default which caused such collection of revenue by Lessor shall have been cured by Lessee or otherwise not continue to exist and the events described in Sections 14.3(b) and (c) hereinabove have not occurred, Lessor shall cease to exercise the rights granted hereunder to Lessor with respect to the Subleases, and amounts collected under the Subleases and not applied to Lessee's obligations hereunder shall promptly be paid over to Lessee.

                                   ARTICLE 15
                                   INSPECTION

         Section 15.1. Inspection. Upon at least five (5) Business Days' prior written notice to Lessee (or immediately if a Lease Event of Default shall be continuing), Lessor, the Indenture Trustee, the Servicer and the Surety, and their respective representatives and agents (each, an "Inspecting Party") may, in a commercially reasonable manner and at their own expense (except as set forth in this Lease to the contrary) and risk, inspect the Property, during normal business hours, including, without limitation, the right to cause consultants to make structural, environmental (to the extent necessary to verify compliance with the provisions of this Lease) and/or other inspections or tests. No Sublease other than the Existing Subleases shall contain any restrictions on inspection other than as set forth herein. The Inspecting Party shall repair any damage caused by any inspection or test performed pursuant to Section 15.1 unless a Lease Event of Default has occurred and is continuing. The applicable Inspecting Party will consult with Lessee prior to any intrusive inspection to determine a convenient time for such inspection unless a Lease Event of Default has occurred and is continuing, following an assignment of the Lease, or a violation of Section 8.5 has occurred (in which event the inspection may be immediate). Lessee shall have the right during such inspection to have its representatives present at any such inspection, including security guards. Each Inspecting Party agrees to hold in confidence all proprietary information and trade secrets of which it becomes aware during such inspection. Except as set forth in the following sentences, all such inspections and tests shall be at Lessor's or the Indenture Trustee's expense, unless (i) a Lease Event of Default shall have occurred and is continuing or (ii) such inspection and/or test reveals deficiencies requiring Lessee to take any action or actions not contemplated within the next 12 months, as evidenced by Lessee's maintenance program last delivered to Lessor and the Indenture Trustee, the cost of which equals $100,000, or more, in order to comply with the Lease. Such amount shall be increased annually on each January 1 (starting January 1, 2003), based on increases in the CPI. In either case, the reasonable out of pocket costs of such inspection and/or test shall be promptly paid by the Lessee. Further, upon five
(5) Business Days' prior notice to Lessee, the Inspecting Parties, at their expense, may inspect the books and records as they relate to the maintenance and care of the Property during the term of this Lease (other than Lessee's Equipment and Personalty), that are in the possession of Lessee or Guarantor, which shall be made available at the Property or the headquarters of the Lessee.

                                      ARTICLE 16
                             LEASE EVENTS OF DEFAULT

          Section 16.1. Lease Events of Default. The following events shall constitute a "Lease Events of Default":

         (a) Lessee shall fail to make any payment of Base Rent, a Termination Value Payment, a Stipulated Loss Value Payment, any payment owing by the Lessee pursuant to Section 3.4, or any other regularly scheduled payment of Supplemental Rent due to the Indenture Trustee or Servicer within three (3) Business Days after the same shall become due;

         (b) Lessee shall fail to make any other payment of Supplemental Rent, or any other payment required to be made under this Lease, within thirty (30) days after notice that such amount is due and unpaid;

         (c) any of Guarantor or Lessee shall fail to timely perform or observe any covenant or agreement (not otherwise specified in this Article 16) to be performed or observed by it hereunder or under any other Lease Operative Document and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor or the Indenture Trustee; provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Guarantor or Lessee (as applicable) commences to cure such breach within thirty (30) days of said notice and shall be diligently and continuously prosecuting the cure of such failure; provided, that such failure must be cured within 270 days of such notice.

         (d) except to the extent the Lessee is self-insuring pursuant to
Section 9.1(b) and Schedule 9.1, Lessee shall fail to carry or maintain in full force any insurance required hereunder, and such failure shall continue for five
(5) Business Days after such obligation arises;

         (e) any representation or warranty made by the Guarantor or Lessee herein or in any Lease Operative Document to which Guarantor or Lessee is a party shall prove to have been incorrect in any material respect when such representation or warranty was made.

         (f) (A) Lessee or Guarantor makes any general arrangement or assignment for the benefit of creditors; (B) Lessee or Guarantor becomes a "debtor" as defined in 11 U.S.C. ss. 101 of the Bankruptcy Code or any successor statute thereto (unless, in the case of a petition filed against Lessee or Guarantor, the same is dismissed within ninety (90) days); (C) the appointment of a trustee or receiver to take possession of substantially all of the assets of Lessee or Guarantor where possession is not restored to Lessee or Guarantor within ninety
(90) days; (D) the attachment, execution or other judicial seizure of substantially all of the assets of Lessee or Guarantor where such seizure is not discharged within ninety (90) days; (E) Lessee or Guarantor admits in writing its inability to pay its debts generally as they become due; (F) Lessee or Guarantor files a petition in bankruptcy or a petition to take advantage of any insolvency act; (G) Lessee or Guarantor files a petition or answer seeking reorganization or arrangement or other protection under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; (H) Lessee or Guarantor is liquidated or dissolved, or placed under conservatorship or other protection under any applicable federal or state law or begins proceedings toward such liquidation or dissolution; (I) any petition is filed by or against Lessee or Guarantor or any subsidiary of either under Federal bankruptcy laws, or any other proceeding is instituted by or against Lessee or Guarantor or such subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lessee or Guarantor or such subsidiary, or for any substantial part of the property of Lessee or Guarantor or such subsidiary, and such proceeding is not dismissed within ninety (90) days after institution thereof, or Lessee or Guarantor or such subsidiary shall take any action to authorize or effect any of the actions set forth above in this subsection (f).

         (g) A Lease Event of Default described in Section 9(c) of the Guaranty.

                                    ARTICLE 17
                                   ENFORCEMENT

         Section 17.1. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, to the extent permitted by Applicable Laws, at its option, by notice to Lessee do one or more of the following as Lessor in its sole discretion shall determine:

         (a) Lessor may, by notice to Lessee, terminate this Lease as of the date specified in such notice; provided (i) no reletting, reentry or taking of possession of any or all of the Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention to terminate this Lease is given to Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease with respect to any or all of the Property, and (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any or all of the Property shall be valid unless the same shall be made in writing and executed by Lessor. If Lessor shall have terminated the Lease, Lessor may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, the amounts set forth in subparagraphs (c) or (e) below.

         (b) Lessor may whether or not the Lease is terminated (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 10 as if the Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith, and (ii) without prejudice to any other remedy which Lessor may have for possession of the Property, enter upon the Property and take immediate possession of (to the exclusion of Lessee) the Property and expel or remove Lessee and any other person who may be occupying the same (subject to the terms of any nondisturbance agreements with Lessor, in favor of any subtenants), by summary proceedings or otherwise, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the reasonably necessary costs and expenses of reletting actually incurred.

         (c) Lessor may sell the Property at public or private sale as Lessor may determine, free and clear of any purchase options or other rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by the next succeeding sentence if Lessor shall elect to exercise its rights thereunder), in which event Lessee's obligation to pay Base Rent hereunder for periods commencing after the Rent Payment Date next succeeding the date of such sale shall be terminated. If Lessor shall have sold the Property pursuant to the above terms of this Section 17.1(c), Lessor may demand that Lessee pay to Lessor, and Lessee shall promptly pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the liquidated damages described below represent a reasonable approximation of such amount), in lieu of Base Rent in respect of the Property due for the period commencing on the Rent Payment Date next succeeding the date of sale, an amount equal to the sum of:

                  (1) all unpaid Rent with respect to the Property due on or prior to, and (without duplication) all unpaid Rent accruing but unpaid through such Rent Payment Date; plus

                  (2) an amount equal to the Discounted Net Present Value of the amount of the remaining Base Rent payments payable for the remainder of the then current Term; plus

                  (3) interest at the Default Rate on all of the foregoing amounts from the date due until the date of actual payment;

         to the extent such amount exceeds the net proceeds of such sale.

         (d) Except as Lessor may otherwise be required by Applicable Laws, Lessor may hold, keep idle or lease to others the Property as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee's obligation to pay Base Rent from and after the occurrence of a Lease Event of Default, but prior to the termination of the Lease or the foreclosure of the Lien of the Indenture Trustee, shall be reduced by the net proceeds, if any, received by Lessor from leasing the Property to any Person, or allowing any Person to use the Property, other than Lessee for the same periods or any portion thereof,

         (e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under Section 17.1(b) or 17.1(d), but only if the Property shall not have been sold under Section 17.1(c), demand, by written notice to Lessee specifying a Rent Payment Date (the "Final Payment Date") not earlier than twenty (20) days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Final Payment Date, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount), in lieu of Base Rent for periods commencing after the Final Payment Date, an amount equal to the sum of:

                  (1) all unpaid Rent with respect to the Property due on or prior to, and (without duplication) all unpaid Rent accruing but unpaid through, such Rent Payment Date; plus

                  (2) an amount equal to the Discounted Net Present Value of the amount of the remaining Base Rent payments payable for the remainder of the then current Term; plus

                  (3) interest at the Default Rate on all of the foregoing amounts from the date due until the date of actual payment.

         (f) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

         (g) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period or periods with respect to which Rent shall have accrued, and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period, or Lessor may defer any such suit until after the expiration of the Base Term or the then current Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Base Term, or the then current Renewal Term.

         Section 17.2. Survival of Lessee's Obligations. No repossession of any or all of the Property or exercise of any remedy under this Lease, including termination of this Lease, shall, except as specifically provided herein, relieve Lessee of any of its liabilities and obligations hereunder, including the obligation to pay Rent. In addition, except as specifically provided herein, Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor and the Indenture Trustee by reason of the occurrence of any Lease Default or Lease Event of Default or the exercise of Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Property in the manner and condition required by, and otherwise in accordance with the provisions of, Article 10 as if the Property were being returned at the end of the Lease Term. At any sale of any or all of the Property or any other rights pursuant to Section 17.1, Lessor or the Indenture Trustee may bid for and purchase the Property.

         Section 17.3. Remedies Cumulative; No Waiver; Consents; Mitigation of Damages. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

                                   ARTICLE 18
                           RIGHT TO PERFORM FOR LESSEE

         Section 18.1. Right to Perform for Lessee. If Lessee shall fail to perform or comply with any of its agreements contained herein, following applicable notice and cure periods, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by Lessee hereunder and made by Lessor on behalf of Lessee, and the reasonable out-of-pocket third-party costs and expenses of Lessor (including reasonable attorneys' fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand. In addition, during the continuance of a Lease Event of Default in respect of Lessee's obligations under Section 8.2 and/or
Section 8.5, then, in addition to the rights above and at the cost of Lessee,
(a) Lessor shall have the right to hire Persons (as selected by Lessor in its reasonable discretion) to cure such Lease Event of Default, and to take any and all other actions necessary to cure such Lease Event of Default, and (b) Lessee shall cooperate with Lessor, and the Persons hired by Lessor, in the performance of such cure, including, without limitation, (i) providing access to the subject Property at reasonable times every day of the week, (ii) making available water, electricity and other utilities existing at or on the subject Property, and
(iii) restricting or closing the Property, but only if such restriction or closure is reasonably necessary for the performance of such cure and provided that such closure shall be done for and during a time period and in such manner that balances the need for the maintenance or repair of the Property (and doing so in a safe manner) and the continuing operations of the Property.

                                   ARTICLE 19
                                   INDEMNITIES

         Section 19.1. General Indemnification. (a) Lessee agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims arising out of the acts, or failures to act, of Lessee or any of its subtenants (existing now or in the future) prior to the expiration or earlier termination of the Term and including any period during which the Lessee is a month-to-month tenant under clause (x) of Section 8.5 (whether during the Lease Term, or prior to the Closing Date), whenever they may be suffered, imposed on or asserted against any Indemnitee, arising out of (i) the acquisition, ownership, leasing, subleasing, assignment, transfer of title, sale, financing, refinancing, renewal, return, disposition, operation, possession, use, non-use, maintenance, modification, alteration, reconstruction, restoration, substitution, or replacement of the Property or the Lease, or from the granting by Lessor at Lessee's request of easements, licenses or any similar rights with respect to all or any part of the Property, or from the construction, design, purchase or condition of the Property (including any Claims (whether by Governmental Authority or other Person) arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation, Release or threat of Release of any Hazardous Materials, and any Claims for patent, trademark or copyright infringement and latent or other defects, whether or not discoverable), including any liability under Applicable Laws (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (ii) the Lease Operative Documents or the Operative Documents or any modification, amendment or supplement thereto (A) if the Indemnitee is Lessor, only to the extent arising out of the operation, maintenance, use or possession of the Property by Lessee, whether before or after the Closing Date and (B) if the Indemnitee is any other Person, such indemnity is including, without limitation, any Claims made against the Servicer, any Holder, the Indenture Trustee, and any special servicer in connection with the Overall Transaction, whether or not arising out of the operation, maintenance, use or possession of the Property by Lessor, (iii) the non-compliance of the Property with Applicable Laws (including because of the existence of the Permitted Liens), (iv) without limiting any other indemnity herein, any other matters relating to the Property or any operations thereon, and not already covered by this Section 19.1(a), to the extent such matters arise out of the operation, maintenance, use or possession of the Property by Lessee or any subtenants, whether before or after the Closing Date, including matters relating to Environmental Laws or Hazardous Materials, the breach by Lessee or Guarantor of any of its representations, warranties, covenants and obligations in this Lease or the Guaranty, as applicable, or any other Operative Documents or Lease Operative Documents whether or not such Claim arises or accrues prior to the date of this Lease, (v) the business and activities of Lessee or any subtenants, except to the extent arising out of relationships between Lessor and Lessee not related to this transaction, (vi) the cost of any Remedial Action, assessment, containment, monitoring, treatment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas over which Lessee has responsibility, the cost of any actions taken in response to a release or threat of release of any Hazardous Materials on, in, under, relating to or affecting any portion of the Property or any surrounding areas over which Lessee has responsibility to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas over which Lessee has responsibility, (vii) a Lease Default or a Lease Event of Default, (viii) any litigation, suit, cause of action, writ, decree, injunction, order, judgment, proceeding or Claim now or hereafter asserted against the Property, Lessor (by virtue of its ownership of, leasing or financing of the Property), or Lessee or any subtenants with respect to the Property or this Lease, and (ix) any defects in title caused, created or permitted by Lessee, or anyone acting by, through or under Lessee. Lessee acknowledges that the foregoing includes any costs incurred by Lessor, the Indenture Trustee or the Servicer (or special servicer) in performing any inspections of any Property if such inspection reveals a violation by Lessee of
Section 8.5. Lessee shall not be required to indemnify any Indemnitee under this
Section 19.1 for any Claim to the extent resulting from (A) the willful misconduct or gross negligence or breach of representation or warranty of such Indemnitee or a member of such Indemnitee's Group, (B) any amounts payable under the Debt Documents unless such amounts are payable by Lessee under this Lease or any other Lease Operative Document, (C) any acts or events to the extent first occurring after the expiration of the Lease Term and return of the Property to Lessor in the condition required in this Lease (but any indemnification first arising after the expiration of the Term (and not otherwise covered hereby) shall include only those matters relating to Lessee's failure to return the Property in the condition required), (D) any taxes, except to the extent covered in Section 19.2 of this Lease, (E) any voluntary transfers of the Property made by Lessor (other than arising out of a Lease Event of Default by Lessee), and
(F) any voluntary transfer of the Property made by the Indenture Trustee (other than arising out of a Lease Event of Default by Lessee). Lessee shall be entitled to credit against any payments due under this Section 19.1 any insurance recoveries or other reimbursements received by the Indemnitee to be indemnified in respect of the related Claim under or from insurance paid for, directly or indirectly, by Lessee or assigned to Lessor by Lessee, to the extent such insurance recoveries exceed such Indemnitee's costs and expenses incurred in recouping such insurance recovery.

         The foregoing indemnity (and any other indemnity made by Lessee herein, including, without limitation, in Sections 4.3 and 19.2(b)(v)) applies to all matters herein, including, without limitation, any of the same that are caused in whole or in part by the sole or concurrent negligence of any Indemnitee.

         (b) In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Lessee, provided that failure to so notify Lessee shall not reduce Lessee's obligations to indemnify any Indemnitee hereunder unless and only to the extent such failure results in additional liability on Lessee's part. Lessee shall be entitled, at its expense, acting through counsel selected by Lessee (and reasonably satisfactory to such Indemnitee), to participate in, and, to the extent that Lessee desires to assume and control, in consultation with Indemnitee, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of the last sentence of subparagraph (c) of this Section 19.1). Such Indemnitee may (but shall not be obligated to) participate in a reasonable manner at its own expense (unless Lessee is not properly performing its obligations hereunder) and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. If Lessee shall defend the Indemnitee in any such suit or proceeding, then, unless such Indemnitee shall determine (in its reasonable discretion) that a conflict of interest exists between Lessee and such Indemnitee, Lessee shall not be obligated to reimburse the Indemnitee for the cost of such Indemnitee's attorneys' fees or expenses incurred in connection with such suit or proceeding.

         (c) Each Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee in connection with any Claim for which Lessee may be required to indemnify any Indemnitee under this
Section 19.1. Unless a Lease Event of Default is continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim for which indemnification is required under this Section 19.1 without the prior written consent of Lessee. Lessee shall have the authority to settle or compromise any Claim against an Indemnitee hereunder, provided that no admission of wrongdoing shall be required of such Indemnitee and such Indemnitee shall be released of all liability in connection with any such Claim.

         (d) Upon payment in full of any Claim by Lessee pursuant to this
Section 19.1 to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise reasonably cooperate with Lessee to enable Lessee to pursue such claims.

         (e) Prior to paying any amount otherwise payable to an Indemnitee pursuant to this Section 19.1, Lessee shall be entitled to receive from such Indemnitee (i) a written statement describing the amount so payable, (ii) a general release from Indemnitee upon such payment with respect to the claim made and (iii) such additional information as Lessee may reasonably request and which is reasonably available to such Indemnitee to properly substantiate the requested payment.

         (f) Subject to the penultimate sentence of Section 19.1(a) above, Lessee's liability hereunder shall in no way be limited or impaired by any act, including, without limitation, (i) any amendment or modification to any of the Lease Operative Documents, (ii) any waiver of any Lease Event of Default, default, or extension of time or any failure to enforce any remedies or rights of either Lessor or Indenture Trustee under the Lease Operative Documents, (iii) any sale or transfer of the Property, or (iv) any assignment of the Lease.

         Section 19.2.     General Tax Indemnification.

         (a) Except as provided in Section 19.2(b), Lessee agrees to indemnify each Tax Indemnitee against, and hold each Tax Indemnitee harmless from on an After-Tax Basis, and to pay in accordance with Section 19.2(f): (i) any and all Taxes of any United States federal taxing authority, state, or political subdivision or taxing authority, thereof or therein or any other Governmental Authority, which are imposed or levied upon or assessed against or with respect to or in connection with (A) any such Tax Indemnitee, the Lessee, any tenant, the Secured Note and any amounts and expenses payable thereunder, any financing or refinancing, but only to the extent such Taxes arise in connection with the Operative Documents, Property or the transactions or activities contemplated by the Operative Documents, (B) the Property, or any part or interest therein, or any additions, modifications or improvements thereto, or any estate, right, title, or any occupancy, operation, possession of, or sales from or other activity conducted on the Property or any damage to, removal, abandonment, salvage, loss, condemnation, theft, scrapping, destruction of, any requisition or taking thereof, (C) Base Rent, Supplemental Rent or other sums payable under this Lease or any other Operative Document (including, in each case, any amendment, supplement, waiver, or consent thereto), (D) this Lease or any other Operative Document (including, in each case, any amendment, supplement, waiver or consent thereto) or the leasehold estate hereby created or any interest therein, or which arises in respect of the operation, possession or use or disposition, after the acquisition thereof by a Tax Indemnitee, of all or any portion of the Property or interest therein, if any, or (E) any leasing, subleasing, sub-subleasing or use of the Property or any interest therein, (ii) other governmental charges or Taxes imposed upon the Property or upon a Tax Indemnitee as a result of ownership of the Property or interest therein (including, without limitation, sewer or water assessments), (iii) payments required to be made to a governmental or quasi-governmental authority (or private entity in lieu thereof) which are in lieu of each of the foregoing (whether or not expressly so designated), (iv) any loss to any of Lessor or its direct or indirect owners that is not treated as a pass-through entity for Federal income tax purposes, computed assuming applicability of the highest Federal, state and local income tax rates applicable to such Tax Indemnitee, resulting from a reduction, disallowance, elimination, recapture or disqualification of, or from not claiming (based on a written opinion of counsel that there is no reasonable basis for claiming), all or any portion of the depreciation, interest and amortization deductions claimed (or that would have been claimed but for such opinion of counsel) by the Tax Indemnitee as the owner of the Property and the obligor under the Secured Note for income tax purposes, to the extent such loss is due to any delay, act (voluntary or involuntary, including, but not limited to, any bankruptcy or insolvency) of, or failure to act by, the Lessee or an Affiliate of Lessee (including, without limitation, the failure to timely restore, rebuild or place in service any Improvements in accordance with Section 12.1 and/or Section 12.1A hereof after an Event of Loss or any act or omission that is inconsistent with treating this Lease as a "true lease" for income tax purposes, but in each case excluding any act or omission required or expressly permitted by the Operative Documents or in connection with the negotiation, execution and delivery thereof), or due to the Property constituting "tax-exempt use property" or "tax-exempt bond financed property" within the meaning of Code Sections 168(h) and (g)(5), respectively as a result of the status of, or act of, Lessee and (v) any interest, penalties or additions to tax payable by the Tax Indemnitee in connection with any of the foregoing (any such amounts described in the foregoing clauses, being deemed to be a "Tax" for purposes of this Section 19.2).

         (b) Notwithstanding anything to the contrary contained in Section 19.2(a), Lessee will have no obligation under this Section 19.2 with respect to amounts described in any one or more of the following:

                  (i) in the case of any Tax Indemnitee, (A) Taxes (other than Taxes that are, or are in the nature of, sales, use, property, ad valorem, rental, stamp, transfer or license Taxes) imposed on such Tax Indemnitee by the United States federal government under Subtitle A or Subtitle B of the Code (including any Taxes that are, or are in the nature of minimum or alternative minimum Taxes, and any Taxes on or measured by any items of Tax preference), (B) Taxes (other than Taxes that are, or are in the nature of, sales, use, property, ad valorem, rental, stamp, transfer or license Taxes) imposed on such Tax Indemnitee by the state in which the Property is located or any local jurisdiction therein on, based on or measured by net income (including any minimum Taxes or Taxes on items of tax preference) or net receipts or gross income or gross receipts, or Taxes that are in the nature of intangibles Taxes, (C) Taxes (other than Taxes that are, or are in the nature of, sales, use, property, ad valorem, rental, stamp, transfer, or license Taxes) imposed on such Tax Indemnitee by the state in which the Property is located or any local jurisdiction therein that are imposed on capital or net worth, excess profits or conduct of business, or (D) Taxes imposed by any foreign or domestic government or taxing authority (other than the United States or any states or any local government or taxing authority in any of the states), in each case, under clauses (A), (B), (C) and (D) of this paragraph other than Taxes imposed as a result of (v) the execution or delivery by the Lessee or any Affiliate of any Operative Document in such jurisdiction, (w) the identity, organization, activities or presence of the Lessee or any Affiliate of the Lessee in such jurisdiction or (x) the Lessee's or any Affiliate of the Lessee's (and, in the case of Taxes imposed on or with respect to payments made to the Indenture Trustee on behalf of the Holders, the Issuer's or any Affiliate of the Issuer's) making of any payment (or being deemed to have made payments) under the Operative Documents to the Indenture Trustee (on behalf of the Holders) or the Lessor from the jurisdiction imposing such Taxes; provided that there shall not be excluded under this clause (i) any amounts necessary to make any payment required to be made under the Operative Documents to be made on an After-Tax Basis, including but not limited to payments pursuant to Section 19.3; provided further, that there shall not be excluded under this clause (i) any Taxes which are specifically provided in the relevant statute or legislative history to be in lieu of or in replacement of any Taxes otherwise indemnified herein; provided further, that there shall not be excluded under this clause
         (i) any amount with respect to a loss described in clause (a)(iv) or clause (a)(v) (to the extent it relates to clause (a)(iv)) of this
         Section 19.2;

                  (ii) Taxes attributable to any (1) voluntary sale, assignment, transfer or other disposition (collectively, a "Transfer") by such Tax Indemnitee or any Affiliate thereof of any interest in such Tax Indemnitee, the Property or any part thereof or any interest therein or any interests or obligations arising under the Operative Documents, (2) any involuntary transfer of any of the foregoing interests resulting from any bankruptcy or other proceeding for the relief of debtors in which such Tax Indemnitee is a debtor, (3) any foreclosure by a creditor of such Tax Indemnitee, or (4) any transfer as the result of Condemnation; provided, however, this clause (ii) shall not apply to any such sale, assignment, transfer or other disposition occurring as a result of and so long as a Lease Event of Default has occurred and is continuing (it being understood that any transfer or disposition expressly permitted by Articles 10, 12 or 13 of the Lease or requested by the Lessee is not a voluntary transfer or disposition);

                  (iii) Taxes imposed against or payable by a Tax Indemnitee to the extent imposed with respect to any period after the expiration or earlier termination of this Lease (in either case provided that, if required, possession of the Property has been returned and the Lessee's obligation to pay Base Rent under the Lease has been extinguished) other than pursuant to the exercise of remedies in connection with a Lease Event of Default, provided that the exclusion in this clause
         (iii) shall not apply to the extent such Taxes are imposed with respect to any payments due under the Operative Documents after such expiration or earlier termination;

                  (iv) Taxes imposed against, or payable by any trustee for any Tax Indemnitee with respect to or measured by any trustee fees or reimbursements for expenses for services rendered in its capacity as trustee;

                  (v) Taxes imposed against or payable by any Tax Indemnitee as a result of the gross negligence, willful misconduct or fraud of such Tax Indemnitee or any Affiliate thereof or as a result of the inaccuracy of any of the representations or breach of any of the covenants of such Tax Indemnitee or any Affiliate thereof in any of the Operative Documents;

                  (vi) as long as the Indenture Trustee is receiving all rent without reductions on account of contested Taxes, any Tax being contested in accordance with the provisions of Section 19.2(e), during the pendency of such contest;

                  (vii) any Tax that would have been imposed on a particular Tax Indemnitee without regard to the transactions contemplated by the Operative Documents;

                  (viii) Taxes imposed against or payable by a Tax Indemnitee if such Taxes are enacted as a substitute for or in lieu of any Taxes not indemnifiable hereunder;

                  (ix) Taxes imposed solely as a result of the status of a Tax Indemnitee for relevant tax purposes, such as a utility, insurance company or banking or other financial institution or tax-exempt entity, provided such Taxes are not in lieu of or a substitute for Taxes that would be indemnifiable hereunder;

                  (x) Taxes or liabilities resulting from any prohibited transaction described in Section 406 or 407 of ERISA or Section 4975(c) of the Code or any successor provisions thereto that may arise in connection with any transaction contemplated by the Operative Documents, other than any such Taxes that are imposed as a result of a breach of a representation of the Lessee;

                  (xi) Taxes that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document that has not been initiated or consented to by Lessee or any Affiliate thereof in writing unless in each case (1) such amendment, supplement, modification, consent or waiver is required or made pursuant to the Operative Documents or Applicable Law or (2) is necessary or appropriate to, and is in conformity with any other amendment, supplement, modification, consent or waiver to any Operative Documents initiated, requested by or consented to by the Lessee or any Affiliate thereof in writing;

                  (xii) Taxes resulting from or that would not have been imposed but for the existence of Lessor Liens;

                  (xiii) any interest, penalties or additions to Tax imposed against or payable by a Tax Indemnitee that are the result of the failure of such Tax Indemnitee (after timely written notice from the Lessee, where such notice is required pursuant to subsection (j) hereof) to prepare and file any return properly and timely, unless (i) Lessee is required to prepare and/or file such return pursuant to the Operative Documents or (ii) such failure is caused by the failure of Lessee to forward to such Tax Indemnitee any and all information such Tax Indemnitee has reasonably requested from Lessee (other than information reasonably obtainable by, or in the possession of, such Tax Indemnitee) or to send to such Tax Indemnitee on a timely basis any notifications or notices received by Lessee with respect to such returns from any applicable taxing authority;

                  (xiv) Taxes that would not have been imposed but for any failure of a Tax Indemnitee to comply with (x) certification, information, documentation, reporting or other similar requirements (each, a "Requirement") concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes, if such compliance is required by statute or regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from such Taxes and such Tax Indemnitee was eligible to comply with such Requirement or (y) any other Requirement under the tax laws or regulations of the jurisdiction imposing such Taxes that would establish entitlement to otherwise applicable relief or exemption from such Taxes if such Tax Indemnitee was eligible to comply with such Requirement; but only, in each case of (x) and (y), so long as such procedure would not expose such Tax Indemnitee (in the Tax Indemnitee's good faith opinion) to any cost or expense for which Lessee shall not have agreed to indemnify such Tax Indemnitee; provided, however, that the exclusion set forth in this clause (xiv) shall not apply if such failure to comply is due to a failure of the Lessee to provide reasonable assistance or response in complying with such Requirement; or

                  (xv) Taxes that result from such Tax Indemnitee or any of its Affiliates not being a United States person within the meaning of
         Section 7701(a)(30) of the Code unless such failure is due to an act of the Lessee.

         (c) Reimbursement. If Lessee shall have paid any amount pursuant to the Lease or any other Operative Document or Applicable Laws with respect to or on account of Taxes not subject to indemnification pursuant to this Section 19.2, the Tax Indemnitee on whose behalf such Taxes were paid shall pay to Lessee within ten (10) Business Days of written notice of such payment by Lessee the amount so paid by Lessee (or Person making payment on behalf of Lessee); provided, that (x) if the Tax Indemnitee shall have failed to pay the amounts due upon the expiration of such ten (10) Business Day period, the Tax Indemnitee shall be liable to pay interest at the Default Rate from the date such payment became due and payable to the date of receipt thereof, and (y) if the Tax Indemnitee shall have paid the amounts due prior to the expiration of such ten
(10) Business Day period, the Tax Indemnitee shall not be liable for any interest.

         (d) Calculation of General Tax Indemnity Payments. Any payment or indemnity to or for the benefit of any Tax Indemnitee with respect to any Tax which is subject to indemnification under Section 19.2(a) shall (A) reflect the current net savings available to such Tax Indemnitee or any Affiliate thereof (computed at the highest marginal rates of federal, state and local tax then applicable to the respective Tax Indemnitee) resulting from the current deduction of such indemnified Tax, but only to the extent that such indemnified Tax is deductible for federal, state and local tax purposes, and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold such Tax Indemnitee harmless on an After-Tax Basis. If, by reason of any payment made to or for the account of a Tax Indemnitee by Lessee pursuant to Section 19.1 or this Section 19.2, or the event or circumstance giving rise to such payment, such Tax Indemnitee or any Affiliate thereof or any transferee, successor or assignee thereof, actually realizes a net tax benefit, savings, deduction or credit not taken into account in computing such payment, provided no Lease Event of Default has occurred and is continuing (in which case any amount payable to Lessee on account of such tax benefit, savings, deduction or credit shall not be due unless and until such Lease Event of Default is cured), such Tax Indemnitee (or the transferee, successor or assignee thereof) shall promptly pay to Lessee an amount equal to the sum of (I) the net reduction in Taxes, if any, realized by such Tax Indemnitee or any Affiliate thereof (computed at the highest marginal rates of federal, state and local tax then applicable to each respective Tax Indemnitee) which is attributable to such net tax benefits, savings, deductions or credits and (II) the net reduction in any Taxes realized by such Tax Indemnitee or any Affiliate thereof (computed at the highest marginal rates of federal, state and local tax then applicable to each respective Tax Indemnitee) as the result of any payment made by such Tax Indemnitee pursuant to this sentence. Notwithstanding the foregoing, no Tax Indemnitee shall be required to make any payment to the Lessee pursuant to this
Section 19.2(d) to the extent payments by the Tax Indemnitee to the Lessee under this Section 19.2(d) (without regard to amounts necessary to make such payments on an After-Tax Basis) would exceed, in the aggregate, at any time, the amount of all prior payments made by or on behalf of the Lessee to such Tax Indemnitee (without regard to amounts necessary to make such payments on an After-Tax Basis) less the amount of all prior payments made by the Tax Indemnitee to the Lessee (without regard to amounts necessary to make such payments on an After-Tax Basis) pursuant to this Section 19.2(d), but any such excess shall reduce pro tanto any amount (without regard to amounts necessary to make such payments on an After-Tax Basis) that the Lessee is subsequently obligated to pay such Tax Indemnitee pursuant to this Section 19.2.

         (e) Contests. If any written claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which Lessee may have an indemnity obligation pursuant to Section 19.2, such Tax Indemnitee shall promptly notify Lessee in writing and shall not take any action with respect to such claim or Tax without the consent of Lessee for thirty (30) days after sending such notice to Lessee; provided that, in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim or Tax without the consent of Lessee (not to be unreasonably withheld) before ten (10) days from the receipt of such notice by Lessee unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10 day period provided, that failure to so notify Lessee shall not affect Lessee's obligations to indemnify hereunder except to the extent of any resultant harm suffered by Lessee. If requested by Lessee in a written request to such Tax Indemnitee within thirty (30) days (or such shorter period referred to in the proviso to the first sentence in this Section 19.2(e) specified in such notice (but in any event not less than 10 days)) after its receipt of such notice, such Tax Indemnitee shall itself or, at such Tax Indemnitee's request, the Lessee shall, in good faith contest (including, without limitation, by pursuit of appeals and administrative procedures), the validity, applicability or amount of such indemnified Taxes by (A) resisting payment thereof, (B) not paying the same except under protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper or (C) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings; provided that in no event shall such Tax Indemnitee be required to contest any claim for any Tax unless (1) the amount at issue (taking into account all similar and logically related claims with respect to the transactions contemplated by the Operative Documents that have been or could have been raised in an audit by the taxing authority in question for any other taxable period with respect to which an assessment of a tax deficiency is not barred by a statute or limitations, including, without limitations, such claims that may arise in future periods) exceeds $25,000, (2) the Tax that is the subject of such contest is a Tax for which Lessee may have an indemnity obligation hereunder; (3) Lessee shall have agreed to pay such Tax Indemnitee and shall pay on an After-Tax Basis as incurred all reasonable costs and expenses that such Tax Indemnitee shall incur in connection with contesting such claim (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements); (4) the action to be taken will not result in any material danger of an imminent sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) against the Property and that there is no risk that criminal or punitive civil liability may be imposed with respect to such Tax Indemnitee (other than any liability for any interest, penalties or additions to tax that may be assessed with respect to the Taxes that are the subject of such contest and as to which clauses (2) and (3) of this paragraph apply); (5) if such contest shall involve payment of the claim, Lessee shall advance the amount thereof plus interest, penalties and additions to tax with respect thereto to such Tax Indemnitee on an interest-free basis (with no additional net after tax cost to such Tax Indemnitee and without taking into account any net tax savings associated with such advance); (6) no Lease Event of Default under this Lease shall have occurred and be continuing (it being agreed that in such case, the Tax Indemnitee shall consult in good faith with Lessee to determine whether Lessee can provide to the Tax Indemnitee reasonably satisfactory security to cover its indemnity obligations with respect to amounts to be contested and its obligations under the foregoing clause (5) of this proviso, in which case, such Lease Event of Default shall not deprive Lessee of its contest rights hereunder); and (7) in the case of a contest which must be contested in the name of the Tax Indemnitee, prior to initiating the contest the Lessee shall have furnished the Tax Indemnitee with an opinion of an independent tax advisor selected by the Lessee and reasonably acceptable to the Tax Indemnitee ("Tax Counsel") to the effect that a reasonable basis exists for such contest. In no event shall the Tax Indemnitee be required to contest any claim if the subject matter of such claim shall be of a continuing nature and shall have previously been the subject of an adverse final determination under the contest provisions of this Section 19.2(e) after exercise by the Lessee of its rights pursuant to this Section 19.2, unless the Lessee shall have delivered to such Tax Indemnitee an opinion of Tax Counsel to the effect that as a result of a change in law or fact it is more likely than not that the Tax Indemnitee will prevail in the contest of such claim.

         The relevant Tax Indemnitee shall control any contest unless the Tax Indemnitee requests that the Lessee control such contest or declines in writing to control such contest. The party conducting the contest ("Controlling Party") shall consult in good faith with the other party ("Noncontrolling Party") and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment (exercised in good faith). In addition, the Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the contest, and shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any Affiliate thereof, in connection with such claim or the contest thereof. The Controlling Party shall be responsible for the selection of counsel, which counsel must be reasonably satisfactory to the Noncontrolling Party. If the lessee is the Controlling Party, the Controlling Party shall permit the Noncontrolling Party's counsel to be present at all meetings (to the extent permitted by law, and the Controlling Party shall execute any necessary consents and take such other actions as may be required to permit the Noncontrolling Party or its counsel to be present).

         Notwithstanding anything contained in this Section 19.2, a Tax Indemnitee shall not be required to contest any claim and may settle any contest without the consent of Lessee if such Tax Indemnitee (A) shall waive its right to indemnity under this Section 19.2 with respect to such claim for such Tax (and any claim made by any taxing authority with respect to other taxable periods that is based upon the resolution of such claim, or the contest of which is materially prejudiced by the resolution of such claim), and (B) shall pay to Lessee any amount of Tax previously paid or advanced by Lessee pursuant to this
Section 19.2 with respect to such claim other than the costs and expenses of the contest of such claim paid by the Lessee, together with interest thereon at the underpayment rate, as defined in Section 6621 of the Code.

         Notwithstanding any of the foregoing in this Section 19.2(e), Lessee may, at any time and with notice to any Tax Indemnitee, contest the property or ad valorem Taxes for which the Lessee has an obligation to indemnify any Tax Indemnitee hereunder, provided Lessee complies with the contest provisions of
Section 8.6 hereof. Each Tax Indemnitee shall, upon the Lessee's reasonable request, execute any necessary consents and take such other actions as reasonably may be required to permit Lessee to conduct any such contest.

         If any Tax Indemnitee or any Affiliate thereof shall obtain a refund (including by way of credit) of all or any part of any Tax with respect to which the Lessee shall have paid on behalf of such Tax Indemnitee or reimbursed such Tax Indemnitee, then such Tax Indemnitee shall, so long as no Lease Event of Default shall have occurred and be continuing, pay to the Lessee any such refund (including any applicable interest received with respect to such refund or that would have been received with respect to such refund but for a counterclaim or other claim not indemnified by Lessee hereunder) plus any tax savings realized by such Tax Indemnitee as a result of a payment pursuant to this sentence (it being understood that the calculation of such tax savings shall take into account any additional income Taxes incurred by such Tax Indemnitee as a result of the receipt or accrual of such refund). A Tax Indemnitee shall not be obligated pursuant to this Section 19.2(e) to make a payment (i) before such time as the Lessee shall have made all payments then due under the Operative Documents and any Lease Event of Default that shall have occurred shall no longer be continuing or (ii) in excess of the amounts paid by Lessee to such Tax Indemnitee pursuant to this Section 19.2(e) in respect of the Taxes giving rise to such tax savings (minus any amounts previously paid to Lessee by such Tax Indemnitee pursuant to this Section 19.2(e) plus any applicable interest that would have been received with respect to such refund but for a counterclaim or other claim not indemnified by Lessee hereunder), provided that any such amounts not paid to Lessee pursuant to the limitation contained in clause (ii) of this sentence shall be carried forward to reduce, pro tanto, any future amounts that may become payable by the Lessee to such Tax Indemnitee pursuant to this Section 19.2(e) in respect of the Taxes giving rise to such tax savings. The disallowance, loss, recapture or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this Section 19.2(e) shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder, without regard to the exclusions set forth in Section 19.2(b). The Tax Indemnitee shall make any payments to the Lessee under this Section 19.2(e) within ten (10) days of the receipt of such refund.

         (f) Payments. Any Taxes indemnified hereunder shall be paid by Lessee, to the extent allowed, directly to the appropriate taxing authority on or before the time, and in the manner, prescribed by Applicable Laws. Any amount payable to a Tax Indemnitee pursuant to this Section 19.2 shall be paid within ten (10) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date such Tax is due. Any payments to be made by Lessee pursuant to this Section 19.2 that are not paid to the appropriate Governmental Authority shall be made directly to the Tax Indemnitee entitled thereto, and any payments to be made to Lessee pursuant to this Section 19.2 shall be made directly to Lessee, in each case in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Lease. Any amount payable under this Section 19.2 that is not paid when due shall bear interest at the Default Rate.

         (g) Verification. At Lessee's request, the amount of any indemnity payment by Lessee pursuant to this Section 19.2 or any payment by a Tax Indemnitee to Lessee pursuant to this Section 19.2 shall be verified by the certified public accountant who regularly prepares the tax returns for such Tax Indemnitee, who shall verify and certify in writing the accuracy of the Tax Indemnitee's computations. Notwithstanding the foregoing, Lessee may request verification by a separate nationally recognized United States or international accounting firm selected by the Tax Indemnitee and reasonably acceptable to Lessee. The person or persons required to perform such verification (the "Verifier") shall be asked to verify, after consulting with the Tax Indemnitee, whether the Tax Indemnitee's computations are correct and to report its conclusions to both Lessee and the Tax Indemnitee. Each Tax Indemnitee and Lessee hereby agree to provide the Verifier with all information and materials as shall be reasonably necessary or desirable in connection therewith; provided, however, that in no case shall the Verifier or any other Person be entitled to see the tax returns or the books and records of the Tax Indemnitee other than necessary excerpts thereof with respect to which the Verifier or such other Person has agreed to treat as confidential. The fee of such Verifier (if such Verifier is an independent accounting firm) shall be paid by Lessee unless such verification discloses an error adverse to Lessee of more than the greater of
(i) the Verifier's fee, or (ii) 5% or more of the amount determined by such Verifier, in which case such fees shall be paid by the applicable Tax Indemnitee. The Verifier shall be requested to make its determination within thirty (30) days of its appointment. In the event such Verifier shall determine that such computations are incorrect, then such Verifier shall determine what it believes to be the correct computations. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the computations of the amount payable; interpretations of this Agreement or any other Operative Documents are not within the scope of such Verifier's responsibilities.

         (h) Forms, etc. Each Tax Indemnitee agrees to furnish to Lessee from time to time, at the written request and expense of Lessee, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee, as the case may be, pursuant to this Lease, which reduction or exemption is available to such Tax Indemnitee; provided that no Tax Indemnitee shall have any obligation to comply with any request or take any other action pursuant to this Section 19.2 if in order to comply with such request or take such action the Tax Indemnitee would be required to make any inaccurate statement or would be exposed (in Tax Indemnitee's good faith opinion) to any cost or expense for which Lessee shall not have agreed to indemnify such Tax Indemnitee.

         (i) Non-Parties. If any Tax Indemnitee is not a party to this Lease, such Tax Indemnitee shall be a third party beneficiary of this Section 19.2, but Lessee may require the Tax Indemnitee, before making any payment to such Tax Indemnitee under this Section 19.2, to provide the Lessee in writing with an agreement executed by the Tax Indemnitee, as follows:

                  In consideration of the rights of the undersigned to payments from the Lessee pursuant to Section 19.2 of the Lease Agreement, dated as of February 14, 2002, between the Lessor thereof and the Lessee thereof, the undersigned hereby agrees and covenants that it is a "Tax Indemnitee" for the purposes of and shall be subject to the terms and conditions of Section 19.2 of the Lease and will make all payments and take such other actions as are required under Section 19.2 of the Lease.

         (j) Filings. If any report, return or statement (a "Filing") is required to be filed with respect to any Tax that is subject to indemnification under this Section 19.2 and such Filing would be required to be made by a domestic entity, Lessee shall promptly notify the appropriate Tax Indemnitee or, if the Lessee elects, the Lessor of such requirement in writing (at least thirty
(30) days prior to the date such Filing is due) and, if permitted by Applicable Laws to do so, Lessee shall timely file or cause to be filed such Filing with respect to such Tax (except for any such Filing that a Tax Indemnitee has notified Lessee in writing that such Tax Indemnitee intends to file) and will (if ownership of the Property or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Property in the name of Lessor and send a copy of such Filing to the appropriate Tax Indemnitee and Tax Indemnitee shall furnish Lessee, at Lessee's request, with such information, not within the control of Lessee, as is in such Tax Indemnitee's control or is reasonably available to such Tax Indemnitee and necessary to file such Filing; provided, however, Lessee shall pay all reasonable out-of-pocket expenses of the Tax Indemnitee in connection therewith. If Lessee is not permitted by Applicable Laws to file any such Filing, Lessee will promptly notify the appropriate Tax Indemnitee of such requirement in writing and prepare and deliver to the appropriate Tax Indemnitee a proposed form of such Filing within a reasonable time, and in all events at least fifteen (15) days prior to the time such Filing is required to be filed. In the case of any Filing either required to reflect items in addition to Taxes imposed on or indemnified against by the Lessee under this Section 19.2 or which the Tax Indemnitee has notified Lessee in writing that it will prepare and file, Lessee shall, upon the written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is within Lessee's reasonable control or access. Lessee shall hold each Tax Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Lessee.

         (k) Cooperation. Each Tax Indemnitee shall cooperate with Lessee and shall take any action reasonably requested by Lessee to avoid or minimize the amount of any Tax for which Lessee would be required to make a payment under this Section 19.2; provided, that no Tax Indemnitee would have suffered costs or expenses as a result of such requested action for which Lessee shall not have agreed to indemnify such Tax Indemnitee.

         Section 19.3. Withholdings of Rent. Lessee agrees that each payment of Rent shall be free and clear of, and without deduction for, any and all withholdings of any nature whatsoever. If any deduction or withholding is required with respect to a payment of Rent by Lessee, Lessee shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after deduction or withholding, will be equal on an After-Tax Basis to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required provided, that the Lessee shall not be obligated to pay any additional amount pursuant to this first paragraph of
Section 19.3 if due to the failure of a Tax Indemnitee to comply with a Requirement as provided in Section 19.2(b)(xiv) required as a precondition to relief or exemption from such withholding tax on Rent.

         Notwithstanding anything to the contrary contained herein, Lessee will indemnify the Indenture Trustee and Lessor (and any Affiliate of the foregoing) on an After-Tax Basis for any obligation to the Holders with respect to withholding Taxes imposed on Indenture Trustee and Lessor (or any Affiliate of the foregoing) with respect to the Secured Notes (or any debt issued to refinance or refund such Notes pursuant to Article 24 of this Agreement or otherwise with the consent of the Lessee) pursuant to the Indenture as initially agreed or as amended from time to time with Lessee's consent (or the documentation for such debt issued to refinance or refund the Secured Notes as aforesaid) as a result of any claim with respect to such withholding or as a result of a claim by the Internal Revenue Service or any other taxing authority asserted against Indenture Trustee or Lessor (or any Affiliate of the foregoing) with respect to any such withholding Tax, provided, that Lessee shall not be obligated to pay any additional amount pursuant to this second paragraph of
Section 19.3 if due to the failure of the Indenture Trustee or the relevant Holder to comply with any documentation requirements contained in the Indenture relating to such withholding Tax and provided further, that Lessee shall be subrogated to the rights and defenses of such Person that it has indemnified or held harmless in respect of such withholding Taxes.

         If Lessee makes any payment to a Tax Indemnitee pursuant to this
Section 19.3 with respect to a Tax for which such Tax Indemnitee does not have an indemnification obligation pursuant to Section 19.2, Lessor shall promptly repay Lessee for the amount of such payment and any unpaid amount shall bear interest at the prime rate from time to time in effect at Citibank, N.A., or any successor.

                                  ARTICLE 20
                      LESSEE REPRESENTATIONS AND COVENANTS

         Section 20.1. Representations and Warranties. Lessee represents and warrants to Lessor that the following are true and correct as of the date hereof:

         (a) Due Organization. Lessee is a corporation duly organized, validly existing and in good standing in the State of Texas and is qualified to do business in the State of Texas. Lessee has the corporate power and authority to conduct its business as now conducted, to own or hold under lease its property, to lease the Property and to enter into and perform its obligations under the Operative Documents to which it is or is to become a party. Lessee is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under the Operative Documents to which it is a party.

         (b) Due Authorization; No Conflict. Each of the Operative Documents to which Lessee is a party has been duly authorized by all necessary corporate action on the part of Lessee and has been duly executed and delivered by Lessee, and the execution, delivery and performance thereof by Lessee will not, (i) require any approval of the stockholder of Lessee (except as heretofore obtained) or any approval or consent of any trustee or holder of any indebtedness or obligation of Lessee or of any Guarantor or Affiliate of either of them, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessee or (iii) contravene or result in any breach of or constitute any default under Lessee's charter or by-laws or other organizational documents, or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessee is a party or by which Lessee is bound, or result in the creation of any Lien (other than pursuant to the Operative Documents) upon any of the property of Lessee.

         (c) Governmental Actions. All Governmental Action required in connection with the execution, delivery and performance by Lessee of the Operative Documents to which it is a party, has been or will have been obtained, given or made.

         (d) Enforceability. Each of the Operative Documents to which Lessee is or is to become a party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, general principles of equity or other similar laws affecting the enforcement of creditors' rights in general.

         (e) Investment Company. Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (f) Securities Act. Lessee has not offered any interest in the Property or the Lease, or any similar securities of Lessee to, or solicited any offer to acquire any of the same from, any Person, in violation of Section 5 of the Securities Act, nor has it authorized any Person to take any such action, and Lessee has not taken any action that would subject any interest in the Property, the Secured Notes, or the Lease to the registration requirements of Section 5 of the Securities Act.

         (g) Bankruptcy. No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessee, and Lessee has not made a general assignment for the benefit of creditors.

         (h) Tax Filings. all tax returns and reports of Lessee required by law to be filed with respect to the Property have been duly filed, and all taxes, interests and penalties assessed by any Governmental Authority upon the Property or Lessee (with respect to the Property), which are due and payable, have been paid, except to the extent being contested in good faith by the Lessee.

         (i) ERISA. No member of the ERISA Group sponsors, maintains, contributes to or is required to contribute to any pension plan subject to Title IV of ERISA, and no member of the ERISA Group has at any time in the past sponsored, maintained, contributed to or been required to contribute to any such plan.

         (j) Condemnation. The Lessee has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Property, such that such proceeding would have a material adverse effect on the Property.

         (k) Environmental Conditions. To the Lessee's knowledge, there are no circumstances or conditions with respect to the Property not revealed in the Environmental Report that render the Property in material violation of any applicable Environmental Laws.

         (l) Taxes and Assessments. There are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges of a similar nature affecting the Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage (other than such taxes or assessments that the Lessee is contesting in good faith). For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest (other than interest due in connection with installment payments permitted by law, and actually paid) and/or penalties would be payable thereon.

         (m) Local Law Compliance. Except as set forth in Schedule 20.1(m), The Improvements located on or forming part of the Property comply with applicable zoning laws and ordinances, without the benefit of being a legal non-conforming use, except to the extent failure to comply would not have a material adverse effect on the Property or its value.

         (n) Legal Proceedings. There are no pending, or to the Lessee's knowledge, threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Lessee with respect to the Property that, if determined adversely to such Lessee or Property, would materially and adversely affect the value of the Property or the ability of the Lessee to pay Rent or to perform any other obligations hereunder.

         (o) No Mechanics' Liens. The Property is free and clear of any and all mechanic's and materialmen's liens (other than liens which are Permitted Liens or are disclosed in the related Title Policy).

         (p) Licenses and Permits. To the Lessee's knowledge, (i) it possesses all licenses, permits and authorizations required by applicable law for the operation of the Property and (ii) all such licenses, permits and authorizations are valid and in full force and effect, in each case except to the extent the failure to possess any such license, permit or authorization, individually or in the aggregate, would not have a material adverse effect on the Property or its value.

The phrase "the Lessee's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Lessee regarding the matters referred to.

                                    ARTICLE 21
                                EARLY TERMINATION

         Section 21.1.     Early Termination.

         (a) Provided no Lease Event of Default has occurred and is continuing or will occur by virtue of the provisions of this Section 21.1, then for a period of one hundred eighty (180) days commencing on July 15, 2013 Lessee shall have the right to determine in its sole discretion that the Property is an Uneconomic Property. In such event, Lessee shall have the right to make a rejectable offer to Lessor (with a copy to the Servicer and the Indenture Trustee) to purchase the Property on the terms set forth below. The purchase price shall be equal to the Termination Value as set forth on Schedule 21.1 attached hereto as of the proposed closing date of the purchase ("Termination Value Date"), which shall be a Rent Payment Date. In addition to the purchase price, all unpaid Base Rent due and payable on or prior to such Termination Value Date, Supplemental Rent (excluding the Termination Value), all reasonable out-of-pocket expenses of Lessor, Indenture Trustee (and the Servicer) and the Holders relating to the purchase, if any, including reasonable attorneys' fees and costs actually incurred and other amounts due under the Lease and the Debt Documents (excluding the principal amount outstanding under the Notes, but including, to the extent owed and not otherwise included in Supplemental Rent, the Make-Whole Premium) payable by Lessor arising out of Lessor's prepayment of the Secured Notes in connection with Lessee's offer to purchase (whether or not such offer is accepted) shall be paid through and including the Termination Value Date. For the avoidance of doubt, in the event that, despite the express provisions of this Lease to the contrary, a Termination Value payment is ever made on a date which is not a Rent Payment Date, then Lessee shall pay Base Rent and Supplemental Rent up to and including the date of such Termination Value Date with Base Rent for the semi-annual period in which the payment is made being prorated based on the number of days since the last Rent Payment Date to and including the date of such payment, over the number of days in the payment period. The Termination Value Date shall be selected by Lessee but shall be at least twelve (12) months and no more than eighteen (18) months from the date of Lessee's offer to purchase. Lessor shall have a period of six (6) months to elect whether to accept Lessee's offer to purchase the Property or reject such offer. Failure to respond (provided Lessee delivers a second notice to Lessor and the Indenture Trustee no earlier than one hundred and fifty (150) days from the date of its first offer and no later than one hundred and seventy (170) days from the date of such offer, further advising (in boldface) Lessor of Lessee's offer and the fact that Lessor's silence shall be deemed acceptance of Lessee's offer) shall be deemed acceptance of the offer. Lessor may not reject Lessee's offer without the prior written consent of the Servicer, acting on behalf of the Indenture Trustee. Any Make-Whole Premium or other payment (other than principal) payable to the Indenture Trustee by virtue of this sale shall be the sole cost and obligation of Lessee and not Lessor. Lessee's right is a one time right only.

         (b) In the event Lessor rejects Lessee's offer, which Lessor may do in its sole discretion (provided, however, Lessor may not reject such offer without the prior written consent of the Servicer, acting on behalf of the Indenture Trustee, or payment to the Indenture Trustee of all amounts then outstanding under the Debt Documents on the date that it rejects Lessee's offer, and Lessor shall be deemed to accept such offer unless Lessor delivers to Lessee such consent of the Servicer or payment of all such amounts when it rejects the offer) this Lease shall terminate as of the Termination Value Date and as a condition thereto, Lessee shall be obligated to pay to Lessor all unpaid Base Rent due and payable on or prior to such Termination Value Date and Supplemental Rent (through the Termination Value Date) and other amounts due under the Lease and the Debt Documents (excluding the principal amount outstanding under the Notes, but including, to the extent owed and not otherwise included in Supplemental Rent, the Make-Whole Premium) payable by Lessor arising out of Lessor's prepayment of the Secured Notes in connection with Lessee's offer to purchase (whether or not such offer is accepted). For the avoidance of doubt, in the event that, despite the express provisions of the Lease to the contrary, the foregoing payments are ever made on a date which is not a Rent Payment Date, then Lessee shall pay Base Rent and Supplemental Rent up to and including the date of such payment with Base Rent for the semi-annual period in which the payment is made being prorated based on the number of days since the last Rent Payment Date to and including the date of such payment over the number of days in the payment period.

         (c) In the event Lessor accepts, or is deemed to accept, Lessee's offer, the provisions of Article 22 below shall be operative. In such event, Lessee agrees to vacate the Property, and to cause all of its Affiliates to vacate the Property, for a period of at least three (3) consecutive years, commencing as of the Termination Value Date.

         (d) In the event Lessor accepts, or is deemed to accept, Lessee's offer, Lessee shall commence marketing of the Property at its sole cost and expense and may require Lessor to execute documents to effectuate a sale provided such documents are contemplated by Article 22 below. The net proceeds of any sale (after payment of all expenses of the sale and all actual out of pocket costs incurred by Lessor, the Servicer, the Indenture Trustee and the Holders, including without limitation, reasonable attorneys' fees and expenses and the Make-Whole Premium) shall be received by Lessor and shall be netted against the Termination Value payable by Lessee to Lessor if received prior to the Termination Value Date. Any amounts received in excess of the Termination Value shall be applied with the following priority (i) to Lessee to reimburse it for its reasonable, out-of-pocket third party marketing costs, and (ii) for Lessor's account. In the event there is any shortfall between the net proceeds received by Lessor from such sale and the amount of the Termination Value, Lessee shall pay such shortfall on or prior to the Termination Value Date. In all events, the amounts payable pursuant to subsection (a) above, shall be payable by Lessee at the closing.

                                   ARTICLE 22
                               PURCHASE PROCEDURE

         Section 22.1. Purchase Procedure. In the event of the purchase of Lessor's interest in the Property by Lessee (or its designee, as provided in Section 4) pursuant to any provision of this Lease, the terms and conditions of this Section 22.1 shall apply.

         (a) On the closing date fixed for the purchase of Lessor's interest in the Property which shall be a Rent Payment Date:

                  (i) Lessee shall pay to Lessor, in lawful money of the United States, at Lessor's address hereinabove stated or at any other place in the United States which Lessor may designate, in immediately available funds, the applicable purchase price or Termination Value, and all other costs due as of such Closing, including, without limitation, the applicable Make-Whole Premium;

                  (ii) Lessor shall execute and deliver to Lessee a Special Warranty Deed with covenants against grantor's acts, assignment and/or such other instrument or instruments as may be appropriate, which shall transfer Lessor's interest in the Property, subject to, (A) Permitted Liens (except for any mortgage indebtedness of Lessor if the sale is pursuant to Article 12 or Section 21.1), (B) all liens, encumbrances, charges, exceptions and restrictions attaching to the Property after the Closing Date which shall not have been created or caused by Lessor (unless, if created or caused by Lessor, consented to by Lessee), and
         (C) all applicable laws, rules, regulations, ordinances and governmental restrictions then in effect; and

                  (iii) Lessee shall comply with Section 5.01 of the Indenture if the Property is being purchased pursuant to Lessee's right of first offer set forth in Article 4.

         (b) Lessee shall pay all costs, charges and expenses incident to such transfer, including, without limitation, all recording fees, transfer taxes, title insurance premiums, fees to the Servicer's, Indenture Trustee's and the Holders' counsel and federal, state and local taxes, except for any income taxes and as otherwise provided under Section 19.2.

         (c) In the event Lessor and Lessee enter into a purchase agreement for the sale of the Property, Lessor agrees to cause the entity that owns the Property to be sold to Lessee, in lieu of a sale of the Property to Lessee, in the event (i) Lessee requests Lessor to do so; and (ii) the sale of the interests in Lessor (rather than the Property) to Lessee shall not impose any obligations on Lessor that would not be imposed had Lessor sold the Property, will not decrease any rights Lessor would have had Lessor sold the Property, and will not create any increased possibility of additional liability to Lessor (including without limitation, for ongoing corporate acts, taxes, etc.), all as shall be reasonably evidenced to Lessor by certificates, affidavits, opinions or otherwise. Lessor agrees to cooperate with Lessee in effectuating such a transfer of equity interests, subject to the terms hereof.

                                 ARTICLE 23
                          TRANSFER OF LESSOR'S INTEREST

         Section 23.1. Permitted Transfer. Subject to Article 4, Lessor may transfer all, or any part of, its right, title and interest in and to the Property and its rights under this Lease and the other documents relating thereto with respect to such Property other than (so long as no Lease Event of Default shall exist) to Prohibited Transferees, on the following terms and conditions, each of which shall be satisfied prior to the effective date of the transfer (provided that such terms and conditions shall not apply to a transfer by a deed-in-lieu of foreclosure or similar transfer made in connection with an exercise of remedies under the Debt Documents):

         (a) such transfer shall be in compliance with Applicable Laws and shall not create a relationship which would violate Applicable Laws;

         (b) under no circumstances shall such transfer materially adversely affect the rights and privileges of Lessee under the Lease, or increase the nature, scope or amount of any obligations or liabilities (including any contingent liabilities) of Lessee in excess of those existing prior to such transfer in any material respect; and

         (c) the transferor shall have given or at closing will give to Lessee, notice of such transfer, which notice shall contain such information and evidence as shall be reasonably necessary to establish compliance with this
Article 23 and, if of the entire Property, the name and address of the transferee for notices.

         The foregoing restrictions on sales to Prohibited Transferees shall not apply in the event of, or survive, a foreclosure or deed-in-lieu thereof.

        Section 23.2. Effects of Transfer. From and after any transfer effected in accordance with this Article 23, the transferor shall be released, to the extent of the interest transferred and the obligations assumed by the transferee, from its liability hereunder and under the other documents to which it is a party relating to the interests being transferred. Such release shall be in respect of obligations (that are assumed by the transferee) arising on or after the date of such transfer. Upon any transfer by Lessor as above provided, any such transferee shall be deemed the "Lessor" for all purposes of such documents and each reference herein to Lessor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Lessee agrees to execute any and all documents reasonably appropriate to effectuate the contemplated transfer by Lessor, including, without limitation, an amendment to this Lease providing that the new Lessor shall be Lessor and the existing Lessor shall be released from its liabilities.

                                   ARTICLE 24
                               PERMITTED FINANCING

         Section 24.1.     Financing During Term.

         Lessee hereby expressly consents to the Lien imposed in favor of the Indebtedness pursuant to the Debt Documents and such Indebtedness as in effect on the date hereof. With respect to any refinancing of the initial Indebtedness or additional financing during the Base Term and during any Renewal Term, Lessor shall be free to encumber the Property, provided that under no circumstances shall any such financing adversely affect the rights and privileges of Lessee under this Lease, or any sub-tenants under any Existing Subleases, or increase the nature, scope or amount of any obligations or liabilities (including any contingent liabilities) of Lessee in excess of those existing prior to any such further encumbrances by Lessor, in each case, other than to a de minimus extent. Lessee and its Affiliates will have no obligation to amend this Lease or any other Operative Documents to facilitate such financing (except, subject to the proviso in the immediately preceding sentence, to amend the definitions of "Debt Documents", "Holders", "Indebtedness", "Mortgage", "Secured Note", "Indenture Trustee", etc. to mean the replacement documents, the new lender, the new indebtedness and the references to the sections therein); but shall execute and deliver a mutually acceptable subordination and attornment agreement to any lender to Lessor permitted by the above terms of this Section 24.1 if such lender shall in turn deliver a nondisturbance agreement to Lessee, in each case with terms substantially similar to the SNDA Agreement. Lessee agrees to cooperate with any refinancing by Lessor permitted hereunder. Such cooperation shall include, without limitation, (i) naming such new lender(s) as additional insureds; and (ii) making payments of Base Rent and/or Supplemental Rent to or at the direction of such lender(s).

         Section 24.2. Lessee's Consent to Assignment for Indebtedness. Lessee acknowledges that in order to secure Lessor's obligations under the Secured Notes and the other Debt Documents, Lessor has in the Assignment of Lease and in the Mortgage, among other things, assigned (to the extent provided therein) to the Indenture Trustee of Lessor's right, title and interest to this Lease. While the Assignment of Lease and the Mortgage or any replacements thereof are in effect, Lessee hereby:

         (a) consents to such assignment in this Lease and pursuant to the Consent Agreement;

         (b) covenants to make in full, in funds that are immediately available, to Indenture Trustee, in Indenture Trustee's name, for the benefit of the Holders, when due (without offset, deduction, defense, deferment, abatement or diminution, except as provided in this Lease), by wire or intrabank transfer or through Automated Clearing House in accordance with the terms of this Lease:

                  (i) each payment of Base Rent and, to the extent not directly payable by Lessee to third parties or Governmental Authorities, or payable to Lessor under Articles 18 or 19, all Supplemental Rent.

                  (ii) all purchase prices, termination amounts, and other sums payable to Lessor under this Lease;

         (c) agrees:

                  (i) to deliver to the Indenture Trustee copies of all notices and other communications which Lessee is required to deliver to the Lessor pursuant to this Lease;

                  (ii) that (except as set forth in Section 12.1 and in Section
         21.1 with respect to Lessor's right to reject an offer of early termination and in each case override the consent of the Indenture Trustee) all consents, approvals, waivers and the like to be delivered by the Lessor pursuant to this Lease shall be given by Lessor and by the Servicer or Indenture Trustee, acting at the direction of the Holders and no such consent, approval, waiver and the like delivered by Lessor shall be of any force or effect unless also delivered by the Servicer, acting on behalf of Indenture Trustee, or Indenture Trustee;

                  (iii) that it shall not, except as provided in Article 19 of this Lease or under Applicable Law, seek to recover from the Indenture Trustee any moneys paid to the Indenture Trustee by virtue of the Assignment of Lease and the foregoing provisions; provided, however, that neither the Assignment of Lease nor the foregoing provisions shall limit Lessee's right to recover (A) any duplicate payment made to the Indenture Trustee, whether due to computational or administrative error or otherwise, if the Indenture Trustee has received such payment, (B) all or any portion of a payment in excess of the amount then due under this Lease or otherwise owed by Lessor to Lessee under this Lease, and
         (C) any amounts that have been paid to or are actually held by the Indenture Trustee that are required to be refunded to, repaid, or otherwise released to or for the benefit of Lessee under this Lease;

                  (iv) that no payment of Rents (other than Excepted Payments) or delivery of such notices or other communications by Lessee shall be of any force or effect unless paid to Indenture Trustee or delivered to the Indenture Trustee as provided above;

                  (v) that Lessee shall not pay any Rent more than thirty (30) days prior to such payment's scheduled due date except as provided in this Lease;

                  (vi) that Lessee shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease as in effect on the date hereof) surrendering, canceling, or terminating this Lease without the prior written consent of the Indenture Trustee, who shall act on behalf of the Holders, and any such attempted subordination or termination without such consent shall be void;

                  (vii) that Lessee shall not enter into any amendment or modification of this Lease without the prior written consent of the Indenture Trustee, who shall act on behalf of the Holders (and the Surety with respect to Article 8 and Article 21), and any such attempted amendment or modification without such consent shall be void;

                  (viii) that if this Lease shall be amended, it shall continue to constitute collateral under the Mortgage and the Assignment of Lease without the necessity of any further act by Lessor, Lessee or the Indenture Trustee; and

                  (ix) that except as expressly provided in this Lease, Lessee shall not take any action to terminate, rescind or avoid this Lease, notwithstanding, to the fullest extent permitted by law, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor and notwithstanding any action with respect to the Lease which may be taken by an assignee, Indenture Trustee or receiver of Lessor or of any such assignee or by any court in any such proceedings.

         Each Holder is an express third party beneficiary of the agreements contained in this Section 24.2. However, nothing herein shall be construed as Lessee's agreement to be bound and perform the obligations of Lessor under the Debt Documents. Subject to the provisions of Section 24(c)(ii), if Lessee receives conflicting direction from Lessor and the Indenture Trustee, or is in good faith uncertain as to whether it should comply with a direction from either Lessor or the Indenture Trustee, Lessee shall be permitted to seek written confirmation from Lessor and the Indenture Trustee, or to comply with the written direction of the Holders, or if the matter in dispute regards the payment of money by Lessee, pay the same into a court at Lessor's cost and provide Lessor and the Indenture Trustee with reasonably prompt notice of such payment.

                                   ARTICLE 25
                                  MISCELLANEOUS

         Section 25.1. Memorandum. Lessee and Lessor agree that a memorandum of this Lease (and any amendment hereof) shall be executed and recorded, at Lessee's expense, in the land records of the jurisdiction in which the Property is situated.

         Section 25.2. Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Property) and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Indenture Trustee shall inure (subject to such conditions as are contained herein) to the benefit of (i) its permitted successors and assigns, and (ii) Servicer. The Indenture Trustee and the Servicer are intended third-party beneficiaries under this Lease, including Article 10. In addition, the Indemnitees and the Tax Indemnitees (to the extent of the indemnification provisions of Article 19 of this Lease and any Supplemental Rent payable to an Indemnitee) are also intended third party beneficiaries under the Lease.

         Section 25.3. Quiet Enjoyment. Lessee shall have the right to peaceably and quietly hold, possess and use any and all of the Property hereunder during the Lease Term without hindrance by Lessor, or any person claiming through or under Lessor, so long as no Lease Event of Default has occurred and is continuing. Nothing in this Lease shall interfere with any claims Lessee may now or hereafter have against an Affiliate of Lessor who has issued an insurance policy to Lessee, or against Lessor arising out of any interference with Lessee's right of quiet enjoyment to the extent caused by the wrongful act or gross negligence of Lessor.

         Section 25.4. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing sent to either that Person's Address, and a copy thereof shall be sent to each Person to receive a copy pursuant to the definition of "Address", by (i) a prepaid nationally recognized overnight courier service, and any such notice shall be deemed received one (1) Business Day after delivery to a nationally recognized courier service specifying overnight delivery, or (ii) U.S. certified or registered mail, return receipt requested, postage prepaid, and such notice shall be deemed received when actually received, as evidenced by the return receipt, or when delivery is first refused. From time to time any party may designate a new Address for purposes of notice hereunder by giving fifteen (15) days' written notice thereof to each of the other parties hereto. All notices given hereunder shall be irrevocable unless expressly specified otherwise. When sending notices to Lessor, Lessee should refer to Section 24.2(c)(ii), above, Section 25.30, below, and the Consent Agreement. All notices given hereunder to the Indenture Trustee must also be delivered to the Servicer. Lessor shall endeavor to label any envelope which contains a notice of default with the legend: "Default Notice," but its failure to do so shall not invalidate or affect in any way such notice.

         Section 25.5. Severability. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. To the extent permitted by applicable law, Lessor and Lessee hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         Section 25.6. Amendments, Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, as required by the Assignment of Lease, by the Indenture Trustee (or its successors and/or assigns). This Lease is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

         Section 25.7. Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         Section 25.8. Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 25.9. Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Texas.

         LESSOR AND LESSEE HEREBY SUBMIT TO THE NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE AND CITY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE AND CITY OF NEW YORK (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON'S OBLIGATIONS HEREUNDER AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF LESSEE OR LESSOR. LESSOR AND LESSEE HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. LESSEE AND LESSOR EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE.

         Section 25.10. Surety Privity Agreement.

         Notwithstanding anything to the contrary contained in this Lease, to the extent Lessee has paid as damages any amounts to the Surety pursuant to that certain Privity Agreement dated as of the Closing Date (the "Privity Agreement") among Guarantor, the Lessee, the Surety and the Indenture Trustee, any requirement under this Lease that the Lessee pay or provide funds to Lessor or the Proceeds Trustee, whether as damages or insurance proceeds or otherwise, in respect of the same breach by Lessee of the Maintenance Standards (as defined in the Privity Agreement), and to the extent such amount would be in duplication of the amount paid under the Privity Agreement, shall be reduced by the amount of such payment to the Surety. Nothing herein shall, however, be deemed to permit any reduction in Base Rent or any other Supplemental Rent due hereunder.

         Section 25.11. Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term (but on no more than two occasions during each Lease Year), it will promptly, but in no event later than ten (10) days after request by the other party hereto, execute, acknowledge and deliver to such other party a certificate in the form of Exhibit B attached hereto. In addition, each party agrees to include in such certificate such other items as may be reasonably requested under the circumstances giving rise to the delivery of such certificate. Such certificate may be relied upon by any bona fide, permitted purchaser of, or mortgagee with respect to, Lessor's or Lessee's interest in the Property (direct or indirect), or any prospective sublessee of Lessee in respect of any one or more of the Property.

         Section 25.12. Easements. So long as no Lease Event of Default has occurred and is then continuing, and provided that no such action individually or in the aggregate could reasonably be expected to have a material adverse effect upon Lessee's ability to perform its obligations under the Operative Documents, or on the Fair Market Rental Value or Fair Market Sales Value of the Property, Lessor will join with Lessee from time to time at the request of Lessee (and at Lessee's sole cost and expense) to:

                  (a) subject to the terms of Article 12, sell, assign, convey or otherwise transfer an interest in any or all of the Property to any Person legally empowered to take such interest under the power of eminent domain, and dedicate or transfer unimproved portions of any or all of the Property for road, highway or other public purposes;

                  (b) upon approval by Lessor, which approval may not be unreasonably withheld: (i) grant new (or release existing) easements, servitudes, licenses, rights of way and other rights and privileges in the nature of easements, with respect to the Property, and (ii) execute amendments to any covenants and restrictions affecting the Property; and

                  (c) execute and deliver any instrument, in form and substance reasonably acceptable to Lessor, necessary or appropriate to make or confirm the grants, releases or other actions described above in
         Section 25.12(a) and Section 25.12(b).

         Lessor agrees that it shall not grant any easements, licenses or other possessory interests in the Property to any party without Lessee's prior written consent, which shall not be unreasonably withheld or delayed, provided, however, Lessee's consent shall not be required (i) during the continuation of a Lease Event of Default, and (ii) to the extent such easement, license or other possessory interest is required by law.

         Section 25.13. No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

         Section 25.14. No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction, or compromise, of any dispute between such parties regarding sums due and payable by Lessee hereunder, unless the Indenture Trustee and the Lessor specifically agree to it as such in writing.

         Section 25.15. No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the Indenture Trustee, merge with any interests, estates or rights of Lessor in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the Indenture Trustee, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Section 25.16. Lessor Bankruptcy. During the Lease Term the parties hereto agree that if Lessee elects to remain in possession of any and all of the Property after the rejection of the Lease by Lessor under Section 365(h) of the Bankruptcy Code, all of the terms and provisions of this Lease shall be effective during such period of possession by Lessee, including the Renewal Terms and Lessee's purchase rights hereunder, even if Lessor becomes subject to a case or proceeding under the Bankruptcy Code prior to the commencement of any such Renewal Term or the exercise by Lessee of such purchase rights.

         Section 25.17. Naming and Signage of the Property. Lessee shall have all rights in respect of signage for or in connection with the Property. Lessor shall not display its name or logo on the Property nor have or acquire any right or interest with respect to any such name or names used at any time by Lessee, or any trade name, trademark, service mark or other intellectual property of any type of Lessee. Lessor shall cooperate with Lessee to effectuate Lessee's sign rights hereunder, at no cost to Lessor.

         Section 25.18. Expenses. Whenever this Lease provides for the reimbursement by Lessee of costs and expenses of Lessor or any other Person, then such reimbursement obligation shall be limited to reasonable, actual, out-of pocket third-party costs and expenses. In addition to any other costs payable hereunder by Lessee, Lessee acknowledges and agrees that whenever (i) it seeks Lessor's consent to an Alteration, (ii) it makes a rejectable offer,
(iii) it seeks an early termination, (iv) Fair Market Sales Value, Fair Market Rental Value or Base Rent during a Renewal Term needs to be calculated,
(v) Lessee requests a partial release, (vi) Lessee assigns its lease, (vii) Lessor is asked to sign a landlord waiver with respect to Lessee's personal property, or (viii) a casualty or condemnation (including, without limitation, an Event of Loss) occurs, Lessee, except as otherwise expressly stated to the contrary in the definition of "Appraisal Procedure", shall pay all reasonable costs incurred by Lessor, the Servicer (or special servicer) and Indenture Trustee arising out of the foregoing.

         Section 25.19. Investments. Any moneys held by Lessor (or by the Indenture Trustee or Proceeds Trustee) pursuant to this Lease, including Section 12.4, except when there is continuing a Lease Event of Default shall, until paid to Lessee, be invested by Lessor or, if the Debt Documents are in effect, by the Indenture Trustee in Permitted Investments as directed by or on behalf of Lessee. Any gain (including interest received) realized as a result of any such investment (net of any fees, commissions, Taxes and other expenses, if any, incurred in connection with such investment) shall be retained with, and distributed and re-invested in the same manner, as the original principal amount. Lessor (and the Indenture Trustee or Proceeds Trustee) shall have no liability for any losses arising from any such investments or reinvestments. At such time as there no longer exists a requirement under this Lease for the Indenture Trustee to hold such amounts, and no Lease Event of Default is continuing, such amounts, together with any income thereon, shall be disbursed to Lessee.

         Section 25.20. Further Assurances. Lessor and Lessee, at the cost and expense of the requesting party (except as otherwise set forth in this Lease to the contrary), will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the othersreasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease. Nothing herein shall obligate Lessee to provide to Lessor or the Indenture Trustee any proprietary or confidential information relating to the manner, method and procedures of Lessee's business operations, or relating to Lessee's business plan. Lessee also agrees to cooperate with Lessor in determining how to allocate the purchase price paid for the property for purposes of depreciation, including review of the applicable portions of Lessee's books applicable to Lessee's depreciation of the Property, as prior owner and as Lessee.

         Section 25.21. Conveyance Expenses. All transfer taxes, title insurance premiums, and other costs, fees and expenses (including reasonable attorneys' fees and expenses and Make-Whole Premium, if applicable) incurred in connection with the transfer of any or all of the Property to Lessee under Articles 11, 12, 21 and 22 shall be paid by Lessee. All such amounts incurred in connection with a transfer to Lessee or its designee under Article 4 shall be paid in accordance with the terms of the relevant offer.

         Section 25.22. Independent Covenants. The covenants of Lessor and Lessee herein are independent and several covenants and not dependent on the performance of any other covenant in this Lease.

         Section 25.23. Lessor Exculpation. Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Lessor shall not be binding on any member of Lessor in its or his or her individual capacity, but instead said covenants are made for the purpose of binding only all of Lessor's right, title and interest in and to the Property, and none of Lessor or any of its Affiliate or any of its successors and assigns shall have any liability under this Lease in excess of, and Lessee shall have no recourse under this Lease against Lessor or any Affiliate of it except for Lessor's interest (to the extent not pledged or assigned) in the Property, Net Proceeds and Rent.

         Section 25.24. Remedies Cumulative. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver or any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No waiver by Lessor of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

         Section 25.25. Holding Over. Lessee covenants that if for any reason Lessee or any subtenant of Lessee shall fail to vacate and surrender possession of a Property or any part thereof, in the condition required herein, on or before the expiration or earlier termination of this Lease and the Term, then Lessee's continued possession of the Property shall be as a tenant at sufferance, during which time, without prejudice and in addition to any other rights and remedies Lessor may have hereunder or at law, Lessee shall pay to Lessor an amount equal to: (a) one hundred twenty-five percent (125%) of the total monthly amount of Rent payable hereunder immediately prior to such termination (the "Existing Rent") for the first thirty (30) days during which Lessee holds over, and (b)one hundred fifty percent (150%) of the Existing Rent thereafter. The provisions of this Section shall not in any way be deemed to
(i) permit Lessee to remain in possession of the Property after the expiration date or sooner termination of this Lease, or (ii) imply any right of Lessee to use or occupy the Property upon expiration or termination of this Lease and the Term and no acceptance by Lessor of payments from Lessee after the expiration date or sooner termination of theTerm shall be deemed to be other than on account of the amount to be paid by Lessee in accordance with the provisions of this Section. Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease.

         Section 25.26. Survival. The following provisions shall survive the termination of this Lease: (i) Sections 3.2, 3.5, 6.1, 8.4, 8.5, 8.6 (only with respect to Impositions arising during the Term) 8.7, 8.8, 17.2, 20.1, 22.1, Articles 7, 10, 19 and 25 to the extent relating to unfulfilled obligations of Lessee arising or occurring prior to the date of termination of this Lease, and
(ii) any provision of this Lease pursuant to which the Lessor or Lessee had an existing obligation which was unsatisfied at the time of termination of this Lease and remains unsatisfied, including, without limitation, to the extent there was any unsatisfied obligation under, Sections 12.1, and Article 3, provided, however, that nothing in this Section 25.26 shall be deemed to extend any applicable statute of limitations.

         Section 25.27. State Specific Provisions. Attached hereto as Schedule
25.27 are provisions (if necessary) applicable to the jurisdiction in which the Property is located. Such provisions are hereby incorporated herein by reference.

         Section 25.28. Lease Subordinate. This Lease, the leasehold estate of Lessee created hereby and all rights of Lessee hereunder including, without limitation, Lessee's rights under Article 4 and 21 hereof, are and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage. A commercially reasonable subordination, non-disturbance and attornment agreement, in a form reasonably agreed to between the parties hereto and dated of even date herewith, shall be entered into among Lessor, Lessee and the Lender which provides that, so long as no Lease Event of Default has occurred or is occurring, Lessee's occupancy and use of the Property pursuant to the terms of this Lease shall not be disturbed and Lessee's rights under this Lease are and shall always be subordinate to the Mortgage and to all renewals, modification, consolidation, replacements and extension of the Mortgage.

         Section 25.29. Lessor Representations. Lessor, as of the Closing Date, shall be a "Single Purpose Entity". Each of the Operative Documents to which Lessor is a party has been duly authorized by all necessary action on the part of Lessor; and has been duly executed and delivered by Lessor; and the execution, delivery and performance thereof by Lessor will not: (i) require any consent or approval of any Person, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessor or the organizational documents of Lessor or (iii) contravene or result in any breach of or constitute any default under Lessor's organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessor is a party or by which Lessor is bound. Notwithstanding anything in the Lease to the contrary, Lessee shall not be required to pay the Make-Whole Premium if the obligation to pay the same results from an Event of Default by Lessor under the Debt Documents providing such Event of Default is not caused by or otherwise related to a Lease Event of Default.

         Section 25.30. Servicer Acting on Behalf of Indenture Trustee. The Servicer has authority to act on behalf of the Indenture Trustee with respect to this Lease, and therefore, any acts or obligations of the Indenture Trustee hereunder may be performed by Servicer on behalf of the Indenture Trustee, any notices or documents to be delivered to the Indenture Trustee hereunder must be simultaneously delivered to the Servicer, and any required consents of the Indenture Trustee in this Lease are to be deemed required from Servicer, on behalf of the Indenture Trustee, and if received from the Servicer shall be deemed given by the Indenture Trustee.

         IN WITNESS WHEREOF, Lessor and Lessee have duly authorized, executed and delivered this Lease as of the date first hereinabove set forth.

                               LESSOR:


                               State Street Bank and Trust Company
                               of Connecticut, National
                               Association, not in its individual
                               capacity but solely as owner trustee
                               of ZSF/Dallas Tower Trust


                               By:               /s/Donald E. Smith
                                        ----------------------------------
                                                 Name:    Donald E. Smith
                                                 Title:   Vice President

                        LESSEE:


                        TXU PROPERTIES COMPANY
                        a Texas corporation


                        By:     /s/Kirk R. Oliver
                           -------------------------------------------
                           Name:  Kirk R. Oliver
                           Title:    Treasurer and Assistant Secretary





                                                                    APPENDIX A

                                  [Definitions]

Unless otherwise specified or the context otherwise requires:

(a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(b) words which include a number of constituent parts, things or elements, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole;

(c) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives;

(d) words importing the singular include the plural and vice versa;

(e) words importing a gender include any gender;

(f) the words "consent", "approve", "agree" and "request", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question;

(g) a reference to a part, clause, party, section, article, exhibit or schedule is a reference to a part and clause of, and a party, section, article, exhibit and schedule to, such Operative Document;

(h) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(i) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

(j) a reference to a party to a document includes that party's successors and permitted delegees and/or assigns, and specifically, any reference in the Operative Documents to the Indenture Trustee shall be deemed to include the Servicer; and

(k) the words "including" and "includes," and words of similar import, shall be deemed to be followed by the phrase "without limitation";

(l) the words "hereof" and "hereunder," and words of similar import, shall be deemed to refer to the Operative Document as a whole and not to the specific section or provision where such word appears;

(m) unless the context shall otherwise require, a reference to the "Property" or "Improvements" shall be deemed to be followed by the phrase "or a portion thereof";

(n) the Schedules and Exhibits of the Operative Documents are incorporated herein by reference;

(o) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of the Operative Documents;

(p) all obligations of the Issuer under the Indenture shall be satisfied by the Issuer at Issuer's sole cost and expense,

(q) all rights and powers granted to the Indenture Trustee under the Indenture shall be deemed to be coupled with an interest and be irrevocable; and

(r) references to any Operative Document include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

         "Actual Knowledge" with respect to any Person, shall mean the present, conscious, actual knowledge of, or receipt of notice by, (i) senior officers of such Person or the officers or employees of such Person charged with the oversight on its behalf of the this transaction or (ii) with respect to a matter covered by a representation and warranty, the property or asset manager having responsibility for the matters covered by such representation and the person to whom such manager reports.

         "Additional Renewal Term" shall have the meaning specified in Section
5.1 of the Lease.

         "Address" shall mean, subject to the rights of the party in question to change its Address in accordance with the terms of the Operative Documents:

(i) with respect to Lessee: TXU Properties Company, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer.

         with a copy to:  Alex Jimenez;

         and: Kevin Rogan, Hunton & Williams, 1601 Bryan Street, Dallas, Texas 75201.

(ii) with respect to Lessor: c/o State Street Bank and Trust Company of Connecticut, National Association as Owner Trustee, Two Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02112, Attn: Corporate Trust Administration;

with a copy to the Owner Participant, Attn: Mr. Christian Halabi, Zurich Structured Finance, Inc. One Chase Manhattan Plaza, New York, New York 10005;

and: General Counsel, Zurich Structured Finance, Inc., One Chase Manhattan Plaza, New York, New York 10005;

and: Neil Tucker, Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022-3852;

(iii) with respect to the Indenture Trustee, to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attn: Asset Backed Securities Trust Services Group - TXU Pass-Through Trust, Series 2002-1; provided that all copies of notices to the Indenture Trustee shall be sent to the Servicer at the Servicer's Address;

(v) with respect to the Servicer, to First Union National Bank, NC 1075, 8739 Research Drive, Charlotte, N.C. 28262-1075.

      "Additional Interest" shall have the meaning accorded it in the Secured Notes.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the Family of such Person and trusts for the benefit of such individual or Family members. For purposes of this definition, the term, "control" (including the correlative meanings of the terms "controlling" "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "After-Tax Basis" means, with respect to any payment received or accrued by any Person, the amount of such payment (the "base payment") supplemented by a further payment (the "additional payment") to that Person so that the sum of the base payment plus the additional payment shall, after taking into account the amount of all Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (after any current credits or deductions arising therefrom and the timing thereof [and taking into account any credits or deductions arising from the event giving rise to the base payment]), be equal to the amount required to be received. Such calculations shall be made on the assumption that the recipient is subject to U.S. federal, state and local income taxation at the highest marginal rates applicable to the respective Tax Indemnitees (as the case may be).

         "Alterations" shall mean alterations, improvements, installations, demolitions, modifications, changes and additions to the Property, but shall not include Lessee's Equipment and Personalty.

         "Applicable Laws" shall mean (i) all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Property), and (ii) any reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record affecting the Property as of the date hereof or subsequent hereto pursuant to the terms of the Lease (but excluding for purposes of this definition the Debt Documents). Applicable Laws include Environmental Laws.

         "Appraisal Procedure" shall mean the following procedure for determining any one or more of the Fair Market Sales Value of the Property, the Fair Market Rental Value of the Property or any other amount which may, pursuant to any provision of any Operative Document, be determined by the Appraisal
Procedure: one Qualified Appraiser, chosen by the Lessor but if the Lessee shall fail to agree with the selection of the Lessor's Qualified Appraiser than Lessee shall have the right to engage an additional Qualified Appraiser. However, if the Lessee fails to choose a Qualified Appraiser within twenty (20) Business Days after written notice from the Lessor of the selection of its Qualified Appraiser followed by a second notice (which notice shall specifically state that failure to select a Qualified Appraiser within ten (10) Business Days shall prohibit appointment of a Qualified Appraiser by the addressed party) given at least ten (10) Business Days prior to the expiration of such twenty-day period, then the appraisal by such appointed Qualified Appraiser shall be binding on the parties. If the two Qualified Appraisers cannot agree on a value within twenty
(20) Business Days after the appointment of the Second Qualified Appraiser, then a third Qualified Appraiser shall be selected by the two Qualified Appraisers or, failing agreement as to such third Qualified Appraiser within thirty (30) Business Days after the appointment of the Second Qualified Appraiser, by the American Arbitration Association office in Dallas, Texas. The appraisals of the three Qualified Appraisers shall be given within twenty (20) Business Days of the appointment of the third Qualified Appraiser and the Appraisal of the Qualified Appraiser most different from the average of the other two shall be discarded and such average of the remaining two Appraisers shall be binding on the parties; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on the parties. The fees and expenses of the Qualified Appraiser appointed by a party shall be paid by such party (such fees and expenses not being indemnifiable by Lessee); the fees and expenses of the third Qualified Appraiser shall be divided equally between the two parties, except that all fees and expenses of all the Qualified Appraisers shall be paid by Lessee in the case of an appraisal or determination under Article 17 of the Lease.

         "Approved Environmental Consultant" shall mean any environmental consultant to Lessee of national standing and reasonably approved by Lessor and Indenture Trustee.

         "Assignment of Lease" shall mean the Assignment of Lease and Agreement dated as of the Closing Date by and among the Lessor, as assignor, and the Indenture Trustee, as assignee, for the benefit of the Holders, with respect to the Lease.

         "Authorized Officer" shall mean with respect to a Person if the Person is not an individual, any officer or principal of the Person, any trustee of the Person (if the Person is a trust), any general partner or joint venturer of the Person (if the Person is a partnership or joint venture) or any manager or member that is a manager of the Person (if the Person is a limited liability company) who shall be duly authorized to execute the Operative Documents.

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 as amended and as may be further amended.

         "Base Rent" shall mean, for the Base Term, the rent payable pursuant to
Section 3.1 of the Lease and, for any Renewal Term, the rent payable pursuant to
Article 5 of the Lease as such amounts may be adjusted from time to time.

         "Base Term" shall mean the period commencing on the Closing Date and ending on February 14, 2022, or such shorter period as may result from earlier termination of the Lease as provided therein.

         "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of New York, the State of Texas, or the state in which the principal corporate trust office of the Trustee is located.

         "Casualty" shall mean any damage or destruction caused to the Property by any reason, whether or not constituting an Event of Loss.

         "Claims" shall mean Liens (including, without limitation, lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fees of Trustee and Servicer, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation and Remedial Action) of any kind and nature whatsoever.

         "Closing Date" shall mean February 14, 2002.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Condemnation" shall mean any condemnation, requisition or other taking or sale of the use, occupancy or title to any or all of the Property, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof.

         "Consent Agreement" shall mean the Consent Agreement dated as of the Closing Date among the Issuer, the Indenture Trustee and the Lessee.

         "Controlling Party" shall have the meaning specified in Section 19.2(e) of the Lease.

         "CPI" shall mean the national Consumer Price Index, for all urban consumers (1982-84=100), all items, all cities, as published by the Bureau of Labor Statistics.

         "CPI Increase", when used with respect to a stated dollar amount as of a given date, shall mean that the stated dollar amount shall be increased by a percentage equal to the percentage increase, if any, in the CPI from the Closing Date (or the anniversary thereof, as applicable) to such date.

         "Debt Documents" shall mean (i) the Secured Notes, (ii) the Mortgage,
(iii) Indenture, (iv) the Assignment of Lease, (v) the Note Purchase Agreement,
(vi) the Consent Agreement, (vii) the Assignment of Agreements (as defined in the Indenture), (viii) the SNDA Agreement (as defined in the Indenture), (ix) the Indenture Trustee Fee Letter, (x) the Servicer Fee Letter (as defined in the Indenture), (xi) the Certificate Purchase Agreement and (xii) UCC financing statements relating to any of the foregoing.

         "Default" shall mean any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Default Rate" shall mean, at any time, the greater of (x) 2.5% percent above the annual rate of interest set by Citibank, N.A. (or any successor thereto) as its "Prime Rate" from time to time, and (y) 2% above the highest stated rate of interest on the Secured Notes, but in no event to exceed the highest rate permitted by Applicable Laws. For the purposes of this Lease, the Default Rate shall be applicable to late payments of any obligations defined as Supplemental Rent hereunder (and on Base Rent only after the Secured Notes have been repaid in full).

         "Discounted Net Present Value" shall mean an amount equal to the sum of
(i) an amount obtained by discounting that portion of the remaining scheduled payments of Base Rent equal to the remaining scheduled payments of principal and interest on the Series A-1-A Note from their respective scheduled due dates to the determination date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Secured Note is payable) equal to the Series A-1 Reference Rate, (ii) an amount obtained by discounting that portion of the remaining scheduled payments of Base Rent equal to the remaining scheduled payments of principal and interest on the Series A-1-B Note from their respective scheduled due dates to the determination date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Secured Note is payable) equal to the Series A-1 Reference Rate, (iii) an amount obtained by discounting that portion of the remaining scheduled payments of Base Rent equal to the remaining scheduled payments of principal and interest on the Series A-2 Note (excluding therefrom the final payment of principal on the Series A-2 Note) from their respective scheduled due dates to the determination date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Secured Note is payable) equal to the Series A-2 Reference Rate, and (iv) an amount obtained by discounting that portion of the remaining scheduled payments of Base Rent (if any) that exceeds the sum of the remaining scheduled payments of principal and interest on the Secured Notes (excluding therefrom the final payment of principal on the Series A-2 Note (the "Equity Portion of Base Rent")) from their respective scheduled due dates to the determination date, in accordance with accepted financial practice and at a discount factor equal to the Equity Portion of Base Rent Reference Rate. For purposes of the foregoing, Series A-1 Reference Rate and Series A-2 Reference Rate shall mean the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the determination date, on the display designated as "Page 678" on the Telerate Service of Bridge Information Services (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the "Remaining Average Life" of the A-1 Note and the A-2 Note, respectively, as of such determination date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the determination date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of the A-1 Note and the A-2 Note, respectively, as of such determination date. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) by interpolating linearly between yields reported for various maturities. The Series A-1 Reference Rate and the Series A-2 Reference Rate will be rounded to that number of decimal places as appears in the coupon for the Secured Notes. The "Remaining Average Life" of a Secured Note shall mean the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the outstanding principal balance of such Secured Note at the date of determination into (b) the sum of the products obtained by multiplying (i) each remaining scheduled payment of principal of such Secured Note (but not of interest thereon) by (ii) the number of years (calculated to the nearest one-twelfth year) which will elapse between the determination date and the scheduled due date of such scheduled payment of principal. The Equity Portion of Base Rent Reference Rate shall be computed in a like manner except that the Remaining Average Life shall be the number of years (calculated to the nearest one-twelfth year) from the determination date to the scheduled expiration date of the Base Term.

         "Environmental Laws" shall mean all federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes, regulations and common law (a) relating to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials; (c) relating to the remediation of the mortgaged property, including investigation, response, clean-up, remediation, prevention, mitigation or removal of Hazardous Materials; or (d) requiring notification or disclosure of releases of Hazardous Materials or any other environmental conditions on the mortgaged property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time, including the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss.ss. 7041 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

         "Environmental Reports" shall mean the reports and information covering the Property prepared by Golder Associates.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "ERISA Group" shall mean Lessee and each business or entity which is under "common control" with Lessee, with the meaning of Section 4001(a)(14) of ERISA.

         "Event of Default" shall have the meaning specified in Section 10 of the Indenture.

         "Event of Loss" shall mean (y) the damage, by fire or otherwise, and whether total or partial, that (A) the Lessee in its sole discretion shall determine that as a result of such damage the Property is no longer useful for its intended purpose, and (B) the cost of repair or restoration of the Improvements constituting exclusively the office building would exceed twenty-five percent (25%) of the Property Cost of such office building or (z) the permanent or material taking by Condemnation effecting (A) title to all or substantially all of the Property, (B) the principal points of ingress or egress of the Property to public roadways, or (C) such a material part of the Land or the Improvement so as to have a material and adverse effect on the business of the Lessee. Any decision regarding whether the Property is no longer useful for its intended purpose shall be made by Lessee in good faith and evidenced by an Officer's Certificate of Lessee delivered to Lessor and the Servicer.

         "Excepted Payments" shall mean and include (i) the amount by which Base Rent exceeds all amounts then due and payable under the Debt Documents, any amount payable to Lessor as a reimbursement for tax losses suffered by Lessor pursuant to Section 12.1 and/or Section 12.1A above and any other amounts payable directly to Lessor under Articles 18 or 19 as set forth in the Lease or in a notice from time-to-time from the Indenture Trustee, (ii) proceeds of public liability or property damage insurance maintained under any Operative Document solely for the benefit of any Person other than the Indenture Trustee or the Holders, (iii) any payment to the Issuer defined as Excepted Payments under the Indenture and (iv) any payment required under the Lease to be made directly by Lessee to a third party such as taxes, utility charges, ground rent, if any, and similar payments.

         "Excepted Rights" shall mean (i) all rights with respect to Excepted Payments of the Person entitled thereto and (ii) all rights and privileges expressly reserved to the Issuer pursuant to the Indenture.

         "Existing Rent" shall have the meaning specified in Section 25.25 of the Lease.

         "Existing Subleases" shall mean the leases listed on Schedule 14.1.

         "Fair Market Rental Value" with respect to any Property shall mean the fair market monthly rental value that would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Lessor or Lessee, for the lease of such Property on the terms set forth, or referred to, in Article 5 of the Lease. Such fair market rental value shall be calculated as the value for the use of such Property assuming that such Property is in the condition and repair required to be maintained by the terms of the Lease, including, without limitation, in compliance with all Applicable Laws and assuming no Hazardous Materials present in, on, under or about the Property.

         "Fair Market Sales Value" with respect to any Property shall mean the fair market sales value that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is related to Lessor or Lessee, for the purchase of the Property. Such Fair Market Sales Value shall be calculated as the value for such Property using the same methodology as used in the appraisals delivered on or before the Closing Date (and if more than one methodology is used, i.e., based on a methodology that includes an assumption that the Lease is in effect and a methodology that includes an assumption that the Lease is not in effect, using the methodology that results in the highest value) and assuming that the Property is in the condition and repair required to be maintained by the terms of the Lease, including, without limitation, in compliance with all Applicable Laws and assuming no Hazardous Materials present in, on, under or about the Property.

         "Family" shall mean, as to any Person, such Person's grandparents, all lineal descendants of such Person's grandparents, Persons adopted by, or stepchildren of, any such grandparent or descendant and Persons currently married to, or who are widows or widowers of, any such grandparent, descendant, adoptee or stepchild.

         "Filing" shall have the meaning specified in Section 19.2(j) of the Lease.

         "Final Payment Date" shall have the meaning specified in Section 17.1(e) of the Lease.

         "First Offer" shall have the meaning specified in Section 4.1 of the Lease.

         "Fixtures" shall have the meaning specified in the term "Property".

         "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all filings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property.

         "Governmental Authority" shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

         "Guarantor" means TXU Corp., a Texas corporation having its principal office address at 1601 Bryan Street, Dallas, Texas 75201, or any successor entity in accordance with the terms of the Guaranty. If any Additional Guaranty is hereafter delivered, references to the "Guarantor" herein shall be deemed to include the Guarantor and any Additional Guarantor. If any Replacement Guaranty (as defined in the TXU Guaranty Agreement) is hereafter delivered, references to the "Guarantor" herein shall be deemed to refer to the guarantor thereunder and any Additional Guarantor, and not the Guarantor named herein; provided the term Guarantor shall continue to include any Person from time to time included in the definition of Guarantor unless and until such Person is released from such liability pursuant to the terms of the Guaranty to which it is a party.

         "Guaranty" means the TXU Guaranty Agreement. If any Additional Guaranty is hereafter delivered, references to the Guaranty shall be deemed to include the Guaranty and such Additional Guaranty. If any Replacement Guaranty (as defined in the TXU Guaranty Agreement) is hereafter delivered, references to the "Guaranty" herein shall be deemed to refer to such Replacement Guaranty and any Additional Guaranty but not this Guaranty, provided, that the term Guaranty shall continue to include any guaranty from time to time included in the definition of Guaranty unless and until such Guaranty is released in accordance with the terms hereof.

         "Hazardous Material" shall mean any substance (whether solid, liquid or gas), pollutant, contaminant, waste or material (including those that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or considered pollutants including petroleum, its derivatives, by-products and other hydrocarbons and asbestos), in each case that is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States and/or each State in which the Property is situated, or that may form the basis of liability under any Environmental Law.

         "Holder" shall mean, as of any particular date, (i) any registered holder of one or more Secured Notes as of such date, and (ii) any registered holder of one or more Certificates (as defined in the Declaration of Trust (as defined in the Indenture)).

         "Impositions" shall mean, collectively, all real estate, ad valorem, use, rent or similar taxes levied or incurred with respect to the Property, or the use, lease, ownership or operation thereof, personal property tax on any property covered by the Lease that is classified by government authorities as personal property, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the Lease
Term), water, sewer, utilities or other rents and charges, excises, levies, fees and all other similar governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Property or any part thereof, including all interest and penalties thereon, which at any time prior to, during or with respect to the Lease Term may be assessed or imposed on or with respect to or be a Lien upon Lessor or the Property or any part thereof or any rent therefrom or any estate, title or interest therein. Impositions shall exclude, however, any tax (other than a tax that is, or is in the nature of, a rental tax) based on or measured by net income (including any minimum taxes or taxes on items of a tax preference) or net receipts or gross income or gross receipts.

         "Improvements" shall have the meaning specified in the term "Property".

         "Indebtedness" shall mean the indebtedness evidenced by the Secured Notes and secured by the Mortgages, and any replacement indebtedness thereof.

         "Indemnitee" shall mean the Lessor, any Holder, the Indenture Trustee (and any assignee of the Indenture Trustee), any co-trustee, any trustee under a Mortgage which is a deed of trust, Pass-Through Trustee, the Servicer, any special servicer, the Surety, and each of their Affiliates and their respective officers, directors, employees, agents, shareholders, members or partners.

         "Indemnitee's Group" shall mean, with respect to a particular Indemnitee, such Indemnitee (including its Affiliates and their respective officers, directors, employees, agents, shareholders, trustees, members or partners) and their successors and assigns.

         "Indenture" shall mean the Indenture and Servicing Agreement dated as of the Closing Date between the Issuer and the Indenture Trustee.

         "Indenture Trustee" shall mean LaSalle Bank National Association, a national banking association, and each successor indenture trustee, as indenture trustee under the Indenture.

         "Indenture Trustee Fee Letter" shall mean that certain letter dated the Closing Date between the Indenture Trustee and Lessee.

         "Indenture Trustee Office" shall mean the office of the Indenture Trustee located as set forth in the Address for notice of the Indenture Trustee, or such other office as may be designated by the Indenture Trustee.

         "Independent Director" or "Independent Manager" shall mean an individual who is not at the time of the initial appointment or election and has not been at any time during the preceding five (5) years: (i) a director, officer, employee, member or partner of the Issuer or any of its Affiliates;
(ii) any stockholder who owns more than 10% of the outstanding stock of the Issuer or any of its Affiliates, (iii) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Issuer or any of its Affiliates; (iv) an Affiliate of any such stockholder, director, officer, employee, member, partner, customer, supplier or other person; or (v) a spouse, parent, sibling, or child of any such stockholder, director, officer, employee, customer, supplier or other person.

         "Initial Appraiser" shall mean Cushman & Wakefield, Inc.

         "Initial Relevant Constituent Entity" shall have the meaning specified in Section 5.04 of the Indenture.

         "Inspecting Parties" shall have the meaning specified in Article 15 of the Lease.

         "Intent to Renew Notice" shall have the meaning specified in Section 5.1(b)(i) of the Lease.

         "Interest Rate" for any Secured Note shall mean the rate of interest specified in such Secured Note (other than the Default Rate).

         "Issuer" shall mean the Lessor.

         "Land" shall have the meaning specified in the term "Property".

         "Lease" shall mean the Lease Agreement dated as of the Closing Date between Lessor, as lessor, and Lessee, as lessee.

         "Lease Default" shall mean any event, condition or failure which, with notice or lapse of time or both, would become a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Article 16 of the Lease.

         "Lease Operative Documents" shall mean (i) the Purchase and Sale Agreement entered into by Lessee as seller ("Seller") and Lessor as buyer ("Buyer") dated as of February 14, 2002, (ii) the deeds, and any other instruments of transfer in respect of the Property executed and delivered by Seller or its Affiliates to Lessor or its Affiliates, (iii) the Lease, (iv) the SNDA Agreement, (v) the Assignment of Lease, (vi) the Consent Agreement, (vii) the Guaranty, (viii) the Memorandum of Lease, (ix) the Trustee Fee Letter, (x) the Servicer Fee Letter and (xi) the Privity Agreement.

         "Lease Term" shall mean the full term of the Lease, including the Base Term and any Renewal Terms as to which Lessee exercises a renewal option pursuant to Article 5 of the Lease, or such shorter period as may result from earlier termination of the Lease as provided therein.

         "Lease Year" shall mean each consecutive period of twelve (12) full calendar months occurring after the Closing Date, provided, however, that, if the Closing Date shall not be the first day of a month, then the first Lease Year shall also include the partial month in which the Closing Date occurs.

         "Lessee" shall mean the Lessee named in the Lease to which this Appendix is attached.

         "Lessee's Equipment and Personalty" shall mean all furniture, equipment and personal property of Lessee, which includes, without limitation, inventory, lifts, cabling, antennae, machinery, communication equipment, data cabinets, signs, desks, movable partitions, vending machines, computer software and hardware, movable storage and utility rooms and removable trade fixtures and equipment, even if bolted or otherwise affixed to the floors, in each case, as now or may hereafter exist in or on any of the Improvements and any other personal property owned by Lessee or a sublessee of Lessee. In no case shall Lessee's Equipment and Personalty include fixtures or built-in heating, ventilating, air-conditioning, and electrical equipment (including power panels) to be utilized in connection with the operation of the Property.

         "Lessor" shall mean the Lessor named in the Lease to which this Appendix is attached.

         "Lessor Liens" shall mean Liens on or against the Property or the Lease or any payment of Rent (a) which result from any act of, or any Claim against, Lessor, or which result from any violation by Lessor of any of the terms of the Operative Documents other than a violation due to a default by Lessee under the Lease, (b) which result from Liens in favor of any taxing authority by reason of any Tax owed and payable by Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which Lessee is obligated to indemnify Lessor until such time as Lessee shall have already paid to or on behalf of Lessor the Tax or the required indemnity with respect to the same, or (c) which result from any expenses owed, caused or occasioned by Lessor or any of its employees or agents which are not indemnified by Lessee pursuant to Section 19.1 of the Lease, but shall exclude Permitted Liens and any Liens created by the Debt Documents, except to the extent any such Lien arises by the Holders' payment of any of the foregoing.

         "Lien" shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

         "Make-Whole Premium" shall have the meaning specified in the Indenture.

         "Material" (x) as used to describe Lessee's compliance requirement in
Section 8.5 of the Lease shall mean that the failure to so comply may reasonably be expected to result in material risk of (i) physical injury or illness to any individual, (ii) criminal liability, or (iii) fines or Remedial Action or compliance costs in excess of $500,000 (which shall be adjusted upward each January 1 by any CPI Increase) and (y) as used to describe the failure to comply with any obligation owed to the Indenture Trustee (whether directly or indirectly) shall mean the failure to so comply may reasonably be expected to result in a material diminution of Fair Market Sales Value of the Property or an adverse effect on the Lien (or priority thereof) created by the Debt Documents.

         "Maturity Date" shall mean February 14, 2022.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Mortgage" shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement, dated of even date herewith between the Lessor, as mortgagor or trustor, and the Indenture Trustee, as mortgagee or beneficiary, and as the same may be renewed, amended, modified, consolidated, replaced or extended.

         "Mortgaged Property" shall mean the Mortgaged Property or Trust Property, as defined in the Mortgage.

         "Net Casualty Proceeds" shall mean the compensation and/or insurance payments (whether received from a third party insurance company or from Lessee because it has self-insured) net of the reasonable expenses of collecting such amounts incurred by the Lessor, the Indenture Trustee, the Servicer, the Lessee, the Guarantor or the Holders and received by the Indenture Trustee, the Servicer, the Lessor or the Lessee in respect of the Property by reason of and on account of an Event of Loss described in clause (y) of the definition thereof or a casualty.

         "Net Condemnation Proceeds" shall mean any award or compensation net of the reasonable expenses of collecting such amounts incurred by the Lessor, the Indenture Trustee, the Servicer, the Lessee, the Guarantor, the Holders and received by the Indenture Trustee, the Servicer, the Lessor or the Lessee in respect of the Property by reason of and on account of a Condemnation.

         "Net Proceeds" shall mean Net Casualty Proceeds and Net Condemnation Proceeds.

         "Noncontrolling Party" shall have the meaning specified in Section 19.2(e) of the Lease.

         "Nonseverable" shall describe an Alteration or part of an Alteration which cannot be removed from the existing Improvements or the Land without causing material damage to the property; provided that Lessee's Equipment and Personalty shall not be construed as Nonseverable.

         "Note Purchase Agreement" shall mean that certain agreement dated as of the Closing Date between the Issuer, the Indenture Trustee and the Pass Through Trustee.

         "NSRO" shall mean a nationally recognized statistical rating organization, which as of this date would include Standard & Poor's and Moody's.

         "Offeree" shall have the meaning specified in Article 4 of the Lease.

         "Offeror" shall have the meaning specified in Article 4 of the Lease.

         "Officer's Certificate" of a Person or any Person signing on behalf of a Person shall mean a certificate signed, in the case of a partnership, by a general partner of such partnership, or, in the case of a corporation, by an Authorized Officer of such Person, or, in the case of a limited liability company, by the manager of such limited liability company. Each Officer's Certificate delivered to the Indenture Trustee shall include a statement that the signatory (a) has reviewed the activities of the entity on whose behalf the Officer's Certificate is being given with respect to the subject matter for which such Officer's Certificate is requested, (b) is familiar with the provisions of the Indenture or Lease to which the requested Officer's Certificate relates and (c) has, in such signatory's opinion, made such examination or investigation as is necessary to enable such signatory to act on an informed basis in responding to such request.

         "Operative Documents" shall mean the Debt Documents, the Lease Operative Documents, the Surety Bond and the Pass-Through Trust Agreement, collectively.

         "Outstanding", when used with respect to the Secured Notes, shall mean as of the date of determination, all Secured Notes theretofore issued and delivered under the Indenture, except:

         (a) Secured Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

         (b) Secured Notes or portions thereof for whose payment or redemption money in the necessary amount is on deposit with the Indenture Trustee; provided that such Secured Notes are to be redeemed and notice of such redemption has been duly given and not revoked or otherwise withdrawn pursuant to the Indenture; and

         (c) Secured Notes to the extent paid, or in exchange for which, or in lieu of which, other Secured Notes have been authenticated and delivered pursuant to the Indenture.

         "Pass-Through Trust Agreement" shall mean the Declaration of Trust, as defined in the Indenture.

         "Pass-Through Trust Certificates" shall mean the Trust Certificates, as defined in the Indenture.

         "Pass-Through Trustee" shall have the meaning accorded it in the Indenture.

         "Payment Date" shall mean the date or dates identified as such in the Schedule attached to the Secured Notes.

         "Permits" shall mean as to the Property all licenses, authorizations, certificates, variances, concessions, grants, registrations, consents, permits and other approvals issued by a Governmental Authority now or hereafter pertaining to the ownership, management, occupancy, use or operation of the Property, including certificates of occupancy.

         "Permitted Encumbrances" shall mean the easements, rights of way, reservations, servitudes and rights of others against the Property which are listed in the Title Policy issued to the Issuer or the Indenture Trustee (as applicable).

         "Permitted Investments" shall mean any one or more of the following obligations or securities having (a) a predetermined fixed dollar of principal due at maturity that cannot vary or change, (b) bearing interest that may either be fixed or variable but which is tied to a single interest rate index plus a single fixed rate spread (if any) that moves proportionately with that index, and (c) having the required ratings, if any, provided for in this definition:

         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in thirty (30) days or less after the date of issuance and that does not have a "r" highlighter affixed to its rating;

         (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in thirty (30) days or less after the date of issuance and are issued or held by any depository institution or trust company (including the Indenture Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A-1" and "P-1" by Standard & Poor's and Moody's, respectively, or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by the Rating Agencies to the Pass-Through Certificates, as evidenced in writing and that does not have a "r" highlighter affixed to its rating;

         (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of thirty (30) days or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

         (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in thirty (30) days or less from the date of issuance, which debt obligations have ratings from Moody's and Standard & Poor's in the highest category possible, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by the Rating Agencies to any Pass-Through Certificate as specified in writing by the Rating Agencies and that do not have a "r" highlighter affixed to their rating; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts; and

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in thirty (30) days or less after the date of issuance thereof and which is rated in the highest category possible by Moody's and Standard & Poor's and that does not have a "r" highlighter affixed to such rating.

         "Permitted Liens" shall mean:

         (a) the respective rights and interests of the Lessee, the Lessor and the Holders under the Operative Documents,

         (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein and are undertaken in accordance with the terms of any documents securing the Indebtedness (including, without limitation, posting of any bonds or other collateral to the extent required by such documents),

         (c) materialmen's, mechanics', workers', repairmen's, employees or other like Liens for amounts either not yet due or being contested in good faith and by appropriate proceedings and in accordance with the Lease, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein, provided

         Lessee agrees that it shall pay, discharge or record or bond any such lien within sixty (60) days after the filing thereof, if Guarantor does not have Required Rating equal to or greater than the Trigger Rating, or if a Lease Event of Default exists,

         (d) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided to Lessor's reasonable satisfaction, provided that if the long-term unsecured debt of Guarantor (or Lessee if there is no Guarantor) shall not have a Required Rating of at least the Trigger Rating then any such amount in excess of Five Hundred Thousand Dollars ($500,000) (as adjusted upward by the CPI every January 1) (unless Guarantor or its Affiliates are insured therefor), shall be bonded or discharged by Lessee within thirty (30) days after Lessee's knowledge thereof,

         (e) easements, rights of way, reservations, servitudes and rights of others against the Property which are granted pursuant to Section 25.12 of the Lease and which could not reasonably be expected to have a material adverse effect on the Property,

         (f) Permitted Encumbrances, and

         (g) assignments and subleases expressly permitted by the Lease.

         No lien, judgment, charge or other agreement shall be deemed to be a Permitted Lien if such lien, judgment, charge or other agreement, individually or in the aggregate with other liens, judgments, charges or agreements, materially and adversely affects (i) the value of the Property, (ii) Guarantor's and Lessee's ability to pay all Rent, as and when due hereunder, or (iii) Lessee's right to use and operate the Property for all Permitted Uses.

         "Permitted Use" shall have the meaning given to such term in Section
8.1 of the Lease.

         "Person" shall mean individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, nonincorporated organization or government or any agency or political subdivision thereof.

         "Portfolio Sale" shall mean the sale of at least eight (8) properties, or of the equity interest therein, which are owned by Lessor or similarly created entities whose equity interests are substantially owned by Zurich Structured Finance, Inc. and the total sales price of such properties are at least twice the price paid by Lessor for the Property.

         "Privity Agreement" shall mean the agreement executed as of the Closing Date among the Lessor, the Lessee, the Surety and the Indenture Trustee.

         "Proceeds Trustee" shall mean the Indenture Trustee (or at its election, the Servicer) or, if the Property shall not at the time in question be encumbered by a Mortgage, a federally insured bank or other financial institution, selected by Lessor and reasonably satisfactory to Lessee.

         "Prohibited Transferee" shall mean any competitor of TXU Corp. which is primarily engaged in the business of natural gas distribution or electricity production and/or distribution.

         "Property" shall mean the real property described on Exhibit A to the Lease (the "Land"); together with all buildings, structures, and other improvements of every kind situated on the Land (collectively, the "Improvements"); together with all easements, rights and appurtenances relating to the Land or the Improvements; and together with all fixtures, including all components thereof, on and in respect to the Improvements, including, without limitation, all built-in H.V.A.C. equipment used in the operation of the Property, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"), provided that in no event shall "Property" include Lessee's Equipment and Personalty.

         "Property Cost" shall mean "Purchase Price" (as defined in the Purchase and Sale Agreement).

         "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement dated as of February 14, 2002 between TXU Properties Company, as Seller and State Street Bank and Trust Company of Connecticut, National Association, as owner trustee, and not individually, of ZSF/Dallas Tower Trust, as Purchaser.

         "Qualified Appraiser" means an independent appraiser who shall be a member of The Appraisal Institute (or its successor organization) with not less than five (5) years experience appraising properties similar to the Property in the market in which the Property is located.

         "Rating Agencies" shall mean Moody's and Standard & Poor's, or at the Indenture Trustee's election, another NSRO.

         "Refinancing" shall mean any refinancing of the Indebtedness.

         "Release" shall mean the release or threatened release of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Released Property" shall have the meaning specified in Section 23.05 of the Indenture.

         "Relevant Constituent Entity" shall mean an Initial Relevant Constituent Entity and in the future shall include the entities the transfers of interests in which are restricted pursuant to Section 5.04 of the Indenture.

         "Remedial Action" means the investigation, response, clean-up, remediation, prevention, mitigation or removal of contamination, environmental degradation or damage caused by, related to or arising from the existence, generation, use, handling, treatment, storage, transportation, disposal, discharge, Release (including a continuous Release), or emission of Hazardous Materials, including, without limitation, investigations, response, removal, monitoring and remedial actions under CERCLA; corrective action under the Resource Conservation and Recovery Act of 1976, as amended, the investigation, removal or closure of any underground storage tanks, and any related soil or groundwater investigation, remediation or other action, and investigation, clean-up or other actions required under or necessary to comply with any Environmental Laws.

         "Renewal Term" shall have the meaning specified in Section 5.1 of the Lease.

         "Rent" shall mean Base Rent and Supplemental Rent, collectively.

         "Rent Directions Letter" shall mean a letter from the Lessor, or the Lessor and any Holder or the Indenture Trustee, to the Lessee, instructing the Lessee where to make payments under the Lease.

         "Rent Payment Dates" shall mean the dates on which Base Rent is due during the Lease Term as shown on Schedule 3.1; provided, however, in the event such date is not a Business Day, the Rent Payment Date shall be the immediately preceding Business Day.

         "Required Rating" shall mean a rating at the level set forth in the Lease as required for Lessee to have the benefit conferred, issued by Standard & Poor's and Moody's (or any replacement of either of them made by the Indenture Trust (in which case the rating shall be the equivalent)).

         "Requirement" shall have the meaning specified in Section 19.2(b)(xiv) of the Lease.

         "Responsible Officer" shall mean an officer in the corporate trust administration department of the Indenture Trustee or the Servicer, as applicable.

         "Restoration Fund" shall have the meaning specified in Section 12.4(a) of the Lease.

         "Secured Notes" shall mean the Series A-1 A Note in the amount of $70,000,000, the Series A-1 B Note in the amount of $1,650,000, and the Series A-2 Note in the amount of $75,350,000.

         "Secured Obligations" shall have the meaning given to such term in the Mortgage.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Documents" shall mean (i) the Mortgage, (ii) the Assignment of Lease, (iii) the Assignment of Agreements, (iv) the UCC Financing Statements,
(v) the Consent Agreement, and (vi) the SNDA Agreement.

         "Servicer" shall mean First Union National Bank, as servicer under the Indenture Agreement and its successors and assigns.

         "Single Purpose Entity" shall mean a Person, other than an individual, which (a) in the case of the Lessor, (i) is formed or organized solely for the purpose of holding an ownership interest in and leasing the Property, (ii) does not engage in any business unrelated to the Property, (iii) does not have any assets other than those related to its interest in the Property or any indebtedness other than as permitted by the other Operative Documents, (iv) has its own separate books and records and has its own accounts in each case which are separate and apart from the books and records and accounts of any other Person, (v) at all times (A) has, or (B) in the case of a grantor trust (in which the beneficial ownership of such trust is owned by a limited partnership) or a limited partnership, has either a corporate general partner of either such limited partnership or another entity which has a Controlling Interest in such limited partnership which has, or (C) in the case of a grantor trust (in which the beneficial ownership of such trust is owned by a limited liability company) or a limited liability company, has a corporate manager of either such limited liability company or another entity which has a Controlling Interest in such limited liability company which has one Independent Manager or Independent Director (or, if the manager of the limited liability company is a partnership, such partnership has a corporate general partner) which has, one Independent Manager or Independent Director (as applicable) and (vi) is otherwise subject to all of the applicable limitations on powers set forth in Sections 5.01, 5.02(a) and 5.02(d) of the Indenture;

         (b) in the case of a Relevant Constituent Entity, (i) is formed or organized solely for the purpose of holding a direct or indirect ownership interest and/or direct or indirect Controlling Interest in the Lessor or a Relevant Constituent Entity, (ii) does not engage in any business unrelated to the Property, its interest in the Lessor or any Relevant Constituent Entity,
(iii) does not have any assets (other than those related to its interest in the Lessor or a Relevant Constituent Entity) or any indebtedness other than as permitted by the other Operative Documents, (iv) has its own separate books and records and has its own accounts in each case which are separate and apart from the books and records and accounts of any other person and (v) at all times (A) has, (B) in the case of a limited partnership, has a corporate general partner or other entity which has a Controlling interest in such limited partnership which has, or (C) in the case of a limited liability company, has a corporate manager which has, one Independent Manager or Independent Director (as applicable) and (vi) is otherwise subject to all of the applicable limitations on powers set forth in Sections 5.01, 5.02(a) and 5.02(d) of the Indenture.

         "SNDA Agreement" shall mean the Lease Subordination, Non-Disturbance and Attornment Agreement dated as of the Closing Date among the Lessor, Lessee and the Indenture Trustee.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Stipulated Loss Value" shall mean on the Stipulated Loss Value Date
(i) during the Base Term, the value listed on Schedule 12.1 to the Lease as of such date, and (ii) during a Renewal Term, the Fair Market Sales Value of the Property as of such date. The Stipulated Loss Value for the Property together with the other amounts payable under the Lease, including, without limitation, the Make-Whole Premium, will be sufficient to pay in full the unpaid principal balance of, and accrued but unpaid interest on, the Secured Notes relating to the Property, and any other amounts due under the Debt Documents.

         "Stipulated Loss Value Date" shall have the meaning specified in
Section 12.1(i) of the Lease, and after expiration of the Base Term shall mean the first day of each month during a Renewal Term.

         "Stipulated Loss Value Payment" shall mean the amounts payable by the Lessee pursuant to clause (i) of Section 12.1 or the amounts payable by the Lessee pursuant to the fourth full paragraph of Section 12.1, as applicable, including, in each case (without duplication but for the avoidance of doubt) the Make-Whole Premium.

         "Sublease" shall have the meaning given such term in Section 14.1 of the Lease.

         "Subsidiary" shall mean any corporation whose assets and liabilities are consolidated with that of Lessee.

         "Supplemental Rent" shall mean the Make-Whole Premium payable by Lessee hereunder, and any and all amounts, liabilities, obligations, late charges, default interest (under this Lease and under any Debt Document, to the extent arising out of any Lease Event of Default), fees owed under any easement or other agreement affecting the Property (excluding the Debt Documents and Lessor Liens, except to the extent expressly set forth herein), Taxes and Impositions other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease and the Operative Documents, including, without limitation, under the fee letters referred to in Section 8.11 of the Lease (whether or not designated as Supplemental Rent) to the Lessor, grantor trustee, the Indenture Trustee, the Holders, the Servicer (or any special servicer), any NSRO, or any other party, including Fair Market Sales Value payments, Stipulated Loss Value Payments, costs payable under Section 8.11, Termination Value Payments, amounts payable by reference to Additional Interest, if any, due under any Secured Note, and indemnities and damages for breach of any covenants, representations, warranties or agreements.

         "Surety" shall mean ZC Specialty Insurance Company, a Texas corporation.

         "Surety Bond" shall mean the bond of the Surety pursuant to which the Surety will pay all or a portion of the scheduled unamortized principal of the Secured A-2 Note.

         "Tax Counsel" shall have the meaning specified in Section 19.2(e) of the Lease.

         "Tax Indemnitee" shall mean any co-trustee, the Lessor and its direct and indirect owners, the Indenture Trustee, the Pass-Through Trustee, any Holder, any Indemnitee, any trustee under any Mortgage which is a deed of trust, any Affiliate, officer, director, employee, shareholder, member or partner of any of the foregoing or any of their successors or assigns.

         "Taxes" shall mean any and all present and future taxes, including income (gross or net), gross or net receipts, sales, use, value added, franchise, doing business, transfer, capital, property (tangible or intangible), municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein individually as a "Tax"), imposed by any Governmental Authority. Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so) including reasonable attorney's fees and costs incident thereto. Without limiting the foregoing, if at any time during the term of the Lease the methods of taxation prevailing at the execution thereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time, thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received from or otherwise attributable to the Property, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Property or the Lease, and imposed on the Lessor under the Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the rent payable under the Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable by the Lessor under the Lease with respect to the Property, the rents, issues and profits thereof, the Lease or the rents and charges payable pursuant thereto, then all such taxes, assessment, levies, impositions and/or charges, or the part thereof so measured or based shall be deemed to be Taxes.

         "Term" shall mean the Base Term and Renewal Term (if any).

         "Termination Value" shall mean on the Termination Value Date or the date payment is to be made under Section 21.1 if Lessor rejects Lessee's offer to purchase, as the case may be, during the Base Term, the value listed on
Schedule 21.1 to the Lease for such Property as of such date. The Termination Value, together with the other amounts payable under the Lease, including, without limitation, the Make-Whole Premium, shall be sufficient to pay in full the unpaid principal balance of, and accrued but unpaid interest on the Secured Notes relating to the Property on the Termination Value Date, and any other amounts due under the Debt Documents.

         "Termination Value Date" shall have the meaning specified in Section
21.1 of the Lease.

         "Termination Value Payment" shall mean the amounts payable by the Lessee pursuant to Section 21.1(a) or the amounts payable by the Lessee pursuant to Section 21.1(b), as applicable, including, in each case (without duplication but for the avoidance of doubt) the Make-Whole Premium.

         "Title Insurance Company" shall mean American Title Company.

         "Title Policy" shall mean the title insurance policy issued by the Title Insurance Company to Lessor pursuant to the Purchase and Sale Agreement, and to the Indenture Trustee pursuant to the Note Purchase Agreement and the Security Documents (as applicable) on the Closing Date.

         "Transfer" shall have the meaning given to such term in Section 5.04 of the Indenture.

         "Trigger Rating", with respect to any Person, shall mean that the senior unsecured non-credit enhanced long term obligations of such Person shall have a rating (or if the senior unsecured obligations of such Person shall not be rated, such Person shall have a confidential debt rating) of at least BBB- by Standard & Poor's, and at least Baa3 by Moody's.

         "TXU Guaranty Agreement" means that certain Guaranty executed as of February 14, 2002 by TXU Corp. for the benefit of the Lessor.

         "UCC" shall mean the Uniform Commercial Code as enacted by each state in which Property is located, as applicable.

         "Unavoidable Delays" shall mean delays caused by war, riot, civil commotion, strikes, labor action, acts of God, force majeure, shortages of supplies or labor, adverse weather condition not reasonably anticipatable given the location of a Property and the season of year, or any other cause not reasonably within the control of Lessee but excluding the financial condition of the Lessee.

         "Uneconomic Property" shall mean a Property that in Lessee's good faith decision is either obsolete or uneconomic for the conduct of Lessee's business, and which, but for this Lease, would not be used for the conduct of Lessee's business, as certified by an Officer's Certificate.

         "Verifier" shall have the meaning specified in Section 19.2(g) of the Lease.

                                                  Schedule 3.1
                                             SCHEDULE OF BASE RENT
                                                      (US $)

       Semiannual                        Base Rent                    Base Rent                 Allocated
       Period Ending                   Payment Date                    Payable*                    Rent
       -------------                   ------------                    --------                    ----
        14-Aug-2002                      11-Aug-2002                $9,817,815.72                    $0.00
        14-Feb-2003                      11-Feb-2003                $9,679,662.43             $15,385,854.07
        14-Aug-2003                      11-Aug-2003                $9,554,954.60                    $0.00
        14-Feb-2004                      11-Feb-2004                $9,430,246.75             $12,643,757.53
        14-Aug-2004                      11-Aug-2004                $9,305,538.91                    $0.00
        14-Feb-2005                      11-Feb-2005                $9,180,831.08             $13,504,415.57
        14-Aug-2005                      11-Aug-2005                $9,056,123.24                    $0.00
        14-Feb-2006                      11-Feb-2006                $8,931,415.40             $13,234,282.03
        14-Aug-2006                      11-Aug-2006                $8,806,707.57                    $0.00
        14-Feb-2007                      11-Feb-2007                $8,681,999.72             $13,319,068.47
        14-Aug-2007                      11-Aug-2007                $8,557,291.88                    $0.00
        14-Feb-2008                      11-Feb-2008                $8,432,584.05             $13,292,456.67
        14-Aug-2008                      11-Aug-2008                $5,820,029.00                    $0.00
        14-Feb-2009                      11-Feb-2009                $5,768,678.72             $13,300,809.28
        14-Aug-2009                      11-Aug-2009                $5,717,328.42                    $0.00
        14-Feb-2010                      11-Feb-2010                $5,665,978.14             $13,298,187.65
        14-Aug-2010                      11-Aug-2010                $5,614,627.86                    $0.00
        14-Feb-2011                      11-Feb-2011                $5,563,277.56             $13,299,010.49
        14-Aug-2011                      11-Aug-2011                $5,511,927.28                    $0.00
        14-Feb-2012                      11-Feb-2012                $5,460,577.00             $13,298,752.23
        14-Aug-2012                      11-Aug-2012                $5,409,226.70                    $0.00
        14-Feb-2013                      11-Feb-2013                $5,357,876.42             $9,285,132.23
        14-Aug-2013                      11-Aug-2013                $5,306,526.14                    $0.00
        14-Feb-2014                      11-Feb-2014                $5,255,175.88             $10,000,436.32
        14-Aug-2014                      11-Aug-2014                $3,462,332.50                    $0.00
        14-Feb-2015                      11-Feb-2015                $3,462,332.50             $9,775,924.82
        14-Aug-2015                      11-Aug-2015                $3,462,332.50                    $0.00
        14-Feb-2016                      11-Feb-2016                $3,462,332.50             $9,846,391.93
        14-Aug-2016                      11-Aug-2016                $3,462,332.50                    $0.00
        14-Feb-2017                      11-Feb-2017                $3,462,332.50             $9,824,274.51
        14-Aug-2017                      11-Aug-2017                $3,462,332.50                   $0.00
        14-Feb-2018                      11-Feb-2018                $3,462,332.50             $9,831,216.48
        14-Aug-2018                      11-Aug-2018                $3,462,332.50                   $0.00
        14-Feb-2019                      11-Feb-2019                $3,462,332.50             $9,829,037.62
        14-Aug-2019                      11-Aug-2019                $3,462,332.50                   $0.00
        14-Feb-2020                      11-Feb-2020                $3,462,332.50             $9,829,721.49
        14-Aug-2020                      11-Aug-2020                $3,462,332.50                   $0.00
        14-Feb-2021                      11-Feb-2021                $3,462,332.50             $9,829,506.84
        14-Aug-2021                      11-Aug-2021                $3,462,332.50             $3,740,705.20
        14-Feb-2022                      11-Feb-2022                $3,462,332.50             $4,914,779.06

 *Excludes Trustee and Servicing Fees payable pursuant to this Lease.

                                                                  Schedule 3.6

        SCHEDULE OF FEDERAL INCOME TAX ALLOCATION OF BASE RENT & INTEREST
                                     (US $)

                                                                  467 Loan Balance       467 Loan
      Semiannual           Allocated         Proportional            Beginning            Balance
     Period Ending            Rent           Rental Amount           of Period         End of Period        467 Interest
     -------------            ----           -------------           ---------         -------------        ------------
     14-Aug-2002             $0.00                $0.00                $0.00           $9,817,815.72             $0.00
     14-Feb-2003        $15,385,854.07        $16,856,337.95       $9,817,815.72       $2,939,110.91          $297,970.71
     14-Aug-2003             $0.00                $0.00            $2,939,110.91      $12,583,267.53           $89,202.02
     14-Feb-2004        $12,643,757.53        $13,852,168.94       $12,583,267.53      $8,543,247.51          $381,902.17
     14-Aug-2004             $0.00                $0.00            $8,543,247.51       $18,108,073.98         $259,287.56
     14-Feb-2005        $13,504,415.57        $14,795,083.30       $18,108,073.98      $13,043,401.81         $549,580.05
     14-Aug-2005             $0.00                $0.00            $13,043,401.81      $22,495,392.30         $395,867.24
     14-Feb-2006        $13,234,282.03        $14,499,132.08       $22,495,392.30      $17,610,410.78         $682,735.16
     14-Aug-2006             $0.00                $0.00            $17,610,410.78      $26,951,594.31         $534,475.97
     14-Feb-2007        $13,319,068.47        $14,592,021.88       $26,951,594.31      $21,859,553.04         $817,980.89
     14-Aug-2007             $0.00                $0.00            $21,859,553.04      $31,080,282.36         $663,437.43
     14-Feb-2008        $13,292,456.67        $14,562;866.69       $31,080,282.36      $25,893,286.29         $943,286.57
     14-Aug-2008             $0.00                $0.00            $25,893,286.29      $32,499,176.53         $785,861.24
     14-Feb-2009        $13,300,809.28        $14,572,017.59       $32,499,176.53      $24,682,187.67         $986,350.01
     14-Aug-2009             $0.00                $0.00            $24,682,187.67      $31,148,620.49         $749,104.40
     14-Feb-2010        $13,298,187.65        $14,569,145.41       $31,148,620.49      $23,190,813.85         $945,360.63
     14-Aug-2010             $0.00                $0.00            $23,190,813.85      $29,509,282.91         $703,841.20
     14-Feb-2011        $13,299,010.49        $14,570,046.89       $29,509,282.91      $21,398,120.32         $895,606.74
     14-Aug-2011             $0.00                $0.00            $21,398,120.32      $27,559,480.55         $649,432.95
     14-Feb-2012        $13,298,752..23       $14,569,763.95       $27,559,480.55      $19,286,723.84         $836,430.23
     14-Aug-2012             $0.00                $0.00            $19,286,723.84      $25,281,302.61         $585,352.07
     14-Feb-2013         $9,285,132.23        $10,172,547.20       $25,281,302.61      $21,233,919.37         $767,287.53
     14-Aug-2013             $0.00                $0.00            $21,233,919.37      $27,184,894.96         $644,449.45
     14-Feb-2014        $10,000,436.32        $10,956,215.59       $27,184,894.96      $22,308,916.82         $825,061.56
     14-Aug-2014             $0.00                $0.00            $22,308,916.82      $26,448,324.94         $677,075.63
     14-Feb-2015         $9,775,924.82        $10,710,246.68       $26,448,324.94      $20,003,117.43         $802,706.66
     14-Aug-2015             $0.00                $0.00            $20,003,117.43      $24,072,544.54         $607,094.61
     l4-Feb-2016         $9,846,391.93        $10,787,448.60       $24,072,544.54      $17,478,030.17         $730,601.73
     14-Aug-2016             $0.00                $0.00            $17,478,030.17      $21,470,820.88         $530,458.22
     14-Feb-2017         $9,824,274.51        $10,763,217.34       $21,470,820.88      $14,821,575.46         $651,639.41
     14-Aug-2017             $0.00                $0.00            $14,821,575.46      $18,733,742.78         $449,834.82
     14-Feb-2018         $9,831,216.48        $10,770,822.77       $18,733,742.78      $11,993,821.60         $568,569.09
     14-Aug-2018             $0.00                $0.00            $11,993,821.60      $15,820,166.59         $364,012.49
     14-Feb-2019         $9,829,037.62        $10,768,435.67       $15,820,166.59      $8,994,205.48          $480,142.06
     14-Aug-2019             $0.00                $0.00            $8,994,205.48       $12,729,512.11         $272,974.14
     14-Feb-2020         $9,829,721.49        $10,769,184.90       $12,729,512.11      $5,809,000.41          $386,340.69
     14-Aug-2020             $0.00                $0.00            $5,809,000.41       $9,447,636.07          $176,303.16
     l4-Feb-2021         $9,829,506.84        $10,768,949.74       $9,447,636.07       $2,427,754.59          $286,735.75
     14-Aug-2021         $3,740,705.20        $4,098,218.45        $2,427,754.59       $1,865,550.99           $73,682.35
     14-Feb-2022         $4,914,779.06        $5,384,502.96        $1,865,550.99           $0.00               $56,619.47

                                                                  SCHEDULE 9.1
                             Insurance Requirements



         (a) Lessee covenants and agrees that it will at all times keep in full force and effect the following insurance coverage:

                  (i) A broad form commercial general liability insurance policy, including but not limited to premises, operations, automobile liability (which may be carried by separate policy) and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Property and the business conducted by Lessee thereon. The policy shall provide coverage limits of not less than Two Million Dollars ($2,000,000) per occurrence. The commercial general liability policy shall also include a commercial excess or umbrella liability of Ten Million Dollars ($10,000,000) and shall name Lessor and the Indenture Trustee as additional insureds, as their interest may appear. Lessor may reasonably require other types of general liability insurance, based upon (A) the loss history at the Property, and (B) industry standards, and taking into account Lessee's (or its parent's, if applicable) insurance program, and other types of coverage being obtained in similar transactions.

                  (ii) All risk property replacement cost insurance against physical loss or damage by fire, lightning and other risks and supplementary perils from time to time included under all risk policies, with standard and extended coverage or all risk endorsement, including without limitation, vandalism and malicious mischief [with agreed amount endorsements] of all building and other facilities and improvements constructed on the Property and all tenant finish and leasehold improvements and fixtures. This policy shall name Lessor and the Indenture Trustee as loss payees as their interest may appear. To the extent commercially available, such policy shall contain a deductible of not more than Five Million Dollars ($5,000,000.00) per occurrence. Lessee shall be responsible for all deductibles.

                  (iii) To the extent commercially available, a full replacement policy of flood insurance (which may be a part of the policy described in clause (ii)) and subject to the same terms and conditions, covering those improvements located in the Flood Zones containing the letters "A" or "V".

                  (iv) Workers' compensation or other such insurance in accordance with applicable state law requirements covering all of Lessee's employees.

         (b) If the Guarantor (or Lessee if there is no Guarantor) fails to satisfy the conditions necessary to maintain a program of self-insurance adequate to satisfy the requirements set forth herein, Lessee shall have a period of five (5) days in which to obtain the necessary insurance coverage and deliver to Lessor and the Indenture Trustee a certificate of insurance evidencing compliance with the requirements set forth in Section 9.1.

         (c) All policies of insurance described in this Schedule which Lessee is required to procure and maintain will be issued by responsible insurance companies, having a rating of not less than Best's A-VIII or better at all times. Unless Lessee elects (and is permitted) to self-insure as provided in
Section 9.1(b), certificates of such insurance will be delivered to Lessor and the Indenture Trustee, and any additional insureds upon execution of this Lease and any renewals or extensions of said policies or certificates of insurance shall be delivered to Lessor and the Indenture Trustee at least thirty (30) days prior to the expiration or termination of such policies. Upon request of Lessor or Indenture Trustee, Lessee shall provide certified copies of all policies within thirty (30) days of request. Unless Lessee elects (and is permitted) to self-insure as provided in Section 9.1(b), all liability and property damage policies will contain the following provisions:

                  (i) The company writing such policy will agree to give the insured and additionally named insured parties or loss payees not less than thirty (30) days notice in writing prior to any cancellation, reduction, or modification of such insurance;

                  (ii) Lessor and the Indenture Trustee shall be named as additional insured or loss payees, as their interests may appear, for each insurance policy required to be maintained by Lessee (except
         (a)(iv) above), with all proceeds under any policy under (a)(ii) and
         (iii) to be paid in accordance with the provisions of the Lease.

         (d) Any insurance required by the Lease (excluding, however, the coverage identified in Section (a)(iv) above) may be brought within the coverage of a so-called blanket policy or policies of insurance carried by and maintained by the insuring party insuring the combined operations at the Property with other premises leased or owned by Lessee, so long as the insured party and the additional insureds required hereunder are named under such policies as their interest may appear with coverage at least as good as required herein.

         (e) If Lessee fails to acquire or maintain the insurance required pursuant to this Schedule and Article 9 or to pay the premiums for such insurance and deliver the required certificates, Lessor may, in addition to other rights and remedies available to Lessor, acquire such insurance and/or pay the requisite premiums therefor. Such premiums so paid by Lessor will be reimbursable and payable by Lessee immediately upon written demand therefor made to Lessee by Lessor, plus interest at the Default Rate from the date paid by Lessor until reimbursement by Lessee.

         (f) Except to the extent otherwise provided in the Lease, the parties hereto release each other, and their respective representatives, agents, contractors and employees from any claims for damage to any Person or to the Property and all improvements located in the Property, and to the fixtures, personal property, improvements, and alteration of either Lessor or Lessee in or upon the Property, that are caused by or result from risks insured against under any insurance policies carried by the parties (or which should have been carried by the parties pursuant to the terms hereof) or, in the case of Lessee's self-insurance, all risks that would otherwise be insured against under the policies identified herein; provided, however, the foregoing shall not impair any claim against Lessee in its capacity as self insurer. Each party shall cause each insurance policy obtained by it (recognizing that Lessor may not in fact obtain any insurance) to provide that the insurance company waives in writing all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against (or to be insured against) under any insurance policy required by the Lease or self-insurance maintained in lieu of any such required insurance.

                                                                                        SCHEDULE 12.1


                                         SCHEDULE OF STIPULATED LOSS VALUES*
                                                      (US $)


                        Stipulated Loss                                         Stipulated
                           Value Date                                           Loss Value
                           ----------                                           ----------
                           11-Aug-2002                                     $145,284,711.97
                           11-Feb-2003                                     $141,631,823.64
                           11-Aug-2003                                     $137,978,412.16
                           11-Feb-2004                                     $134,322,857.84
                           11-Aug-2004                                     $130,666,597.68
                           11-Feb-2005                                     $127,009,677.75
                           11-Aug-2005                                     $123,353,183.07
                           11-Feb-2006                                     $119,697,245.35
                           11-Aug-2006                                     $116,042,664.29
                           11-Feb-2007                                     $112,389,642.52
                           11-Aug-2007                                     $108,738,590.97
                           11-Feb-2008                                     $105,089,586.82
                           11-Aug-2008                                     $103,930,794.79
                           11-Feb-2009                                     $102,773,269.45
                           11-Aug-2009                                     $101,618,766.24
                           11-Feb-2010                                     $100,467,802.54
                           11-Aug-2010                                      $99,320,821.78
                           11-Feb-2011                                      $98,178,577.52
                           11-Aug-2011                                      $97,041,011.40
                           11-Feb-2012                                      $95,908,674.59
                           11-Aug-2012                                      $94,779,266.31
                           11-Feb-2013                                      $93,650,854.20
                           11-Aug-2013                                      $92,523,538.10
                           11-Feb-2014                                      $91,396,780.09
                           11-Aug-2014                                      $92,012,535.68
                           11-Feb-2015                                      $92,628,194.36
                           11-Aug-2015                                      $93,245,050.27
                           11-Feb-2016                                      $93,862,877.85
                           11-Aug-2016                                      $94,482,091.63
                           11-Feb-2017                                      $95,102,505.84
                           11-Aug-2017                                      $95,724,699.82
                           11-Feb-2018                                      $96,348,753.77
                           11-Aug-2018                                      $96,975,192.26
                           11-Feb-2019                                      $97,604,246.18
                           11-Aug-2019                                      $98,236,111.38
                           11-Feb-2020                                      $98,870,877.70
                           11-Aug-2020                                      $99,508,709.81
                           11-Feb-2021                                     $100,149,747.36
                           11-Aug-2021                                     $100,794,186.21
                           11-Feb-2022                                     $101,500,000.00

*Rent and Make-Whole Premiums, if any, are payable in addition to Stipulated Loss Value.

                                                                 SCHEDULE 14.1


                               Existing Subleases

1. Lease Agreement dated as of October 1, 1994, by and between Texas Utilities Properties Inc. (now known as TXU Properties Company), as landlord, and Texas Utilities Services Company, now known as TXU Business Services Company, as tenant, as amended by those Lease Amendment Agreements effective as of January 1, 1997, March 15, 1998, August 1, 1998, August 1, 1998, and February 14, 2002.

2. Lease Agreement dated May 1, 1995, by and between Texas Utilities Properties, Inc., as landlord, and Worsham, Forsythe & Wooldridge, L.L.P. (predecessor in interest to Hunton & Williams), as tenant, as amended by that First Amendment to Lease Agreement dated December 1, 1999.

3. Lease Agreement dated January 1, 2000, by and between TXU Properties, Inc., as landlord, and AROMA Coffee and Vending, Inc., as tenant.

                                                                 Schedule 21.1


                         SCHEDULE OF TERMINATION VALUES*
                                     (US $)

             Termination                Termination
              Value Date                  Value
             -----------                -----------
             11-Aug-2014              $104,252,270.04
             11-Feb-2015              $104,971,344.73


         *Rent and Make-Whole Premiums, if any, are payable in addition to Termination Value.

                                                                SCHEDULE 25.27

                            State Specific Provisions

                                      NONE

                                   EXHIBIT A

TRACT ONE


SITUATED in the City of Dallas, Dallas County, State of Texas, being a part of the John Grigsby Survey, Abstract No. 495, and being a part of Block 237 of Bullington Addition to said City of Dallas, including a portion of former Bryan Street conveyed by the City of Dallas to Atlantic Richfield Company pursuant to City Ordinance No. 16679, as recorded in Volume 81092, Page 3598 and described in deeds recorded in Volume 81092, Page 3594 and Volume 81078, page 2627, Deed Records, Dallas County, Texas, and being the property which is now occupied by the "Arco Tower" building, and being more particularly described by metes and bounds as follows:

BEGINNING at a point in a steel monument found at the intersection of the Southwesterly right-of-way line of Ervay Street, (60 foot right-of-way), with the Southeasterly right-of-way line of Federal Street, (37.5 foot right-of-way);

THENCE South 45 degrees 00 minutes 00 seconds East with said Southwesterly right-of-way line of Ervay Street a distance of 228.31 feet to a 1/2 inch steel rod set in the Northwesterly right-of-way of Bryan Street, as defined in said City Ordinance 16679; (currently under construction);

THENCE South 44 degrees 59 minutes 57 seconds West with said right-of-way line a distance of 261.83 feet to an "X" cut in the Northeasterly right-of-way line of Bullington Street, (now Bullington Plaza, platted as a 40 foot right-of-way);

THENCE North 45 degrees 00 minutes 00 seconds West along said right-of-way line a distance of 224.90 feet to a point in a steel monument found in the Southeasterly right-of-way line of Federal Street, (a 40 foot right-of-way);

THENCE North 44 degrees 48 minutes 00 seconds East with said right-of-way line a distance of 150.00 feet to a point in a steel monument found at an "L" corner;

THENCE North 45 degrees 00 minutes 00 seconds West a distance of 2.50 feet to a point in a steel monument found at an "L" corner;

THENCE North 44 degrees 48 minutes 00 seconds East continuing with said right-of-way line of Federal Street a distance of 111.83 feet to the Point of Beginning and containing 59,283 square feet or 1.361 acres of land more or less.

         TRACT TWO (NON-EXCLUSIVE LICENSE FOR SUB-SURFACE UTILIZATION)

Estate created pursuant to that grant of a non-exclusive private license to Atlantic Richfield Company by the City of Dallas pursuant to City of Dallas Ordinance No. 21356, passed October 12, 1992, a certified copy of which appears of record in Volume 92242, Page 6253, Deed Records, DALLAS County, Texas, in and to the following described parcels of land, to-wit:

PARCEL A

BEING all that certain lot, tract or parcel of land lying and being situated in the City and County of DALLAS, Texas, more particularly described as follows:

BEING a part of Bryan Street as dedicated by BULLINGTON'S ADDITION, according to the map or plat thereof recorded in. Volume 32, Page 83, of the Deed Records of DALLAS County, Texas, and a part of the land acquired by the City of Dallas for the widening of said Bryan Street by deed recorded in Volume 1661, Page 356 of said Deed Records, and being more particularly described as follows:

BEGINNING at a point on the northwest line of Bryan Street as established by the City of Dallas by Ordinance No. 16679, said point being 63.64 feet northeastward along said northwest line from its intersection with the northeast line of Bullington Plaza (formerly Bullington Street);

THENCE in a northeasterly direction along said northwest line, a distance of
26.85 feet to a point for corner;

THENCE deflect right 120 degrees 00 minutes and in a southeasterly direction, a distance of 65.07 feet to a point on the curving southeast line of Bryan Street as established by the City of Dallas by Ordinance No. 14461;

THENCE deflect right 61 degrees 59 minutes 47 seconds from the last described course to the tangent of said curving southeast line and in a southwesterly direction curving to the left through a central angle of 4 degrees 42 minutes 10 seconds and a radius of 527.96 feet, an arc distance of 47.03 feet to a point for corner;

THENCE deflect right 122 degrees 42 minutes 23 seconds from the tangent of the last described curve and in a northwesterly direction, a distance of 25.99 feet to a point for corner;

THENCE deflect right 60 degrees 00 minutes and in a northeasterly direction, a distance of 20.00 feet to a point for corner;

THENCE deflect left 60 degrees 00 minutes and in a northwesterly direction, a distance of 39.42 feet to the PLACE OF BEGINNING and CONTAINING approximately 1949 square feet of land.

  PARCEL B

BEING a part of Federal Street (formerly Cottage Lane) as dedicated by BULLINGTON'S ADDITION, according to the map or plat thereof recorded in Volume 32, Page 83, of the Deed Records of DALLAS County, Texas, and being adjacent to Block 237, Official City of Dallas numbers, and being more particularly described as follows:

BEGINNING at a point on the southeast line of Federal Street, 94.75 feet northeastward along same from its intersection with the northeast line of Bullington Plaza (formerly Bullington Street);

THENCE in a northeasterly direction along said southeast line, a distance of
55.25 feet to an offset in said southeast line of Federal Street;

THENCE deflect left 89 degrees 48 minutes and in a northwesterly direction, a distance of 2.50 feet to a point for corner;

THENCE deflect right 89 degrees 48 minutes and in a northeasterly direction along said southeast line of Federal Street, a distance of 54.25 feet to a point for corner;

THENCE deflect left 89 degrees 48 minutes and in a northwesterly direction, a distance of 6.40 feet to a point for corner;

THENCE deflect left 90 degrees 00 minutes and in a southwesterly direction, a distance of 109.50 feet to a point for corner;

THENCE deflect 90 degrees 00 minutes left and in a southeasterly direction, a distance of 9.28 feet to the PLACE OF BEGINNING and CONTAINING approximately 860 square feet of land.

  PARCEL C

BEING a part of Federal Street (formerly Cottage Lane) as dedicated by BULLINGTON'S ADDITION, according to the map or plat thereof recorded in Volume 32, Page 83 of the Deed Records of DALLAS County, Texas, and being adjacent to Block 237, Official City of Dallas numbers, and being more particularly described as follows:

BEGINNING at a point in the southeast line of Federal Street, 13.08 feet southwestward along same from its intersection with the southwest line of Ervay Street;

THENCE in a Southwesterly direction along said southeast line, a distance of
37.00 feet to a point for corner;

THENCE deflect right 90 degrees 12 minutes and in a northwesterly direction, a distance of 0.38 feet to a point for corner;

THENCE deflect right 90 degrees 00 minutes and in a northeasterly direction, a distance of 37.00 feet to a point for corner;

THENCE deflect right 90 degrees 00 minutes and in a southeasterly direction, a distance of 0.25 feet to the PLACE OF BEGINNING, and CONTAINING approximately
13.1 square feet of land.

TRACT THREE


Situated in the City of Dallas, Dallas County, State of Texas, and being all of Lot 58 and part of Lot 59 of City of Dallas Block No. 230, and being the same tract of land conveyed to Atlantic Richfield by deed recorded in Volume 79002, Page 2564, Deed Records, Dallas County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at an "X" cut in concrete at the intersection of the Westerly right-of-way line of Akard Street with the Northerly right-of-way line of Patterson Avenue, said "X" maintaining the Southeast corner of said Block 230;

THENCE South 50 degrees 04 minutes 19 seconds West with said Northerly right-of-way line of Patterson Avenue and the South line of Block 230 a distance of 131.25 feet to a 1/2 inch steel rod found at the Southwest corner of said Lot 58;

THENCE North 40 degrees 32 minutes 30 seconds West with the West line of Lot 58 a distance of 164.87 feet to a 1/2 inch steel rod found at the Northwest corner of said Lot 58;

THENCE North 45 degrees 00 minutes 56 seconds East a distance of 50.02 feet to a point for corner in the face of a building wall;

THENCE South 44 degrees 57 minutes 26 seconds East with said building wall a distance of 23.36 feet to the corner of said building wall;

THENCE North 75 degrees 52 minutes 37 seconds East continuing with said face of building wall a distance of 136.57 feet to a 5/8 inch steel rod found in the said Westerly right-of-way line of Akard Street;

THENCE South 14 degrees 08 minutes 34 seconds East with said right-of-way line and the East line of said Lot 59 a distance of 96.12 feet to the POINT OF BEGINNING and containing 20,987 square feet or 0.481 acres of land more or less.

                                                                    EXHIBIT B
                           Form of Estoppel Agreement

         __________________, the _______________ of [Lessee][Lessor] hereby certifies that as of __________ (the "Certification Date"), the following is true and correct:

         (a) the Lease dated as February __, 2002 is unmodified and in force and effect [(or if there have been modifications, that the Lease is in force and effect as modified, and identifying the modification agreements];

         (b) the date to which Base Rent has been paid is _________ __, ____;

         (c) there is no default by Lessee in the payment of Base Rent or any other Rent payable to Lessor hereunder, and there is no other existing default by either party with respect to which a notice of default or notice of termination (by Lessor) has been served, [and, if there is any such default, specifying the nature and extent thereof], and, to the actual knowledge of the property or asset manager of Lessee having responsibility for the Lease and Property, and the officer to which he or she reports, there are no acts under the Lease that have occurred that would constitute a Lease Event of Default with notice, and the passage of time;

         (d) to the knowledge of the signer, there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

         (e) the term of the Lease commenced on ____________, 2002, and is scheduled to expire on ________________, 2022, unless renewed or terminated in accordance with the terms of the Lease. Pursuant to the Lease, Lessee is entitled to renew the Lease for three (3) terms of ten (10) years each.

         [(f) Lessee [and the Guarantor] is not the subject of any filing for bankruptcy or reorganization under any applicable law.]1

                                            [LESSOR/LESSEE]





                                            --------------------


---------------------------------
1        Only if Lessee is delivering estoppel certificate.





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